Execution Version CONFIDENTIAL F&PA Number 15357-01 December 4, 2025 INTER-AMERICAN INVESTMENT CORPORATION 1350 New York Avenue, N.W. Washington, D.C. 20577 U.S.A. Attention: Portfolio Management Division, Investment Operations Department ________________________________ Re: Offer Letter FPA-1/2025 Ladies and Gentlemen: The undersigned Banco de Galicia y Buenos Aires S.A., a sociedad anónima organized and existing under the laws of the Republic of Argentina (the “Company”) is pleased to submit this irrevocable offer (the “Offer FPA-1/2025”) to enter into a contractual framework. agreement with Inter-American Investment Corporation, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries (“IDB Invest”), pursuant to which IDB Invest may, from time to time, on behalf of itself and/or acting as administrator, implementing entity or sub-implementing entity, as applicable, of one or more IDB Group Fund (as defined below), or as agent of IDB acting as administrator of one or more IDB Group Fund (as defined below), extend credit to, subscribe indebtedness of, provide credit guarantees to, make purchase undertakings with respect of, or otherwise make available funds to, the Company through one or more Specified Transactions (as defined below), subject to the terms and conditions set forth in Exhibit A attached hereto (the “Offer” and once accepted pursuant to the terms hereof, the “Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Exhibit A. This Offer shall be open for an acceptance in writing by IDB Invest until 11:59 p.m. New York time on December 4, 2025, unless extended in writing for an additional period of time by the Company (“Expiration Date”), forthwith after the Expiration Date, this Offer shall automatically lose all force and effect. Upon delivery of a written letter of acceptance of the Offer by IDB Invest (the “Acceptance Letter”), on or before the Expiration Date, the Agreement shall become in full force and effect subject to the terms and conditions set forth in Exhibit A as if the parties had executed and delivered the same and shall be legally binding upon, and enforceable against, each and all of the parties and their respective successors and permitted assigns, and each and all of them shall become parties to the Agreement. The Agreement shall be deemed entered into as of the date of the Acceptance Letter delivered by IDB Invest and shall supersede any and all previous agreements and understandings, oral or written, relating to the subject matter thereof. This Offer shall be governed by, and construed in accordance with, the law of the State of New York of the U.S.A. without regard to any conflict of laws principles thereof that would result in the application of the law of any other jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any Action arising out of or relating to this Offer FPA-1/2025, subject to, and in accordance with, the provisions of Section 8.10 (Applicable Law and Jurisdiction) of Exhibit A hereto. This Offer letter and the Acceptance Letter may be executed in several counterparts, each of which is an original, and all of which together shall constitute one and the same agreement. We hereby agree that the delivery of the acceptance notice and service of all notices, writs, process and summons in any suit, action or proceeding brought in connection with this Offer may be made upon us by service to the address, and in the manner, set forth in Section 8.1 (Notices) of Exhibit A hereto. [Remainder of the page intentionally left blank]

TABLE OF CONTENTS PAGE - i - EXHIBIT A TERMS AND CONDITIONS OF THE OFFER ARTICLE 1 Definitions; Interpretation ....................................................................................................... 1 Section 1.1 Definitions ............................................................................................................ 1 Section 1.2 Interpretation ......................................................................................................... 1 Section 1.3 Business Day Adjustment ..................................................................................... 2 Section 1.4 Financial Calculations. .......................................................................................... 2 Section 1.5 IDB Invest’s Calculation or Determination Final ................................................. 2 Section 1.6 Rates ..................................................................................................................... 3 Section 1.7 Other Transactions between the Parties ................................................................ 3 ARTICLE 2 Specified Transactions ............................................................................................................ 3 Section 2.1 Purpose. Specified Transactions. .......................................................................... 3 Section 2.2 Specified Transaction Utilizations. ....................................................................... 4 Part 2: General Provisions ........................................................................................................................... 4 Section 2.3 Currency and Place of Payment. ........................................................................... 4 Section 2.4 Allocation of Partial Payments; Sharing. .............................................................. 6 Section 2.5 Default Interest ..................................................................................................... 6 Section 2.6 Taxes. .................................................................................................................... 7 Section 2.7 Suspension of Utilizations; Cancellation of Specified Transaction Commitments ........................................................................................................ 7 Section 2.8 Illegality ................................................................................................................ 8 Section 2.9 Payment of Fees, Costs and Expenses. ................................................................. 8 Section 2.10 Market Disruption ................................................................................................. 9 Section 2.11 Benchmark Replacement Setting. ....................................................................... 10 Section 2.12 Notes. .................................................................................................................. 11 ARTICLE 3 Representations and Warranties ............................................................................................ 12 Section 3.1 Representations and Warranties .......................................................................... 12 Section 3.2 Acknowledgment and Warranty ......................................................................... 14 Section 3.3 Other Representations and Warranties ................................................................ 14 ARTICLE 4 Conditions Precedent ............................................................................................................ 14 Section 4.1 Conditions Precedent to each Utilization under a Specified Transaction. .......... 14 ARTICLE 5 Covenants .............................................................................................................................. 14

- ii - Section 5.1 Affirmative Covenants ........................................................................................ 14 Section 5.2 Negative Covenants ............................................................................................ 16 Section 5.3 Information ......................................................................................................... 18 Section 5.4 Environmental and Social ................................................................................... 19 Section 5.5 Continuing Covenants. ........................................................................................ 19 Section 5.6 Other Covenants ................................................................................................. 19 ARTICLE 6 Events of Default................................................................................................................... 20 Section 6.1 Events of Default ................................................................................................ 20 Section 6.2 Remedies ............................................................................................................. 21 ARTICLE 7 Policy Section ....................................................................................................................... 21 Section 7.1 Policy Requirements. .......................................................................................... 21 Section 7.2 Policy Events; Remedies. ................................................................................... 22 ARTICLE 8 Miscellaneous ........................................................................................................................ 22 Section 8.1 Notices. ............................................................................................................... 22 Section 8.2 English Language ............................................................................................... 23 Section 8.3 Indemnity; Waiver of Consequential Damages. ................................................. 23 Section 8.4 Successors and Assigns. ..................................................................................... 23 Section 8.5 Counterparts ........................................................................................................ 24 Section 8.6 Disclosure of Information. .................................................................................. 24 Section 8.7 Amendment ......................................................................................................... 24 Section 8.8 Savings of Rights; Remedies; No Waiver. ......................................................... 24 Section 8.9 Severability ......................................................................................................... 25 Section 8.10 Applicable Law and Jurisdiction. ....................................................................... 25 Section 8.11 Set-Off ................................................................................................................ 26 Section 8.12 Entire Agreement ................................................................................................ 26 Section 8.13 No Third-Party Beneficiary. ............................................................................... 26 Section 8.14 Independent Parties. ............................................................................................ 26 Section 8.15 Survival ............................................................................................................... 26 Section 8.16 Term of Agreement ............................................................................................. 27

CONFIDENTIAL F&PA No. 15357-01 - iii - ANNEXES, SCHEDULES AND EXHIBITS ANNEXES: ANNEX 1: SHAREHOLDERS ANNEX 2: DEFINITIONS ANNEX 3: FINANCIAL COVENANTS SCHEDULES: SCHEDULE 1: LIST OF EXCLUDED ACTIVITIES EXHIBITS: EXHIBIT 1: FORM OF COMPANY’S SERVICE OF PROCESS LETTER EXHIBIT 2: FORM OF COMPANY’S CERTIFICATE OF INCUMBENCY AND AUTHORITY EXHIBIT 3: FORM OF COMPANY’S ANNUAL CERTIFICATE EXHIBIT 4: FORM OF AUDITOR’S ANNUAL CERTIFICATE EXHIBIT 5: FORM OF COMPANY’S QUARTERLY CERTIFICATE EXHIBIT 6: EXHIBIT 7: FORM OF SUPPLEMENT ANNEX FORM OF ACCESSION AGREEMENT

CONFIDENTIAL F&PA No. 15357-01 FRAMEWORK AND POLICY AGREEMENT FRAMEWORK AND POLICY AGREEMENT (this “Agreement”), dated December 4, 2025 (the “Effective Date”), between: (1) BANCO DE GALICIA Y BUENOS AIRES S.A., a financial institution organized and existing under the laws of the Republic of Argentina (the “Company”); and (2) INTER-AMERICAN INVESTMENT CORPORATION, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries (“IDB Invest” and, together with the Company, the “Parties”). RECITALS (A) WHEREAS, IDB Invest and the Company desire to establish a contractual framework pursuant to which IDB Invest may, from time to time, on behalf of itself and/or acting as administrator, implementing entity or sub-implementing entity, as applicable, of one or more IDB Group Funds (as defined below), or as agent of IDB acting as administrator of one or more IDB Group Funds (as defined below), extend credit to, subscribe indebtedness of, provide credit guarantees to, make purchase undertakings with respect of, or otherwise make available funds to, the Company through one or more Specified Transactions (as defined below). (B) WHEREAS, IDB Invest has adopted certain policy requirements and provisions for its transactions and requires the Company to agree to adhere to such policy requirements and provisions, which are set forth in this Agreement, as a condition for IDB Invest to enter into any Specified Transaction with the Company. (C) NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and promises set forth in this Agreement and in the other Financing Documents (as defined below), and in reliance upon the representations and warranties set forth herein and therein, the Parties hereby agree as follows: ARTICLE 1 DEFINITIONS; INTERPRETATION Section 1.1 Definitions. (i) Capitalized terms used herein and in any other Financing Document have the meanings provided in Annex 2 (Definitions). Notwithstanding the foregoing, a Specified Transaction Document may modify or amend one or more terms as defined in this Agreement for the Specified Transaction being contemplated thereunder; provided, however, that any such modifications or amendments shall not modify or amend this Agreement or any other Financing Document and shall solely and exclusively apply in respect of such Specified Transaction Document and for the Specified Transaction being contemplated therein. (ii) In the event of any conflict between any provision contained in this Agreement and any provision contained in a Specified Transaction Document, the provision contained in such Specified Transaction Document shall, solely and exclusively for the Specified Transaction being contemplated therein, govern and prevail. Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires: (i) headings are for convenience only and do not affect its interpretation;

CONFIDENTIAL F&PA No. 15357-01 - 2 - (ii) singular terms include the plural and vice versa, and each gender includes all genders; (iii) a reference to a document includes any amendment or supplement to, or replacement, novation or modification of, that document unless made in breach of this Agreement; (iv) the term “including” means “including without limitation”; (v) a reference to “IDB Invest” means IDB Invest acting in its own capacity and/or acting as administrator, implementing entity or sub-implementing entity of any IDB Group Fund(s), as applicable; (vi) phrases such as “satisfactory to IDB Invest,” “approved by IDB Invest,” “acceptable to IDB Invest” and phrases of similar import mean IDB Invest can act and/or make the relevant determination in its sole discretion; (vii) phrases such as “as IDB Invest may reasonably require” or “as IDB Invest may reasonably request” and phrases of similar import authorize and permit IDB Invest to act or decline to act in its reasonable discretion; (viii) in respect of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; (ix) references to “knowledge,” “know” and “known” shall mean knowledge after due inquiry; and (x) a reference to any “Participant” means that Person solely in its capacity as a Participant pursuant to a Participation Agreement and not in any other capacity (whether as a provider of services to the Company or otherwise). Section 1.3 Business Day Adjustment. If a payment is due on a date that is not a Business Day, such payment shall instead be due on the next succeeding Business Day. Interest, fees and charges (if any) thereon shall continue to accrue until the date such payment is made. Section 1.4 Financial Calculations. 1.4.1 All financial calculations under any Financing Document shall be determined in accordance with the Accounting Principles and, except as otherwise required by this Agreement, shall be based on the Company’s most recently issued quarterly Financial Statements furnished to IDB Invest under Section 5.3.2 (Audited Quarterly Financial Statements); except in respect of the last quarter of a Financial Year, where IDB Invest may opt to use the audited Financial Statements for the relevant Financial Year. 1.4.2 Where it is necessary to convert any amount from one (1) currency to another, IDB Invest shall determine the rate of exchange, except where Applicable Law mandates the use of a specific exchange rate for particular purposes (such as certain tax calculations or central bank requirements), in which case such mandatory rate shall apply. 1.4.3 Any material adverse change in the Company’s financial condition that occurs following the period covered by the Financial Statements used to make the relevant financial calculations shall be taken into account in making those calculations. Section 1.5 IDB Invest’s Calculation or Determination Final. The calculation or determination by IDB Invest of any amount pursuant to any Financing Document, compliance with the Financial Covenants and IDB Invest’s internal records regarding payments made on account of the Obligations shall be final and conclusive absent

CONFIDENTIAL F&PA No. 15357-01 - 3 - manifest error which is demonstrated by the Company; provided that the failure of IDB Invest to maintain such accounts or any error therein shall not affect the Company’s obligations under this Agreement or any other Financing Documents. IDB Invest shall not have any liability of any nature whatsoever as a result of any determination made by IDB Invest being proved to involve any error. Section 1.6 Rates. IDB Invest may select information sources or services in its reasonable discretion to ascertain any Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement or any other Financing Document, and shall have no liability to the Company or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 1.7 Other Transactions between the Parties. For the avoidance of doubt, (i) any credit, indebtedness, credit guarantee, purchase undertaking, or otherwise any transaction that has been entered into by and between IDB Invest and the Company prior to the Effective Date shall be subject to the terms and conditions set forth in the relevant documents entered into by and between IDB Invest and the Company for the purpose thereof and shall not be subject to the terms and conditions set forth in this Agreement, and (ii) IDB Invest and the Company may, from time to time after the Effective Date, enter into one or more transactions unrelated to this Agreement and the transactions contemplated hereby and whereby the terms and conditions of this Agreement shall not apply. ARTICLE 2 SPECIFIED TRANSACTIONS PART 1: PURPOSE Section 2.1 Purpose. Specified Transactions. 2.1.1 This Agreement shall constitute the governing framework of each Specified Transaction entered into pursuant to a Specified Transaction Document executed by and between the Parties. 2.1.2 IDB Invest may, in its sole discretion, from time to time enter into one or more Specified Transactions with the Company, acting (i) in its own capacity, and/or (ii) as administrator, implementing entity or sub-implementing entity, as applicable, and on behalf of any IDB Group Fund(s). The agreement of the Parties with respect to any Specified Transaction shall be documented in a Specified Transaction Document which shall contain specific terms and conditions applicable to the relevant Specified Transaction (in addition to those set forth in this Agreement) and be executed by the Parties on an agreed upon date (any such date, a “Specified Transaction Date”). 2.1.3 To the extent that IDB Invest is entering into a Specified Transaction in whole or in part acting administrator, implementing entity or sub-implementing entity, as applicable, on behalf of any IDB Group Fund(s), this may be evidenced in the relevant Specified Transaction Document. The IDB Group Funds on behalf of which IDB Invest may, from time to time, enter into one or more Specified Transactions, shall benefit in full, for the purposes of such Specified Transactions, from the terms and conditions hereof and from any and all rights that IDB Invest may have as provided for in this Agreement and all other Financing Documents as if IDB Invest had entered into this Agreement and all other Financing Documents in its own capacity. 2.1.4 In IDB Invest’s sole discretion, one or more Specified Transactions may be co-financed by IDB Invest together with one or more third-party creditors. To the extent that such Specified Transaction is co- financed with one or more third-party creditors, this may be evidenced in the relevant Specified Transaction

CONFIDENTIAL F&PA No. 15357-01 - 4 - Document or in any other Financing Document, as applicable for the relevant Specified Transaction. Notwithstanding anything in any other Financing Document to the contrary, no third-party creditor co- financing a Specified Transaction shall have any rights under or pursuant to this Agreement nor any provisions hereunder. 2.1.5 [Reserved]. 2.1.6 IDB Invest may also, upon consultation with the Company, from time to time, issue one or more Participations in respect of a Specified Transaction to one or more Participants, on the terms provided in one or more B Loan Supplements or similar documents and the related Participation Agreements. 2.1.7 THE COMPANY HEREBY AGREES AND ACKNOWLEDGES THAT EXECUTION OF THIS AGREEMENT DOES NOT CONSTITUTE A COMMITMENT BY OR OBLIGATION OF IDB INVEST TO EXTEND CREDIT, SUBSCRIBE INDEBTEDNESS, PROVIDE CREDIT GUARANTEES OR OTHERWISE MAKE AVAILABLE FUNDS TO THE COMPANY AND THAT EACH SPECIFIED TRANSACTION DOCUMENT SHALL SPECIFY THE TERMS AND CONDITIONS PURSUANT TO WHICH IDB INVEST MAY ENTER INTO SUCH SPECIFIED TRANSACTION AND FUND OR UNDERTAKE ANY OBLIGATIONS THEREUNDER. Section 2.2 Specified Transaction Utilizations. 2.2.1 Upon execution of the Specified Transaction Document for a Specified Transaction, and subject to the terms and conditions set forth in this Agreement, the Specified Transaction Document and any other relevant Financing Documents, the Company shall have the right to deliver a Utilization Request to IDB Invest in the manner, amount, date, other terms and conditions and as otherwise set forth in the Specified Transaction Document. 2.2.2 To the extent that, with respect to a Specified Transaction, IDB Invest, (a) acts on behalf of any IDB Group Fund(s), (b) co-finances such Specified Transaction together with one or more third-party creditors, and/or (c) issues one or more Participations in respect of the Specified Transaction to one or more Participants, then IDB Invest shall not be obligated to make any Utilization pursuant to a Utilization Request unless and until the relevant IDB Group Fund(s), if any, the relevant Participant(s), if any, and any other third-party creditors (to the extent applicable under the relevant Specified Transaction Document), if any, shall have made available, in immediately available funds, their proportionate share of such Utilization. 2.2.3 Notwithstanding any other provision of this Agreement or any other Financing Document, IDB Invest shall have no obligation to make any Utilization pursuant to any Specified Transaction if a related transfer of funds in furtherance thereof would violate any Applicable Law or the AML/CFT policies, procedures or controls of IDB Invest, any IDB Group Fund, if applicable, any third-party creditor, if applicable, any Participant, if applicable, or any financial institution that is involved in the transfer of funds. PART 2: GENERAL PROVISIONS Section 2.3 Currency and Place of Payment. 2.3.1 Payments of (a) all Obligations under this Agreement shall be made in Dollars, in immediately available funds, to the Framework Receipt Account, and (b) all Obligations under each Specified Transaction shall be made in the Specified Currency for such Specified Transaction, in immediately available funds, to IDB Invest at the relevant Receipt Account and at the time(s) set forth in the relevant Specified Transaction Document. IDB Invest may deem any payment received after that time to have been made on the next Business Day.

CONFIDENTIAL F&PA No. 15357-01 - 5 - 2.3.2 The payment obligations of the Company under this Agreement and all other Financing Documents shall be discharged only to the extent that (and as of the date when) the relevant amounts are received in the relevant Receipt Account in the relevant currency, as set forth in Section 2.3.1, notwithstanding any other tender or payment (including by way of recovery under a judgment). Notwithstanding the foregoing and Section 2.3.1, IDB Invest may require the Company to pay (or to reimburse IDB Invest) in any other currency for any amounts payable under Section 2.6 (Taxes) and Section 2.9 (Payment of Fees, Costs and Expenses), to the extent such amounts are payable in such other currency. Accordingly, the Company shall pay such additional amount as is necessary to enable IDB Invest to receive, after conversion to the Specified Currency or Dollars, as applicable, and transfer to the relevant Receipt Account, the full amount due to IDB Invest under this Agreement and all other Financing Documents. 2.3.3 The Company acknowledges that (a) the financing facilities to be provided under this Agreement and under the relevant Specified Transaction Documents are cross-border transactions, and (b) any and all payments to be made by the Company under this Agreement and under any Specified Transaction Document granted in a Specified Currency other than Local Currency, shall be made exclusively in Dollars or such Specified Currency other than Local Currency in accordance with Section 765 of the Argentine Civil and Commercial Code (as amended by the Argentine Decree of Necessity and Urgency No. 70/2023). The Company irrevocably waives, to the fullest extent permitted by Applicable Law, (i) any right arising from the invalidity, ineffectiveness, or unconstitutionality of the Argentine Decree of Necessity and Urgency No. 70/2023 or any other right it may have in any jurisdiction to pay any amount under this Agreement or any Specified Transaction Document in a currency or currency unit other than that in which it is expressed to be payable thereunder, (ii) the right to invoke any defense of impossibility of payment (including any defense under Section 1091 of the Argentine Civil and Commercial Code and related provisions), impossibility of paying in Dollars or any Specified Currency other than Local Currency (assuming liability for any force majeure or act of God), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles, impossibility to comply with the obligations under Section 1732 and related provisions of the Argentine Civil and Commercial Code, "onerosidad sobreviniente", "lesión enorme", "suspensión de cumplimiento" or "abuso del derecho" under Section 10 of the Argentine Civil and Commercial Code). Nothing in this Agreement or any Financing Document shall entitle the Company to refuse to make payments hereunder in Dollars or under the relevant Specified Transaction Document in the relevant Specified Currency other than Local Currency for any reason or due to any circumstance whatsoever, including, without limitation, any of the following: (i) the purchase of Dollars or such Specified Currency other than Local Currency in the Company’s Country by any means becoming more onerous or burdensome for the Company than as of the Effective Date; and (ii) the exchange rate in force in the Company’s Country increasing significantly from that in effect as of the Effective Date. 2.3.4 The Company hereby assumes the risk of, and takes liability for, any present or future circumstance (including circumstances that may constitute events of force majeure) that may (i) affect the Argentine Foreign Exchange Market or any methods for obtaining Dollars or such Specified Currency other than Local Currency, or (ii) prevent or make more burdensome the acquisition or transfer out of the out of the Company’s Country for the payment of the then-due amount in Dollars or such Specified Currency other than Local Currency under this Agreement or any other Financing Document. 2.3.5 The Company agrees that, should there be any restriction (including any requirement to secure the prior authorization from the Argentine Central Bank or of any other Authority) or prohibition to access the Argentine Foreign Exchange Market or make payments outside of the Company’s Country, the Company shall, at its own expense, obtain the required amount of Dollars or such Specified Currency other than Local Currency to pay the relevant amount, to the extent permitted by Applicable Law, through (i) the purchase of any public or private bond or tradable debt or equity security listed in the Company’s Country and denominated in Dollars, and the transfer and sale of the same out of the Company’s Country for the payment of the then-due amount in Dollars and, if applicable, the conversion of such Dollars to such Specified Currency other than Local Currency; (ii) the purchase of the due amount in Dollars or such Specified

CONFIDENTIAL F&PA No. 15357-01 - 6 - Currency other than Local Currency in any market in which it may be purchased, with any legal tender; (iii) the application of free available Dollars o such Specified Currency other than Local Currency held by the Company on deposit with an institution out of the Company’s Country to the full satisfaction of IDB Invest; or (iv) any other lawful mechanism for the acquisition of Dollars or such Specified Currency other than Local Currency. Any payment obligations shall only be discharged upon the receipt by IDB Invest of the full payment of all such payment obligations, in Dollars or such Specified Currency other than Local Currency. Interest shall continue to accrue as specified in this Agreement and the Financing Documents on any amounts that are not paid on the due date therefor as a result of the Company or any other entity’s entering into or consummating any transaction to obtain Dollars or such Specified Currency other than Local Currency to make any required payment hereunder or any other Financing Document and such shall continue to accrue until full payment of such amount due is made to IDB Invest. 2.3.6 The Company shall pay any Tax, fees, costs, expenses and other amounts payable under Section 2.6 (Taxes) and Section 2.9 (Payment of Fees; Costs and Expenses) in the currency in which they are payable required for obtaining Dollars by the Company. Section 2.4 Allocation of Partial Payments; Sharing. 2.4.1 If IDB Invest at any time receives under, or in connection with, any Specified Transaction or any document related thereto (including through realization on any security, if applicable) less than the full amount then due in respect of the Obligations owed under such Specified Transaction, such amount shall be allocated in the following order: (i) To the extent that any Specified Transaction is entered into by IDB Invest in its own capacity: (a) payment of any Fixed Rate Termination Amounts, if any; (b) payment of Costs; (c) payment of fees in respect of the applicable Specified Transaction; (d) payment of default interest; (e) payment of ordinary interest on each Utilization made under the applicable Specified Transaction; and (f) payment of principal of each Utilization made under such Specified Transaction; (ii) To the extent that, with respect to any Specified Transaction (A) IDB Invest is acting as an agent or administrator, as applicable, on behalf of any IDB Group Fund(s), or (B) there is any B Loan: (1) first, for the payment of any fees in respect of such Specified Transaction (other than any Fixed Rate Termination Amounts, if any), and (2) second, pro rata among each Utilization made under such Specified Transaction in proportion to their respective principal amounts outstanding in the following order, as applicable: (a) Fixed Rate Termination Amounts, if any; (b) Costs; (c) default interests; (d) ordinary interest; and (e) principal. Section 2.5 Default Interest. 2.5.1 Without prejudice to any other remedy available under the Financing Documents, if the Company fails to pay any Obligation when due (including upon acceleration), then the Company shall pay default interest on the unpaid amount, as follows: Overdue principal due under a Specified Transaction Document 2% per annum Overdue interest accrued under a Specified Transaction Document A rate equal to the sum of (i) 2%, plus (ii) a percentage equal to the applicable Interest Rate at such time, per annum. All other overdue Obligations 10% per annum

CONFIDENTIAL F&PA No. 15357-01 - 7 - For the avoidance of doubt, default interest in respect of overdue principal shall be in addition to the scheduled interest payable thereon pursuant to relevant Specified Transaction Document. 2.5.2 The applicable default interest rate shall accrue from the date an Obligation is due until the date it is paid and interest so accrued shall be due and payable on the earlier of (i) the date of demand by IDB Invest, and (ii) if such Obligation refers to a Specified Transaction, the next Interest Payment Date of such Specified Transaction. Should such default interest exceed the maximum allowed by Applicable Law, the maximum interest rate allowed by Applicable Law shall apply. Section 2.6 Taxes. 2.6.1 The Company shall timely pay or cause to be paid (i) all Taxes and other liabilities arising in connection with the payment of any amounts under any Financing Documents (other than any Taxes on net income), including any payments made by IDB Invest to a Participant under a Participation Agreement, and (ii) all Other Taxes. 2.6.2 All payments by the Company under any Financing Document shall be made free and clear of, and without deduction or withholding for, any Taxes. If the Company is required by Applicable Law or otherwise to deduct or withhold any Taxes from any such payment, then the amount payable shall be increased as necessary so that IDB Invest receives the full amount it would have received had no such deduction or withholding been required. The Company shall pay the full amount of any deduction or withholding when due to the relevant Authority and provide evidence to IDB Invest of such payment. Section 2.7 Suspension of Utilizations; Cancellation of Specified Transaction Commitments. In respect of any Specified Transactions in which IDB Invest provides a Specified Transaction Commitment: 2.7.1 (a) If (i) any mandatory prepayment, repayment, repurchase, retirement, exchange, discharge, redemption, defeasance or similar event resulting from a Change of Control or an Unauthorized Share Transaction has occurred or any Event of Default has occurred and is continuing, (ii) the Company’s Country ceases to be an IDB Invest Member, or (iii) a circumstance described in Section 2.8 (Illegality) arises, then, by notice to the Company, IDB Invest may cancel all or any portion of the undisbursed amount of the Specified Transaction Commitments under all or the affected Specified Transactions or suspend the Company’s right to issue further Utilization Requests under all or the affected Specified Transactions (for such period and on such conditions as IDB Invest determines); and (b) if the maximum aggregate number of Utilization Requests permitted pursuant to the relevant Specified Transaction Document has been achieved, then, by notice to the Company, IDB Invest may cancel all or any portion of the undisbursed amount of the Specified Transaction Commitments for such Specified Transaction or suspend the Company’s right to issue further Utilization Requests for such Specified Transaction (for such period and on such conditions as IDB Invest determines). 2.7.2 If any amount of the Specified Transaction Commitments is not made available as of the applicable commitment termination date set forth in the relevant Specified Transaction Document, such amount shall be automatically cancelled. 2.7.3 For any given Specified Transaction, the Company may, by notice to IDB Invest, irrevocably request IDB Invest to cancel all or any portion of the amount of the Specified Transaction Commitments that has not been made available (on a pro rata basis) in the amount and on the date specified in such notice (provided that such date is at least five (5) Business Days (i) after the date of the notice and (ii) prior to the next succeeding Interest Payment Date of such Specified Transaction). IDB Invest will cancel the requested amount on such date subject to the Company having paid the amounts then payable pursuant to Section

CONFIDENTIAL F&PA No. 15357-01 - 8 - 2.9.2 (Expenses) and any other amounts then due and payable to IDB Invest hereunder or under any Financing Document. 2.7.4 Upon cancellation of any Specified Transaction Commitments pursuant to Section 2.7.1 or Section 2.7.2, the Company shall pay to IDB Invest, (i) no later than five (5) Business Days after the occurrence of such cancellation if the cancellation is in full or (ii) the next Interest Payment Date for the relevant Specified Transaction if such cancellation is a partial cancellation, all fees, Costs and other Obligations (other than outstanding principal of and interest not then due on the Obligations in respect of the relevant Specified Transaction) accrued through the date of full payment of amounts due, whether or not otherwise then due and payable. 2.7.5 Any commitment fees charged with respect to a Specified Transaction shall continue to accrue and be payable during any suspension of the Company’s right to issue Utilization Requests pursuant to this Section 2.7 (unless such suspension is a result of the circumstance described in clause (a)(ii) of Section 2.7.1) but, as of the effective date of any cancellation of the Specified Transaction Commitments, shall cease to accrue with respect to the amount cancelled. 2.7.6 Any cancelled portion of the Specified Transaction Commitments shall not be reinstated, disbursed, subscribed, issued or otherwise made again available to the Company. 2.7.7 For the avoidance of doubt, this Section 2.7 shall not be applicable to Specified Transactions (or any portion thereof) that are “uncommitted” pursuant to the relevant Specified Transaction Documents and where therefore IDB Invest has not provided a Specified Transaction Commitment thereunder. Section 2.8 Illegality. If any Change in Law makes it unlawful for IDB Invest, any IDB Group Fund or any Participant, as applicable, to fund, make or maintain a Utilization pursuant to a Specified Transaction or any Participation thereunder, or any portion thereof, (i) the unfunded or unsubscribed portion of any Specified Transaction Commitments affected by the Change in Law shall terminate, and (ii) the Company shall, within five (5) Business Days of receipt of notice thereof from IDB Invest, prepay or redeem in full the relevant portion of the Obligations that IDB Invest advises are so affected, including all amounts provided for herein and in the relevant Specified Transaction Document (together with any default interest, losses or any other additional costs incurred by IDB Invest, any IDB Group Fund or any Participant, as applicable, until such prepayments or redemptions are made in full as set forth in the relevant Specified Transaction Document); provided that no prepayment fee will apply with respect to the affected portion of the Obligations prepaid pursuant to this Section 2.8 (Illegality). Section 2.9 Payment of Fees, Costs and Expenses. 2.9.1 Fees. The Company shall pay to IDB Invest the fees set forth in one or more Fee Letters or other Financing Documents entered into from time to time by and between the Company and IDB Invest in connection with a Specified Transaction. 2.9.2 Expenses. The Company shall pay to IDB Invest, or as IDB Invest may direct: (i) the out-of-pocket expenses (including travel and subsistence expenses) and the fees and expenses of IDB Invest’s legal counsels and consultants (if applicable) incurred in connection with: (a) the Financing Documents, including the preparation, negotiation, registration, amendment, waiver or management of the Financing Documents and the fees and expenses of the notary public in the Company’s Country regarding the certification and authentication of the signatures and capacities of the signatories of the parties to the Financing Documents, (b) the use of “Debt Domain” or any similar electronic transmission system, (c) any action to preserve or enforce IDB Invest’s rights and remedies in relation to any Default or Event of Default or any prepayment, repayment, repurchase, retirement, exchange, discharge, redemption, defeasance or similar event resulting from a Change of Control or an Unauthorized Share Transaction; and (d) if applicable, the fees and expenses of the notary public in the Company’s Country in relation to the creation,

CONFIDENTIAL F&PA No. 15357-01 - 9 - perfection and maintenance of any Lien under the Security to be created in favor of IDB Invest and the release of any Security following repayment in full of the Obligations; and (ii) if applicable, expenses incurred in connection with IDB Invest’s annual supervision review, payable upon receipt of a statement of those expenses from IDB Invest. 2.9.3 Increased Costs. On each applicable Interest Payment Date for a Specified Transaction, the Company shall pay, in addition to any other amounts then due, the amount that IDB Invest from time to time notifies to the Company as being the Increased Costs in connection with such Specified Transaction accrued and unpaid prior to such Interest Payment Date. 2.9.4 Other Costs. (i) The Company shall pay to IDB Invest (x) to the extent the Interest Rate for any Specified Transaction is a Fixed Rate, the Fixed Rate Termination Amount, and (y) the amount of any Costs notified by IDB Invest to the Company as incurred by IDB Invest, any IDB Group Fund, or any Participant, as applicable, pursuant to any Financing Document, in connection with: (a) any cancellation of any portion of any Specified Transaction Commitments; (b) the Company’s failure to (1) pay any Obligation on the due date thereof, (2) incur indebtedness in accordance with any Utilization Request, or (3) make any payment pursuant to any notice of voluntary prepayment or mandatory prepayment, repayment, repurchase, retirement, exchange, discharge, redemption, defeasance or similar event made under a Specified Transaction Document resulting from a Change of Control or an Unauthorized Share Transaction; (c) in the case of any Specified Transaction which bears interest at a Variable Rate, prepaying, repaying or redeeming any amount of the Obligations due thereunder on a date other than an Interest Payment Date of such Specified Transaction (including as a result of an Event of Default); and (d) in the case of any Specified Transaction which bears interest at a Fixed Rate, prepaying, repaying or redeeming any amount of the Obligations due thereunder on a date other than the scheduled repayment date for such amount. Payment of amounts due under this Section 2.9.4 shall be made by the Company within five (5) Business Days of receipt of notice thereof (together with any default interest, losses or any other additional costs incurred by IDB Invest, any IDB Group Fund or any Participant, as applicable, during such five (5) Business Day period). (ii) If the Company prepays, repays or redeems any amount of Obligations owed under a Specified Transaction on a date other than an Interest Payment Date of such Specified Transaction, then the Company shall pay to IDB Invest, the relevant IDB Group Fund(s), as applicable, or the relevant Participant(s), as applicable, in addition to the amounts payable by the Company under clause (i) of this Section 2.9.4, the amount determined by IDB Invest, such IDB Group Fund(s) or such Participants as the difference, if any, between (a) the amount of interest that would have accrued on the principal amount of the Obligations owed under such Specified Transaction had such prepayment, repayment or redemption not occurred at the Interest Rate then applicable to such Specified Transaction for the remainder of the Interest Period during which the relevant prepayment, repayment or redemption is made, and (b) the amount of interest that IDB Invest, the relevant IDB Group Fund(s), as applicable, and the relevant Participant(s), as applicable, would earn on such repaid principal amount for the remainder of such Interest Period if such principal amount were invested for such remaining period at the interest rate that would be bid to IDB Invest, the relevant IDB Group Fund(s), and the relevant Participant(s), as applicable, by IDB Invest in its sole discretion. Section 2.10 Market Disruption. With respect to any Specified Transaction that, in accordance with its Specified Transaction Document, utilizes a Variable Rate:

CONFIDENTIAL F&PA No. 15357-01 - 10 - 2.10.1 If IDB Invest determines (on its own or at the request of the Required Participants with respect to any Utilization) that, at any time (if the Benchmark utilized to determine such Variable Rate is not a term rate), or for any Interest Period (if the Benchmark utilized to determine such Variable Rate is a term rate), as applicable as set forth in the relevant Specified Transaction Document, the Benchmark utilized to determine such Variable Rate (i) will not adequately reflect the cost of making, funding or maintaining any Utilizations made under a Specified Transaction or (ii) subject to Section 2.11 (Benchmark Replacement Setting), cannot be determined by IDB Invest pursuant to the definition thereof (each of the foregoing, a “Market Disruption Event”), then the Market Disruption Base Rate, as notified by IDB Invest to the Company, shall apply to the affected Utilizations for the purposes of determining the Variable Rate for any day or for each Interest Period, as applicable, in place of the Benchmark. Any Market Disruption Base Rate applied pursuant to this Section 2.10.1 shall cease to be used in place of the Benchmark, (A) for any day or Interest Period, as applicable, that begins after IDB Invest notifies the Company that the Market Disruption Event no longer exists, or (B) if an agreement is reached between IDB Invest and the Company during the Rate Setting Period, as described in Section 2.10.2(ii). 2.10.2 (i) Upon the occurrence of a Market Disruption Event under Section 2.10.1, IDB Invest, any IDB Group Fund, if applicable, and any Participant, if applicable, in respect of its Participation, may elect to apply the Benchmark to determine the weighted average cost of funds of IDB Invest, such IDB Group Fund, if applicable, and the relevant Participant, if applicable, when calculating the interest rate for the Utilizations. (ii) Notwithstanding the foregoing, upon the occurrence of a Market Disruption Event, at the Company’s written request (received by IDB Invest within five (5) Business Days of the Company having been notified by IDB Invest of such Market Disruption Event), (a) IDB Invest and the Company shall enter into good- faith negotiations for a period of not more than thirty (30) days (the “Rate Setting Period”) to determine a substitute base rate of interest applicable to the Utilizations; (b) any alternative rate agreed to by IDB Invest and the Company during the Rate Setting Period apply retroactively from the first (1st) day of the affected Interest Period; and (c) if no agreement is reached between IDB Invest and the Company during the Rate Setting Period, the Company may prepay or redeem the relevant portion of the Utilizations no later than five (5) Business Days following the expiration of the Rate Setting Period. Section 2.11 Benchmark Replacement Setting. With respect to any Specified Transaction that, in accordance with its Specified Transaction Document, utilizes a Variable Rate: 2.11.1 Benchmark Replacement. Notwithstanding anything to the contrary in any Financing Document, upon the occurrence of a Benchmark Transition Event IDB Invest may amend any Financing Document to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective on the fifth (5th) Business Day in New York after IDB Invest has sent a notice of such proposed amendment to the Company or such later date as IDB Invest may specify in such notice, without any further action or consent of the Company. 2.11.2 Benchmark Administration Changes. In connection with the use, administration, adoption or implementation of a Benchmark, IDB Invest will have the right to make Benchmark Administration Changes from time to time and, notwithstanding anything to the contrary in any Financing Document, any amendments implementing such Benchmark Administration Changes will become effective upon notice to, but without any further action or consent of the Company. 2.11.3 Notices; Standards for Decisions and Determinations. IDB Invest will promptly notify the Company of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Administration Changes. Any determination, decision or election that may be made by IDB Invest pursuant to Section 2.10 (Market Disruption) or this Section 2.11 (Benchmark Replacement Setting), including any determination with respect to a tenor, rate or adjustment or the occurrence or non-occurrence

CONFIDENTIAL F&PA No. 15357-01 - 11 - of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in IDB Invest’s sole discretion. In connection with the implementation of any Benchmark Replacement and at the request of IDB Invest, the Company shall promptly provide an amendment to or replacement of any affected Note. Section 2.12 Notes. 2.12.1 Initial Notes. To the extent required under a Specified Transaction Document, to further evidence its obligation to repay all amounts owed in respect of the Specified Transaction thereunder (including, without limitation, principal, interest and any other amounts), the Company shall issue and deliver to IDB Invest, on each date a Utilization under the relevant Specified Transaction is made, a separate promissory note as required by such Specified Transaction Document and substantially in the form set forth thereunder (collectively, the “Notes”). Each Note shall (i) be issued in the principal amount of the relevant disbursement under the Specified Transaction plus compensatory interest at a fixed rate determined by IDB Invest to be applicable for the Specified Transaction on the date on which the relevant Note shall be delivered and the default interest rate provided under the relevant Specified Transaction Document, with the term for its demand extended not earlier than one (1) year after the final maturity date of the Specified Transaction, and (ii) be payable at sight on demand (a la vista) and qualifies as “pagaré a la orden, a la vista y sin protesto” under the Company’s Country Applicable Law, including Decree-Law No. 5,965/93 (as amended supplemented or otherwise modified from time to time). Each Note shall (a) be issued by the president of the board of directors or an attorney in fact of the Company with capacity and authority to act on behalf of the Company for such purposes, with the signatures and capacities of such signatories duly certified and authenticated by a notary public licensed in the City of Buenos Aires, Argentina, and (b) be identified with the phrase “Financiamiento IDB Invest-Banco Galicia” followed by a number commencing with “1” (for the first Note issued hereunder) and subsequent numbers thereafter (for any subsequent Note issued by the Company pursuant to this Agreement and the Specified Transaction) and make reference to the year of issuance of each Note. At IDB Invest’s request, from time to time, the Company shall promptly execute and deliver one (1) or more new Notes satisfactory to IDB Invest to substitute for one (1) or more Notes previously delivered hereunder if compensatory interests under the Specified Transaction are subject to a variable interest rate, in order to evidence the variation of such compensatory and default interest rates payable under the Specified Transaction covered by such Notes, appropriately completed to include the information specified in this Section 2.12.1, which new Notes shall, to the extent the Company have paid all interest accrued during the preceding interest period under the Specified Transaction, replace the Notes then in existence. Upon receipt of the new Notes referred to herein, IDB Invest shall return the Notes which have been replaced to the Company marked “cancelled”; provided however, that if the Company fails to replace such Notes evidencing the variation of the variable interest rate but has nonetheless paid all interest accrued during the preceding interest period, IDB Invest shall be entitled to retain such Notes. The issuance, execution and delivery of any Note pursuant to this Agreement and the relevant Specified Transaction Document shall not be construed as a novation hereunder or thereunder or under any other agreement between IDB Invest and the Company, and shall not affect the obligations or rights of the Company hereunder or thereunder, and the rights and claims of IDB Invest under any Note shall not replace or supersede its rights and claims hereunder or thereunder. Without prejudice to the generality of the foregoing provisions, the non-payment by the Company under a Note when due renders such Note immediately due and payable notwithstanding anything herein or therein to the contrary without any notice, demand, presentment or protest of any kind, all of which are hereby expressly waived by the Company. Neither the execution, delivery or participation of any Note, or the commencement of any judicial enforcement proceeding or exercise of any other right or remedy in connection with any Note, nor the total or partial collection of any Note shall be deemed to be a waiver of any right of IDB Invest under, or an amendment of any term or condition of, this Agreement or any other Financing Document, including with respect to the governing law thereof. The rights and claims of IDB Invest under the Notes shall not replace or supersede any rights and claims of IDB Invest under this Agreement. Payment of any part of principal or interest of any Note in accordance with the terms of this Agreement shall, to the extent that such payment

CONFIDENTIAL F&PA No. 15357-01 - 12 - if made hereunder or thereunder would discharge the Company’s obligations hereunder or thereunder in respect of the payment of principal or interest of the financing facility evidenced by such Note, discharge such obligation pro tanto and the payment of any principal or interest of such financing facility in accordance with the terms and conditions of the Specified Transaction shall discharge the obligations of the Company under the Note evidencing such financing facility to the extent of such payment. 2.12.2 Replacement Notes. Upon IDB Invest’s request at the time of the making of the last Utilization of a Specified Transaction, or upon IDB Invest’s request thereafter, the Company shall deliver to IDB Invest a Note in the total amount of all Utilizations of such Specified Transaction (including the amount of such last Utilization) to be due and payable on the applicable final maturity date of such Specified Transaction; provided that if the Company has made any payments of principal in accordance with the relevant Specified Transaction Document, then the Note shall be for the total amount due under the Specified Transaction after such payment(s) of principal are made, as calculated by IDB Invest and notified to the Company. Upon delivery to the Company of a notice from IDB Invest stating that IDB Invest shall sell, transfer, assign or otherwise dispose of its rights or obligations under this Agreement or any other Financing Document, and identifying the purchaser, assignee or transferee, the Company shall execute new Notes in favor of such purchaser, assignee or transferee satisfactory to IDB Invest against the delivery to the Company of, and as substitute for, the Notes previously delivered to IDB Invest (the “Replaced Notes”). IDB Invest and the Company shall cooperate for the prompt and contemporaneous (a) delivery of the Replaced Notes to the Company for cancellation, and (b) delivery of the new Notes to the relevant assignee in exchange for the Replaced Notes upon the effectiveness of such assignment; provided, however, that in no event shall IDB Invest be obligated to deliver to the Company any Replaced Notes unless the relevant assignee has received the new Notes in replacement. The costs, expenses and taxes associated with any exchange, replacement and issuance of new Notes in accordance with this Section will be borne exclusively by the Company. ARTICLE 3 REPRESENTATIONS AND WARRANTIES Section 3.1 Representations and Warranties. The Company represents and warrants: 3.1.1 Organization; Power and Authority. It is a financial institution (entidad financiera) duly authorized as such under the Banking Regulations and duly organized and validly existing as a corporation (sociedad anónima) under Applicable Law in the Company’s Country and has all requisite corporate or other organizational power and authority to own its Property, to conduct its business as currently conducted and to enter into, and to comply with its obligations under, each Financing Document to which it is or will be a party. 3.1.2 Enforceability. Each Financing Document to which it is a party has been duly authorized and executed by it and constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms, is in proper legal form for enforcement in the Company’s Country and all formalities required therein for its enforcement have been accomplished except as otherwise disclosed in the Specified Transaction Documents. Each Note when delivered constitutes an enforceable obligation under the Applicable Laws of the Company’s Country. 3.1.3 No Violation. The execution, delivery and performance by the Company of any Financing Document to which it is a party do not and will not contravene any Applicable Law, any Relevant Authorization, any judgment, award or agreement to which it is a party or its constitutive documents or result in the imposition of any Lien other than Permitted Liens.

CONFIDENTIAL F&PA No. 15357-01 - 13 - 3.1.4 Relevant Authorizations. It has obtained and is in compliance with all Relevant Authorizations and all Relevant Authorizations are in full force and effect, and the Company has no reason to believe that any Relevant Authorization that requires renewal will not be renewed on the same terms. 3.1.5 Compliance with Applicable Laws. It is in compliance with all Applicable Laws including, but not limited to, if applicable, Banking Regulations. 3.1.6 No Default. No Default has occurred and is continuing. 3.1.7 Litigation. No Action is pending (or, to the Company’s knowledge, threatened) and no judgment, order or award has been issued, against the Company or any of its Affiliates, in each case, that has had or could reasonably be expected, by itself or cumulatively, to have a Material Adverse Effect. 3.1.8 Financial Statements. The Company’s audited Financial Statements for the annual period and the Audited Financial Statements for the Financial Quarters delivered to IDB Invest from time to time pursuant to the Financing Documents were prepared from and are in accordance with the Company’s books and records and give a true and fair view of the Company’s financial position, including disclosure of all of its liabilities (contingent or otherwise) as of the date thereof and the results of its operations and cash flow for the period covered thereby, all in conformity with the Accounting Principles. 3.1.9 No Material Adverse Effect. Since the Company’s most recently delivered Financial Statements, nothing has occurred which has had or could reasonably be expected to have a Material Adverse Effect. 3.1.10 Ownership of Property; Liens. The Company has good, legal and valid title to (or a valid leasehold interest in) all its Property free of all Liens other than Permitted Liens up to the Permitted Liens Maximum Amount. 3.1.11 Environmental and Social Compliance. Each representation made in the corresponding E&S Representations and Warranties section of each Environmental and Social Provisions Annex is true and correct. 3.1.12 Absence of Prohibited Practices; Sanctions Lists. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf (i) has committed or engaged in any Prohibited Practice in connection with any Financing Document or any transaction contemplated by the Financing Documents, or (ii) is included on any Internationally Recognized Sanctions Lists or on the IDB Group List of Sanctioned Firms and Individuals. 3.1.13 Compliance with Laws against Money Laundering; Combating the Financing of Terrorism. The Company (i) has adopted internal policies, procedures and controls for anti-money laundering and combating the financing of terrorism (“AML/CFT”) that comply with Applicable Law and (ii) is in compliance with such policies, procedures and controls. 3.1.14 Taxes. All the Company’s Tax returns and reports required by Applicable Law to be filed have been duly and timely filed, and all Taxes imposed upon the Company, its properties and/or its income, which are due and payable or have been paid, other than Taxes which are being diligently contested in good faith and by appropriate proceedings and as to which adequate reserves are being maintained in accordance with the Accounting Principles. 3.1.15 Availability and Transfer of Foreign Currency. Argentine Foreign Exchange Regulations are currently in place in Argentina since September 1, 2019. For that reason, all the payments of interest and principal due under the Financing Documents, as the case may be, may be paid by the Company through the Argentine Foreign Exchange Market; provided that, the Company complies with (i) the specific

CONFIDENTIAL F&PA No. 15357-01 - 14 - conditions and requirements set forth in the Argentine Foreign Exchange Regulations applicable to any foreign financial indebtedness under the Loans –qualifying as such under said regulations–; (ii) the foreign assets and liability informative regimes set forth by Communication “A” 6401 of the Argentine Central Bank, as amended from time to time, and (iii) all the general requirements to access the Argentine Foreign Exchange Market, including, inter alia, the requirements set forth in Section 3.16 of the consolidated text of Foreign Exchange Regulations issued by the Argentine Central Bank, as amended from time to time. 3.1.16 Absence of Insolvency Event. No Insolvency Event has occurred and is continuing or, to the Company’s knowledge, has been threatened against the Company, and the Company has not taken any action that will result in an Insolvency Event. 3.1.17 No Immunity. Neither the Company nor any of its Property has any immunity from execution or set-off with respect to its assets, or suit with respect to its obligations, under any Financing Document. 3.1.18 Provision of Information, Etc. All written information provided by the Company to IDB Invest was, on the date provided, and continues to be, true and accurate in all material respects and not misleading in any material respect, nor was any information omitted from such information that makes the information provided misleading in any material respect, except to the extent that it was updated to IDB Invest in writing. 3.1.19 No Omissions. No representation or warranty in this ARTICLE 3 (Representations and Warranties) omits any matter the omission of which makes such representation or warranty misleading. Section 3.2 Acknowledgment and Warranty. The Company acknowledges that it makes the representations and warranties contained in Section 3.1 (Representations and Warranties) with the intention of inducing IDB Invest to enter into this Agreement and the other Financing Documents (and, if applicable, each Participant to enter into a Participation Agreement) and that IDB Invest has entered into this Agreement and the other Financing Documents (and, if applicable, each Participant has entered or will enter, as the case may be, into a Participation Agreement) on the basis of, and in full reliance upon, each such representation and warranty. Section 3.3 Other Representations and Warranties. The Company acknowledges and agrees that it may be required to make additional representations and warranties than those contained in Section 3.1 (Representations and Warranties) as a condition for the entering by IDB Invest into a Specified Transaction (and, if applicable, by Participants into a Participation Agreement), which representations and warranties shall be set forth in the relevant Specified Transaction Document. ARTICLE 4 CONDITIONS PRECEDENT Section 4.1 Conditions Precedent to each Utilization under a Specified Transaction. The making of one or more Utilizations under a Specified Transaction shall be subject to the fulfillment in form and substance, and in a manner, satisfactory to IDB Invest, of any conditions precedent agreed for such Utilization(s) as may be set forth in the Specified Transaction Document for such Specified Transaction. ARTICLE 5 COVENANTS Section 5.1 Affirmative Covenants. For as long as there is any outstanding Obligation under any Specified Transactions, the Company shall:

CONFIDENTIAL F&PA No. 15357-01 - 15 - 5.1.1 Use of Proceeds. Cause the proceeds of each Utilization under a Specified Transaction to be used exclusively for the purpose set forth in the relevant Specified Transaction Document and subject to the List of Excluded Activities. 5.1.2 Existence; Compliance with Applicable Laws. (i) Maintain its corporate existence as a corporation (sociedad anónima), (ii) obtain and maintain in full force and effect all Relevant Authorizations, and (iii) conduct its business in accordance with prudent industry practice and in compliance with the Banking Regulations, the Relevant Authorizations, and all Applicable Laws. 5.1.3 Systems; Books and Records. Maintain an accounting system, a management information system and books of account and other records adequate to reflect accurately and fairly the Company’s financial condition and the results of its operations in conformity with the Accounting Principles, Applicable Law and prudent industry practice. 5.1.4 Access to Premises and Records. Upon IDB Invest’s request, permit representatives and staff of the IDB Group (including the OII and the MICI) and any of their consultants to: (i) visit and inspect any premises where the Company’s business is conducted, (ii) examine and make copies of the Company’s books of account and records, including records pertaining to compliance with Environmental and Social Requirements and Prohibited Practices, and (iii) have access to the Company’s employees, officers, agents, contractors and subcontractors. In each case above, with respect to MICI, such access shall be for the purpose of carrying out MICI’s role. 5.1.5 Auditor. Maintain its Auditor, and notify in writing IDB Invest following the Company’s appointment of a new Acceptable Auditor, no later than thirty (30) Business Days thereafter. 5.1.6 Taxes. (i) Pay when due all Taxes payable by it under Applicable Law other than those which are being diligently contested in good faith and by appropriate proceedings and as to which adequate reserves have been set aside in accordance with the Accounting Principles and (ii) file all Tax returns required to be filed by it under Applicable Law. 5.1.7 E&S Compliance. Comply with all the covenants set forth in the corresponding E&S Affirmative Covenants section of each Environmental and Social Provisions Annex. 5.1.8 Cooperation. If IDB Invest notifies the Company that a misrepresentation may have been made with respect to Section 3.1.12 (Absence of Prohibited Practices; Sanctions Lists), or a breach under Section 5.5 (Continuing Covenants), Section 5.2.6 (List of Excluded Activities) or Section 5.3.3(ii)(d) or (e) (Notices) has occurred, then (i) cooperate in good faith with IDB Invest and its representatives in determining whether such misrepresentation or breach has occurred, (ii) respond promptly (and in any event within five (5) days) with reasonable detail to any notice from IDB Invest relating thereto, and (iii) upon IDB Invest’s request, furnish documentary support for such response. 5.1.9 Financial Covenants. Comply at all times with the ratios set forth in Annex 3 (Financial Covenants) (the “Financial Covenants”). The Parties may, from time to time, by mutual agreement, update or modify the Financial Covenants (or any components or definitions thereto) to be complied with by the Company. Such updates or modifications shall be made by execution by the Parties of a Supplement Annex whereby an updated “Annex 3 (Financial Covenants)” shall replace the then-effective Annex 3 (Financial Covenants) of this Agreement in its entirety. 5.1.10 Insurance. Insure and keep insured with financially sound and reputable insurers (not being Affiliates thereof) its Property and business against insurable losses in such amounts, with such deductibles and covering such risks as are customarily maintained by Persons operating in the same industry and in accordance with accepted industry standards.

CONFIDENTIAL F&PA No. 15357-01 - 16 - 5.1.11 Corporate Governance. Ensure that (a) any current employees of the Company who are under criminal investigation shall not have any role in, or exert any influence over, any project or projects to be financed by IDB Invest in any Specified Transaction, and (b) the Company shall identify, manage and mitigate any integrity or reputational risks related to any such project or projects in accordance with international best practices. 5.1.12 Process Agent Appointment Term. As a condition precedent for the first Utilization under any Specified Transaction, the Company shall deliver and IDB Invest shall receive a letter substantially in the form of Exhibit 1 (Form of Company’s Service of Process Letter) relating to the appointment by the Company of an agent for service of process in connection with this Agreement, the relevant Specified Transaction Document and all other Financing Documents, acceptable to IDB Invest, together with evidence of such Process Agent’s unconditional acceptance of such appointment to act as such until the date that is six (6) months after the applicable final maturity date of the relevant Specified Transaction (as may be extended, renewed or otherwise amended, “Process Agent Appointment Term”); provided that the Company shall, for so long as any Specified Transaction Document is in effect, maintain in full force and effect the appointment of the Process Agent, or another duly appointed and authorized agent in the State of New York acceptable to IDB Invest, to receive for and on its behalf service of summons, complaint or other legal process in any Action IDB Invest may bring in the State of New York in respect of this Agreement and the relevant Specified Transaction Document and shall keep IDB Invest advised of the identity and location of such agent. 5.1.13 Argentine Foreign Exchange Regulations. Comply with all applicable Argentine Foreign Exchange Regulations for outflows through the Argentine Foreign Exchange Market in the Company’s Country or to make payments in Dollars out of the Company’s Country, including, without limitation: (i) the transfer into the Company’s Country and settlement for Argentine Pesos through the Argentine Foreign Exchange Market of the proceeds of each Utilization to access the Argentine Foreign Exchange Market for performing all of its payment obligations under the Financing Documents, and (ii) the filing of all periodic information required under the Argentine Foreign Exchange Regulations. 5.1.14 Property. Maintain good, legal and valid title to (or a valid leasehold interest in) all its Property free of all Liens other than Permitted Liens up to the Permitted Liens Maximum Amount. 5.1.15 Most Favored Lender. If the Company enters into, amends or modifies documents evidencing or governing Debt to which the Company is bound that contain, or are amended and modified to contain: (i) any covenant, event of default or remedy that is not provided for in this Agreement or any other Financing Document, or (ii) any covenant or event of default that is more restrictive than the same or similar covenant or event of default provided in this Agreement or any other Financing Document (any or all of the foregoing, collectively, “Most Favored Lender Provisions”), the Company shall, at IDB Invest’s option and promptly upon request, execute an amendment to this Agreement, in form and substance satisfactory to IDB Invest, to include such Most Favored Lender Provisions. Section 5.2 Negative Covenants. For as long as there is any outstanding Obligation under any Specified Transactions the Company shall not: 5.2.1 Limitation on Restricted Payments. Make any Restricted Payment unless: (i) no Default has occurred and is continuing or would exist after giving effect to such Restricted Payment; (ii) the Company is, and, after giving effect to any such Restricted Payment, would be, in compliance with Section 5.1.9 (Financial Covenants);

CONFIDENTIAL F&PA No. 15357-01 - 17 - (iii) such Restricted Payment is made in the Ordinary Course of Business; and (iv) in the case of dividends, distributions on the Share Capital of the Company (other than in the form of shares of the Company) or any payment of subordinated debt, such Restricted Payment is made from net income of the immediately prior Financial Year or retained earnings; in compliance with Banking Regulations.. 5.2.2 Maintenance of Existence; Fundamental Changes to the Company. (i) Change its legal form or amend or modify its organizational documents in any manner that materially and adversely affects IDB Invest’s rights or remedies under the Financing Documents; and (ii) Undertake or permit any merger, consolidation, spin-off or reorganization unless: (a) it shall be the surviving entity and shall remain organized as a corporation (sociedad anónima o sociedad anóniima unipersonal) ; and (b) immediately prior to or after giving effect to such transaction (and treating all liabilities assumed as a result of such transaction as having been incurred by it at the time of such transaction), no Default shall exist. 5.2.3 Affiliate Transactions. Enter into or maintain any transaction, including the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate, unless those transactions are entered into in the Ordinary Course of Business on arm’s length terms that are fair and reasonable to the Company and at fair market value. 5.2.4 Scope of Business. Change the nature or scope of its business, engage in any line of business not permitted under the Banking Regulations, or permit its Authorizations to operate as a financial institution in the Company’s Country to expire or to be revoked, suspended, or cancelled. 5.2.5 Accounting Changes. Change its Financial Year or make or permit any change in accounting policies or reporting practices, except as required to comply with the Accounting Principles, consistently applied, or Applicable Law. 5.2.6 List of Excluded Activities. In respect of the Relevant Asset Class Financing Operations, engage in, or be involved with, any activity included in the List of Excluded Activities. 5.2.7 E&S Compliance. Fail to comply with any covenant set forth in the corresponding E&S Negative Covenants section of any Environmental and Social Provisions Annex. 5.2.8 Limitation on Guarantees. Guarantee, or permit any of its Subsidiaries to guarantee,] the Debt of any Person other than in the Ordinary Course of Business and not exceeding, in the aggregate, an amount equal to ten percent (10%) of the Company’s Total Assets, as reflected in the Company’s annual, audited Financial Statements most recently delivered to IDB Invest pursuant to Section 5.3.1 (Audited Annual Financial Statements). 5.2.9 Transfer of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any of their respective Property other than in the Ordinary Course of Business and not exceeding, whether in one (1) or a series of transactions, in an amount equal to ten percent (10%) of the Company’s Total Assets in any Financial Year as reflected in the Company’s annual, audited Financial Statements most recently delivered to IDB Invest pursuant to Section 5.3.1 (Audited Annual Financial Statements).

CONFIDENTIAL F&PA No. 15357-01 - 18 - 5.2.10 No Liens. Create, or permit to exist, any Liens on any of its Property other than Permitted Liens up to the Permitted Liens Maximum Amount. 5.2.11 No Subsidiaries. Form or have any Subsidiary, outside the Company’s Ordinary Course of Business, not wholly owned or Controlled by the Company, in compliance with Banking Regulations. 5.2.12 Argentine Foreign Exchange Regulations. Refrain from carrying out any transaction that, under the applicable Argentine Foreign Exchange Regulations, curtail the Company’s ability to access the Argentine Foreign Exchange Market for complying with any of its payment obligations under the Financing Documents. Section 5.3 Information. For as long as there is any outstanding Obligation under any Specified Transactions, the Company shall deliver to IDB Invest: 5.3.1 Audited Annual Financial Statements. As soon as available but in any event within one hundred twenty (120) days after the end of each Financial Year or, if later, the date on which the Company is required to deliver to the CNV or to the Central Bank financial statements for the relevant fiscal period: (i) one (1) copy of the Company’s audited Financial Statements for such Financial Year along with a comparison to the previous Financial Year and all associated notes to such statements, (ii) a certificate substantially in the form of Exhibit 3 (Form of Company’s Annual Certificate), which shall include calculations in reasonable detail demonstrating whether or not the Company complies with Section 5.1.9 (Financial Covenants); and (iii) a certificate of the Auditor reporting on such Financial Statements substantially in the form of Exhibit 4 (Form of Auditor’s Annual Certificate). 5.3.2 Audited Quarterly Financial Statements. As soon as available but in any event within sixty (60) days after the end of each of the first three Financial Quarters of each Financial Year or, if the date on which the Company is required to deliver to the CNV or to the Central Bank financial statements for the relevant fiscal period: (i) one (1) copy of the unaudited Financial Statements of the Company for the Financial Quarter most recently ended as of such date along with a comparison to the corresponding periods of the previous Financial Year and all associated notes to such statement, provided that if the Company is required to file with the relevant Authority audited quarterly Financial Statements, the Company shall deliver such Financial Statements, and (ii) a completed certificate substantially in the form of Exhibit 5 (Form of Company’s Quarterly Certificate), which shall include its calculations in reasonable detail demonstrating whether or not the Company complies with Section 5.1.9 (Financial Covenants). 5.3.3 Notices. (i) Within five (5) days after receipt (or delivery) by the Company, copies of all material notices from (or to) any Authority related to the Company, any Specified Transaction or Utilization made thereunder, the use of any Utilization proceeds or the Company’s ability to perform its obligations hereunder or under any Financing Document, or the status of any Relevant Authorization. (ii) Promptly (and in any event within five (5) days) upon becoming aware of the occurrence thereof, notice of: (a) any Default, Event of Default or Policy Event specifying the nature thereof and any steps the Company is taking to remedy it; (b) any mandatory prepayment, repayment, repurchase, retirement, exchange, discharge, redemption, defeasance or similar event resulting from a Change of Control or an Unauthorized Share Transaction;

CONFIDENTIAL F&PA No. 15357-01 - 19 - (c) any Action, event or condition which has had or could reasonably be expected to have a Material Adverse Effect, including the steps the Company is taking or proposes to take with respect thereto; (d) any material violation of any of its internal policies, procedures or controls regarding AML/CFT, or any investigation by any Authority relating thereto, including a description of the violation or the matter under investigation, as the case may be, and the steps the Company is taking to resolve such matter; (e) any actual or proposed material change in the business or operations of the Company; (f) any Prohibited Practice by the Company, its Affiliates, or any Person acting on its behalf with respect to any Specified Transaction or Utilization made thereunder or any transaction contemplated by any Financing Document, or the imposition by any international financial institution of any sanction on the Company for any Prohibited Practice, including any information in its possession concerning such situation; and (g) any other event or condition that has had or could reasonably be expected to have a Material Adverse Effect and the steps the Company is taking to remedy it. 5.3.4 Beneficial Ownership Information. At least annually, and at IDB Invest’s request, updated information regarding (i) the composition of the management and board of directors of the Company, and (ii) the direct and indirect ownership of the Company, and support IDB Invest’s efforts to obtain such information from the Shareholders. 5.3.5 Additional Information. Such information as IDB Invest may reasonably request with respect to the Company, its Property, any Specified Transaction and the Company’s performance of its obligations under the Financing Documents. Section 5.4 Environmental and Social. For as long as there is any outstanding Obligation under any Specified Transactions, the Company shall deliver to IDB Invest the information required in the corresponding E&S Information Covenants or the E&S Affirmative Covenants section of the relevant Environmental and Social Provisions Annex, as applicable. Section 5.5 Continuing Covenants. For so long as this Agreement remains in effect, the Company: 5.5.1 Compliance with Laws against Money Laundering; Combating the Financing of Terrorism. Shall adopt and comply with internal policies, procedures, and controls for AML/CFT that comply with Applicable Law. 5.5.2 Sanctions Lists. Shall not be included on any Internationally Recognized Sanctions Lists or the IDB Group List of Sanctioned Firms and Individuals. 5.5.3 Prohibited Practices. Shall not commit, engage in, or be involved with (or authorize or permit any Affiliate or any other Person acting on its behalf to commit, engage in, or be involved with) any Prohibited Practice, with respect to any transaction contemplated by any Financing Document. Section 5.6 Other Covenants. The Company acknowledges and agrees that it may be required to undertake additional affirmative, negative, information and/or environmental and social covenants than those contained in this

CONFIDENTIAL F&PA No. 15357-01 - 20 - ARTICLE V (Covenants) as a condition for the entering by IDB Invest into a Specified Transaction, which covenants shall be set forth in the relevant Specified Transaction Document. ARTICLE 6 EVENTS OF DEFAULT Section 6.1 Events of Default. It shall be an Event of Default if: 6.1.1 Failure to Pay or Perform under Financing Documents. (i) The Company fails to pay when due any amount due to IDB Invest or any IDB Group Fund pursuant to any Financing Document or under any other agreement between IDB Invest, any IDB Group Fund and the Company. (ii) The Company fails to perform or observe any term, covenant or agreement contained in Section 2.12 (Notes), Section 5.1.1 (Use of Proceeds), Section 5.1.2 (Existence; Compliance with Applicable Laws), Section 5.1.7 (E&S Compliance) Section 5.1.9 (Financial Covenants), Section 5.1.11 (Corporate Governance) Section 5.2 (Negative Covenants), Section 5.3.3 (Notices) and Section 5.5 (Continuing Covenants). (iii) The Company fails to comply with any other of its obligations contained in any Financing Document or any other agreement between the Company and IDB Invest, any IDB Group Fund (other than an obligation referred to elsewhere in this Section 6.1), provided that if capable of being cured, such failure has continued for forty-five (45) days after the earlier of (a) notice of such failure to comply being provided by IDB Invest or (b) the date on which the Company becomes, or should have become, aware of such failure; provided that no cure period shall apply if in the determination of IDB Invest, such failure has had or could reasonably be expected to have a Material Adverse Effect. (iv) Any Financing Document, or any material term thereof, (a) is revoked, becomes void or ceases to be in full force and effect and enforceable, (b) becomes unlawful, (c) is repudiated by any party thereto or (d) has its legality, validity or enforceability challenged by any Person. 6.1.2 Failure to Pay or Perform with respect to other Debt. (i) The Company fails to pay any amount outstanding with respect to any of its Debt in excess of ten million Dollars ($10,000,000) (other than any Debt described in Section 6.1.1 (Failure to Pay or Perform under Financing Documents)), or (ii) any Debt (other than any Debt described in Section 6.1.1 (Failure to Pay or Perform under Financing Documents)) of the Company is accelerated, becomes subject to mandatory prepayment or redemption or, prior to its stated maturity, otherwise becomes due or is placed on demand. 6.1.3 Misrepresentation. Any representation or warranty made by the Company in any Financing Document, or in any document delivered thereunder, is found to have been incorrect or misleading in any material respect when made or deemed made; provided that such materiality qualifier shall not apply in respect of representations and warranties that were already conditioned as to materiality. 6.1.4 Expropriation. Any Authority (i) condemns, nationalizes, confiscates, assumes control or otherwise expropriates, all or any substantial part of the Property of the Company or its Share Capital, (ii) takes any action that would dissolve the Company or prevent the Company from carrying on all or a substantial part of its business or fulfilling its obligations hereunder, or (iii) commences a proceeding in relation to any of the foregoing.

CONFIDENTIAL F&PA No. 15357-01 - 21 - 6.1.5 Insolvency Events. Any Insolvency Event occurs. 6.1.6 Attachment; Judgments. (i) An attachment or analogous process is levied or enforced against any Property of the Company, or (ii) a final judgment, order or arbitral award is rendered against the Company or any of its Property, and such attachment, process, judgment, order or arbitral award is for an amount in excess of the equivalent of ten million Dollars ($10,000,000). 6.1.7 Failure to Maintain Relevant Authorizations. Any Relevant Authorization ceases to be in full force and effect and is not restored within twenty (20) days thereafter. 6.1.8 Material Adverse Effect. Any event occurs, or any condition exists that, in the opinion of IDB Invest, has had, or could reasonably be expected to have, a Material Adverse Effect. 6.1.9 Moratorium. Any Authority of the Company’s Country declares moratorium or delay on payments that negatively affects the performance of the private sector or the capacity of the Company to perform its material obligations under any Financing Documents. 6.1.10 Specified Transactions. Any Specified Transaction Default occurs. 6.1.11 Abandonment; Interruption of Business. The Company ceases to carry on its Ordinary Course of Business or abandons suspends, or otherwise discontinues all or a material part of its activities relevant to the Company’s Ordinary Course of Business for more than ten (10) continuous days. Section 6.2 Remedies. If an Event of Default occurs and is continuing, IDB Invest may, with respect to each Specified Transaction, take any or all of the actions and exercise any remedies that may be available to IDB Invest under the relevant Specified Transaction Document for such Specified Transaction. For the avoidance of doubt, if an Event of Default occurs and is continuing, IDB Invest may also take any or all of the actions and exercise any remedies that may be available to IDB Invest under any Financing Document or Applicable Law. ARTICLE 7 POLICY SECTION Section 7.1 Policy Requirements. Notwithstanding anything to the contrary set forth hereunder or in any other Financing Document, the following provisions of this Agreement shall be considered IDB Invest’s policy requirements for all Specified Transactions and the Company hereby agrees and acknowledges that it is required to adhere to each and all of these specific policy requirements as an essential condition for IDB Invest to enter into any Specified Transaction with the Company (each, a “Policy Requirement”): (i) Section 3.1.1 (Organization; Power and Authority), Section 3.1.2 (Enforceability), Section 3.1.3 (No Violation), Section 3.1.4 (Relevant Authorizations), Section 3.1.5 (Compliance with Applicable Laws), Section 3.1.6 (No Default), Section 3.1.9 (No Material Adverse Effect), Section 3.1.11 (Environmental and Social Compliance), Section 3.1.12 (Absence of Prohibited Practices; Sanctions Lists), Section 3.1.13 (Compliance with Laws against Money Laundering; Combating the Financing of Terrorism), Section 3.1.14 (Taxes), Section 3.1.15 (Availability and Transfer of Foreign Currency), Section 3.1.16 (Absence of Insolvency Event), Section 3.1.17 (No Immunity), Section 3.1.18 (Provision of Information, Etc.), Section 3.1.19 (No Omissions); (ii) Section 5.1.1 (Use of Proceeds), Section 5.1.2 (Existence; Compliance with Applicable Laws), Section 5.1.3 (Systems; Books and Records), Section 5.1.4 (Access to Premises and Records), Section 5.1.6 (Taxes), Section 5.1.7 (E&S Compliance), Section 5.1.8 (Cooperation), Section 5.2.2 (Maintenance of Existence; Fundamental Changes to the Company), Section 5.2.6 (List of

CONFIDENTIAL F&PA No. 15357-01 - 22 - Excluded Activities), Section 5.2.7 (E&S Compliance), Section 5.3 (Information), Section 5.4 (Environmental and Social) and Section 5.5 (Continuing Covenants); and Section 7.2 Policy Events; Remedies. 7.2.1 Policy Events. The breach or inaccuracy of any of the provisions, representations, warranties, covenants and other agreements that constitute the Policy Requirements shall be considered a policy event by IDB Invest (each, a “Policy Event”). 7.2.2 Policy Event Remedies. If a Policy Event occurs and is continuing, IDB Invest may, with respect to each Specified Transaction, take any or all of the actions and exercise any remedies that may be available to IDB Invest under the relevant Specified Transaction Document for such Specified Transaction. For the avoidance of doubt, if a Policy Event occurs and is continuing, IDB Invest may also take any or all of the actions and exercise any remedies that may be available to IDB Invest under any Financing Document or Applicable Law. ARTICLE 8 MISCELLANEOUS Section 8.1 Notices. 8.1.1 Any notice or other communication to be issued under any Financing Document (i) shall be in writing, (ii) may be delivered by hand, certified or registered mail, courier service, or email to the party’s address specified below or at such other address as such party shall have designated by notice to the other party hereto, and (iii) shall be deemed to have been given when received; provided that email delivery shall be effective only upon receipt of an acknowledgment from the intended recipient such as by the “return receipt requested” function, as available, reply email or other written acknowledgment; provided further that IDB Invest may at any time require that any notice delivered by email be confirmed by any other means described in this Section 8.1. For the Company: Banco de Galicia y Buenos Aires S.A. Tte. Gral. Juan D. Perón 430 Ciudad A. de Buenos Aires (C1038AAJ) Attention: Vicente Miñana Rufat Alternative address for communications by electronic mail: Electronic mail: vicente.minanarufat@bancogalicia.com.ar; brenda.guidi@bancogalicia.com.ar; agustina.giampietri@bancogalicia.com.ar For IDB Invest: Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington D.C. 20577 United States of America Attention: Portfolio Management Division, Investment Operations Department Alternative address for communications by electronic mail:

CONFIDENTIAL F&PA No. 15357-01 - 23 - For all Specified Transactions (other than Supply Chain Transactions): monitor@iadb.org For Supply Chain Transactions: and monitor@iadb.org; supplychainfinance@iadb.org Section 8.2 English Language. All documents to be furnished or communications to be made under any Financing Document shall be in English and, where any original version is not in English, shall, if requested by IDB Invest, be accompanied by a certified English translation prepared at the Company’s expense. Section 8.3 Indemnity; Waiver of Consequential Damages. 8.3.1 The Company shall indemnify and hold harmless IDB Invest, together with their respective officers, directors, agents, employees, representatives, attorneys, Affiliates, successors and assigns (collectively, the “Indemnified Persons”), from and against any and all claims, actions, investigations, proceedings, suits, judgments, demands, damages (including foreseeable and unforeseeable compensatory damages and punitive claims), losses, liabilities (including liabilities for penalties), costs and expenses of any nature or kind whatsoever, whether actual or prospective, and regardless of whether any Indemnified Person is a party thereto, including all court costs and reasonable fees and disbursements of counsel on a full indemnity basis, arising out of or in connection with: (i) the execution, delivery or enforcement of, or the performance of any transaction contemplated under, any Financing Document; (ii) any Specified Transaction or the use of any proceeds thereof; (iii) any Taxes or Other Taxes arising in connection with payments made under any Financing Document and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto; (iv) any misrepresentation or omission with respect to the information provided to IDB Invest in connection with any Specified Transaction; or (v) any actual or prospective Action relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that, the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnified Person as determined by a non-appealable final judgment of a court of competent jurisdiction. The rights granted under this Section 8.3 are in addition to the rights granted under any other provision of any Financing Document, Applicable Law or otherwise. All amounts due by the Company to any Indemnified Person hereunder shall be due and payable within five (5) Business Days of demand by such Indemnified Person. This Section 8.3 shall survive repayment of the Obligations. 8.3.2 To the fullest extent permitted by Applicable Law, the Company shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Specified Transaction or the use of any proceeds thereof. No Indemnified Person referred to in Section 8.3.1 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Person through telecommunications, electronic or other information transmission systems in connection with any Financing Document or the transactions contemplated hereby or thereby. Section 8.4 Successors and Assigns. 8.4.1 This Agreement and all other Financing Documents bind and benefit the respective successors and assignees of the Parties. The Company shall not assign or delegate any of its rights or obligations under any Financing Document without IDB Invest’s prior written consent. Any assignment or delegation by the Company in violation of this subsection shall be void ab initio. 8.4.2 IDB Invest may, without the need of any notice to or consent from any party or any other action, and at any time assign, participate or otherwise allot to one or more Persons all or any portion of its rights and obligations under any Financing Document.

CONFIDENTIAL F&PA No. 15357-01 - 24 - Section 8.5 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, and all of which together shall constitute one (1) and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. Section 8.6 Disclosure of Information. 8.6.1 IDB Invest and any IDB Group Fund, if applicable, may disclose any documents or records of, or information relating to, the Company, its Property, business or affairs without notice to the Company to: (i) any Person for the purpose of exercising any right, remedy or discretion under any Financing Document; (ii) any Person pursuant to Applicable Law or as required by IDB Invest’s Access to Information Policy, which may be accessed at https://www.idbinvest.org/en/access-information-policy; (iii) any banking or other regulatory or examining authorities (whether governmental or otherwise) pursuant to and in accordance with whose instructions it and other banks must customarily comply; (iv) the directors, officers, employees, arrangers, co-lenders, attorneys, consultants, rating agencies, independent auditors and advisors (including any technical, financial and other advisors) of each of IDB Invest, IDB and the Multilateral Investment IDB Group Fund, and their respective affiliates or related Persons; (v) any Person in connection with any proposed sale, transfer, assignment, insurance, coverage, credit protection, credit risk transfer arrangements or other disposition of IDB Invest’s or any IDB Group Fund’s rights under any Financing Document and (vi) (a) any existing or future Participant or third-party creditor, (b) any Person who is considering the purchase of a Participation, and (c) any Affiliate of any Participant that is directly involved in the administration of a Specified Transaction, so long as such Participant obtains the prior written agreement of such Affiliate to maintain such information in accordance with this Section 8.6 and any applicable provisions of the applicable Participation Agreement and informs IDB Invest in writing thereof. 8.6.2 The Company expressly authorizes IDB Invest, each IDB Group Fund, if applicable, and each Participant, if applicable, to request from any Person information relating to the Company, and the Company agrees to hold IDB Invest, each IDB Group Fund and each Participant harmless and exempt from any and all liability under Applicable Law in connection with the request for, and disclosure of, such information by such Person. Section 8.7 Amendment. Any amendment or waiver of, or any consent given under, this Agreement or any Specified Transaction Document shall be effective only if in writing and, in the case of any amendment, signed by the Company and IDB Invest or their permitted successors and assigns. The execution of any Specified Transaction Document that modifies or amends one or more terms as defined in this Agreement for a specific Specified Transaction shall not imply or cause a modification or amendment of this Agreement or any other Financing Document and, on the contrary, such modification or amendment shall be applicable solely in respect of such Specified Transaction Document and exclusively for the purposes of the relevant Specified Transaction as stated therein. Section 8.8 Savings of Rights; Remedies; No Waiver. 8.8.1 The rights and remedies of IDB Invest and any IDB Group Fund, if applicable, and any Participant, if applicable, under this Agreement or any Financing Document in relation to any misrepresentation or breach of warranty by the Company shall not be prejudiced by any investigation by or on behalf of IDB Invest, any such IDB Group Fund or any such Participant into the Company’s affairs, or by the execution or the performance of this Agreement or any other Financing Document or by any action taken by or on behalf of IDB Invest in connection with any Financing Document. 8.8.2 No course of dealing and no failure or delay by IDB Invest or any IDB Group Fund in connection with any condition for the making of a Utilization or in exercising, in whole or in part, any power, remedy, discretion, authority or other right under any Financing Document shall be construed to be a waiver of or

CONFIDENTIAL F&PA No. 15357-01 - 25 - an acquiescence in relation thereto or in any manner affect or impair any right, power or remedy of IDB Invest or any IDB Group Fund with respect to any other default. The rights and remedies provided in this Agreement and all other Financing Documents are cumulative and not exclusive of any remedies provided by Applicable Law or any other Financing Document. Section 8.9 Severability. Any provision hereof or under any Financing Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction not invalidate any of the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction. Where terms of any Applicable Law resulting in such prohibition or unenforceability may be waived contractually, they are hereby waived by the Parties to the full extent permitted by Applicable Law so that this Agreement may be deemed valid, binding and enforceable in its entirety in accordance with its terms. Section 8.10 Applicable Law and Jurisdiction. 8.10.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York of the United States of America without regard to any conflict of laws principles thereof. 8.10.2 The Company hereby irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States of America District Court for the Southern District of New York, and any appellate court from any thereof, in any Action arising out of or relating to any Financing Document (other than any Notes and any Security Documents subject to local law) to which the Company is a party. Final judgment against the Company in any such Action shall be conclusive and may be enforced in any other jurisdiction including the Company’s Country by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by Applicable Law. 8.10.3 Nothing in this Agreement or any other Financing Document shall affect IDB Invest’s or any IDB Group Fund’s right to commence legal proceedings or otherwise sue the Company in the Company’s Country or elsewhere. 8.10.4 The Company agrees irrevocably (i) upon the entering of a Specified Transaction, to designate, appoint, empower and maintain, until the date that is six (6) months after the applicable final maturity date of the relevant Specified Transaction, the Process Agent being designated in such Specified Transaction Document to receive on its behalf service of legal process in any Action that IDB Invest may bring in respect of this Agreement or any other Financing Document (other than the Notes) to which the Company is a party in any court specified in Section 8.10.2 above, and (ii) if for any reason the Company has no such authorized agent, then such service of process may be made by mailing copies thereof by to the Company at its address specified in Section 8.1 (Notices) or in any manner authorized by the laws of any such jurisdiction. Service of process in the manner provided in this Section 8.10.4 in any Action shall be deemed personal service and shall be valid and binding upon the Company for all purposes. 8.10.5 The Company irrevocably waives, to the fullest extent permitted by Applicable Law: (i) any objection that it may now or hereafter have to the laying of venue of any Action brought in any court referred to in this Section 8.10; (ii) any claim that any such Action brought in any such court has been brought in an inconvenient forum; and (iii) its right of removal of any matter commenced by IDB Invest or any IDB Group Fund in the courts of the State of New York to any court of the United States of America. 8.10.6 To the extent that the Company may in any Action be entitled to require IDB Invest or any IDB Group Fund to post security or a bond for the costs of the Company, the Company hereby irrevocably waives such benefit to the fullest extent now or hereafter permitted under the Applicable Law of the applicable jurisdiction.

CONFIDENTIAL F&PA No. 15357-01 - 26 - 8.10.7 To the extent that the Company may be entitled in any jurisdiction to claim immunity for itself or its Property from any suit, execution, attachment or other legal process or to the extent that in any jurisdiction that immunity may be attributed to it or its Property, the Company irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction. 8.10.8 The Company hereby acknowledges that IDB Invest and IDB shall be entitled under Applicable Law, including the International Organizations Immunities Act of 1945 (22 U.S.C. §288), to immunity from a trial by jury in any proceeding arising out of or relating to this Agreement or any other Financing Document to which the Company is a party or the transactions contemplated hereby or thereby, brought against IDB Invest or IDB in any court of the United States of America. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT TO WHICH THE COMPANY IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND FOR ANY COUNTERCLAIM THEREON, BROUGHT BY OR AGAINST IDB INVEST OR IDB IN ANY FORUM IN WHICH IDB INVEST OR IDB IS NOT ENTITLED TO IMMUNITY FROM TRIAL BY JURY. The Company agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America (28 U.S.C. §§1602- 1611) and are intended to be irrevocable for purposes of such Act. Section 8.11 Set-Off. In addition to any rights and remedies of IDB Invest or any IDB Group Fund provided by Applicable Law, IDB Invest and each IDB Group Fund shall have the right upon any Obligation becoming due and payable by the Company (whether at stated maturity, by acceleration or otherwise) to set-off, appropriate and apply against any Obligation any deposits in any currency, and any other credits, indebtedness or claims in any currency, at any time held or owing by IDB Invest to or for the credit of the Company. Section 8.12 Entire Agreement. The Financing Documents represent the final and complete agreement of the Parties with respect to all Specified Transactions, and supersede all prior negotiations, representations, understandings or writings of any nature with respect thereto. Section 8.13 No Third-Party Beneficiary. Except as otherwise expressly provided in this Agreement or any other Financing Document, nothing contained in this Agreement or such other Financing Document shall be construed to create any right in, duty to, standard of care with respect to, or any liability to any Person who is not a party to this Agreement or such Financing Document; provided that the foregoing shall be without prejudice to IDB Invest’s right to make a claim on behalf of a Participant for amounts and claims expressly provided for hereunder. For the avoidance of doubt, the disclaimer in this Section 8.13 shall not be applicable in respect of any IDB Group Funds that are a party to any Specified Transaction Document. Section 8.14 Independent Parties. The Parties acknowledge that (i) they have participated jointly in the negotiation and drafting of this Agreement; and (ii) the Company had the opportunity to retain and consult with New York counsel of its choice and has elected not to retain counsel. Any ambiguity or question of interpretation in this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise by virtue of the authorship thereof, the relative bargaining power of the Parties or the Company’s failure to retain New York counsel. Section 8.15 Survival. All representations and warranties made in this Agreement, in any other Financing Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith and Section 2.3 (Currency and Place of Payment), Section 2.6 (Taxes), Section 2.5 (Payment of Fees, Costs and Expenses), Section 8.3 (Indemnity; Waiver of Consequential Damages) and Section 8.10 (Applicable Law and

CONFIDENTIAL F&PA No. 15357-01 - 27 - Jurisdiction), together with any related provisions in ARTICLE 1 (Definitions; Interpretation) and definitions in Annex 2 (Definitions), shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment in full of the Obligations or expiration or termination of this Agreement. Section 8.16 Term of Agreement. This Agreement shall continue in force until the date on which IDB Invest is satisfied that (i) all amounts outstanding under the Financing Documents have been indefeasibly paid and discharged in full, and (ii) neither IDB Invest nor any IDB Group Fund, if applicable, is under an obligation to make any further Utilization under any Specified Transaction Document. Notwithstanding the foregoing, and provided that there are no Specified Transaction Documents in full force and effect, this Agreement may be terminated by IDB Invest upon ten (10) days’ prior written notice by IDB Invest to the Company to that effect. ***

CONFIDENTIAL F&PA No. 15357-01 Annex 1 - 1 ANNEX 1 SHAREHOLDERS Shareholder Date of Birth Eduardo José Escasany June 30, 1950 Abel Ayerza May 27, 1939 Federico Braun February 4, 1948 María Ofelia Escasany September 14, 1948 Marta Braun January 30, 1937 Santiago Braun September 16, 1942 Mónica Estela Zartmann December 12, 1943 María Braun September 17, 1946 Miguel Braun November 30, 1973 Susana Braun de Santillan September 22, 1944 Inés Braun Ledesma December 5, 1976 Pablo Braun Ledesma January 8, 1976 Oscar Braun Malenchini December 28, 1961 Sonia Braun Malenchini November 4, 1963 Mercedes Guerrero de Authier August 31, 1961 Isabel Guerrero de Romero December 19, 1962 Francisca Guerrero de Aduriz April 29, 1965 Adela María Ayerza de Gutiérrez October 19, 1936 Josefina María Ayerza June 24, 1933 María Teresa Ayerza February 2, 1935 Silvestre Vila Moret April 26, 1971 Fundación Banco de Galicia y Buenos Aires S.A. N/A

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 1 ANNEX 2 DEFINITIONS General Definitions. “Acceptable Auditor” means Deloitte Touche Tohmatsu Limited (Deloitte), PricewaterhouseCoopers (PwC), Ernst & Young (EY), Klynveld Peat Marwick Goerdeler (KPMG), Grant Thornton, BDO, or any of their subsidiaries or affiliates. “Accounting Principles” means the International Financial Reporting Standards (formerly International Accounting Standards) (IFRS) promulgated by the International Accounting Standards Board (IASB). “Action” means any action, claim, suit, other legal proceeding, arbitral proceeding, administrative proceeding, investigation or other claim. “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. “Affiliated Participant” means any Participant that directly or indirectly Controls, or is under common direct or indirect Control with, or directly or indirectly is Controlled by, the Company, any Shareholder or any other Person holding any direct or indirect interest in the capital, assets or financial results of the Company (or any option or other right to acquire the same). “Agreement” has the meaning provided in the preamble hereto. “AML/CFT” has the meaning provided in Section 3.1.13 (Compliance with Laws against Money Laundering; Combating the Financing of Terrorism). “Applicable Law” means any applicable statute, law, code, rule, regulation, treaty having the force of law, judgment, common or customary law or similar governmental restriction or directive by any Authority, in each case, as amended, re-enacted or replaced from time to time, including without limitation the Financial Institutions Law and the Argentine Foreign Exchange Regulations. “Argentine Foreign Exchange Market” means the Argentine foreign exchange market (Mercado Local de Cambios). “Argentine Foreign Exchange Regulations” means, collectively, all foreign exchange laws, regulations and communications issued by the Executive Branch of the Argentine government, the Argentine Congress, the Argentine Ministry of Economy, the Argentine Central Bank, the Argentine National Securities Commission (CNV), the Argentine Tax Authority (ARCA) or any other Authority of the Company’s Country, applicable to the Loan Terms Agreement, the Financing Documents, or other facilities granted to Argentine residents, including but not limited to Communication “A” 8191, as the same may be amended or supplemented (including interpretative letters issued by any Argentine governmental authority) from time to time. “Auditor” means PricewaterhouseCoopers (PwC) or any replacement Acceptable Auditor appointed by the Company as its auditor from time to time in accordance with this Agreement. “Authority” means any supranational, national, regional, provincial or local government or political subdivision thereof, or any governmental, administrative, executive, legislative, arbitral, regulatory, fiscal

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 2 or judicial body, department, commission, authority, tribunal or agency, or any superintendency, monetary authority or central bank, including the supervisory authority for banking and other financial institutions, and any Person, whether or not government-owned that exercises the functions of any such entity. “Authorization” means any consent, license or approval (howsoever evidenced), registration, filing, notarization, certificate or exemption from, by or with any Authority, and all corporate, Shareholders’, creditors’ and any other third-party approvals or consents. “Authorized Representative” means, as to any Person, any natural person who is duly authorized by such Person to act for such Person, or with respect to financial matters, the chief financial officer or treasurer of such Person, and in the case of the Company, which Person’s name and specimen signature appear on the certificate of incumbency and authority most recently delivered by the Company to IDB Invest. “Available Capital” means, the Company’s Responsabilidad Patrimonial Computable (RPC), as defined in, calculated in accordance with, and subject to the limits, restrictions and deductions set forth by the Argentine Central Bank in its Comunicaciones “A” 3959 and 4172, as amended from time to time and as reflected in the Company most recent monthly report entitled Responsabilidad Patrimonial Computable delivered to the Argentine Central Bank “B Loan” has, in respect of each Loan Transaction, the meaning set forth in the relevant Loan Terms Agreement. “B Loan Supplement” means an agreement entered into from time to time between IDB Invest and the Company substantially in the form set forth in the relevant Loan Terms Agreement providing certain terms for such B Loans in which IDB Invest has issued, or may issue, Participations. “Banking Regulations” means any regulations issued by the applicable supervisory Authority of the Company’s Country for financial institutions, as amended or replaced from time to time. “Benchmark” means, for each Specified Transaction which utilizes a Variable Rate for the determination of the Interest Rate, initially, the variable component of such Variable Rate; provided that if a Benchmark Transition Event has occurred with respect to such Benchmark or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11 (Benchmark Replacement Setting). “Benchmark Administration Changes” means, with respect to any Benchmark, any technical, administrative or operational changes (including changes to the definition of Interest Period, the timing and frequency of determining rates and making payments of interest and other administrative matters) that IDB Invest decides may be appropriate to reflect the use, administration, adoption or implementation of such Benchmark Replacement and to permit the administration thereof by IDB Invest in a manner substantially consistent with market practice (or, if IDB Invest decides that adoption of any portion of such market practice is not administratively feasible or if IDB Invest determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as IDB Invest decides is reasonably necessary in connection with the administration of the Specified Transaction provided under the Specified Transaction, the relevant Specified Transaction Document and this Agreement). “Benchmark Replacement” means the sum of: (i) the alternate benchmark rate that has been selected by IDB Invest giving due consideration to (a) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or (b) any evolving or then-prevailing market convention for determining a rate of interest for Dollar-denominated syndicated

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 3 or bilateral credit facilities; and (ii) the Benchmark Replacement Adjustment; provided that, if at any time the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and any other Financing Document. “Benchmark Replacement Adjustment” means, for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by IDB Invest giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or (ii) any evolving or then-prevailing market convention for determining a rate of interest for Dollar-denominated syndicated or bilateral credit facilities. “Benchmark Replacement Date” means the date on which a Benchmark Replacement becomes effective pursuant to Section 2.11 (Benchmark Replacement Setting). “Benchmark Transition Event” means the occurrence of one (1) or more of the following events: (i) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; (ii) the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; provided that, at the time of such cessation, there is no successor administrator that will continue to provide the Benchmark; or (iii) the determination by IDB Invest that, in anticipation of the withdrawal of regulator support for the Benchmark, the use of one (1) or more alternative benchmarks has become conventional in the market for transactions similar to the relevant Specified Transaction. “Business Day” means (a) for any Obligation of the Company arising under this Agreement or in respect of this Agreement, any day (i) not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Applicable Law to close, and (ii) for purposes of making any payment of interest, principal, fees or other amount, a U.S. Government Securities Business Day, and (b) for purposes of making any payment of interest, principal, fees or other amounts arising out of a Specified Transaction, the “Terms Business Day” as defined in the relevant Specified Transaction Document. “Certificate of Incumbency and Authority” means a certificate of incumbency and authority of the Company in the form of Exhibit 2 (Form of Company’s Certificate of Incumbency and Authority) to be delivered under any Specified Transaction Document. “Change in Law” means the occurrence, after the Effective Date (including any circumstance that is retroactive to a date prior to the Effective Date), of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty or issuance of any request, rule, guideline or directive (whether or not having the force of law), and/or (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Authority or the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Authority; provided that any requests, rules, guidelines or directives issued by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means the occurrence of any of the following: (i) the Escasany, Ayerza and Braun Family Members, at any time and for any reason cease to Control or to own one hundred percent (100%)

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 4 of the voting and economic interests in EBA Holding S.A.; (ii) EBA Holding S.A. at any time and for any reason ceases to own more than fifty percent (50%) of the voting interests and at least sixteen and seven- tenths percent (16.7%) of the economic interests in the Controlling Shareholder (determined on a fully diluted basis); (iii) any Person other than EBA Holding S.A. shall have obtained the power (whether or not exercised) to elect a majority of the board of directors of the Controlling Shareholder; (iv) the board of directors of the Controlling Shareholder shall cease to consist of a majority of continuing directors; (v) the Controlling Shareholder shall cease to hold, of record or beneficially, and possess the ability to vote (whether directly or indirectly) one hundred percent (100%) of each class of outstanding Share Capital entitled to voting rights with respect to the Company free and clear of all Liens; (vi) any Person other than the Controlling Shareholder shall have obtained the power (whether or not exercised) to elect a majority of the board of directors of the Company; (vii) the board of directors of the Company shall cease to consist of a majority of continuing directors; or (viii) the Company enters into any management, partnership, profit- sharing, joint-venture or royalty agreement or other similar agreement whereby its business or operations are managed by, or a significant part of its net income or profits are shared with, any Person, other than (directly or indirectly) the Controlling Shareholder. “Company” has the meaning provided in the preamble hereto. “Company’s Country” means the Republic of Argentina. “Consolidated or Consolidated Basis” means, with respect to any Financial Statements to be provided, or any financial calculation or determination to be made, under or for purposes of this Agreement or any other Financing Document, the Financial Statements, financial calculation or determination made by making reference to the consolidated Financial Statements of the Company. “Control” means, with respect to any Person, any other Person having the power, directly or indirectly, (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of such Person; (ii) to appoint the majority of the administrators of such Person; (iii) to appoint a majority of the members of such Person’s Board of Directors; or (iv) to establish, direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; (“Controlling” and “Controlled” have corresponding meanings). “Controlling Shareholder” means Grupo Financiero Galicia S.A., a corporation (sociedad anonima) organized and existing under the laws of the Borrower’s Country, which directly or indirectly Controls the Borrower as of the Effective Date. “Costs” means any costs, expenses or losses incurred by IDB Invest, any IDB Group Fund, if applicable, or any Participant, if applicable, in connection with any Specified Transaction (as determined by IDB Invest, such IDB Group Fund or such Participant), including: (i) any breakage of funds, termination or redeployment or other unwinding cost, if positive, or losses incurred by IDB Invest, such IDB Group Fund or such Participant; (ii) interest paid and/or payable to cover any unpaid amount; (iii) any foreign exchange loss and/or hedge liquidation costs; (iv) any loss, premium, penalty and expense that may be incurred in liquidating or employing deposits of, and/or borrowings from, third parties in order to IDB Group Fund and/or maintain all or any part of such Specified Transaction(s); and (v) in the case of a late payment, any late payment interest due to IDB Invest or such IDB Group Fund under Section 2.5 (Default Interest). “DCM Terms Agreement” means one or more documents or agreements providing for the terms and conditions for a DCM Transaction.

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 5 “DCM Transaction” means one or more capital markets transactions that may from time to time be entered into by and between IDB Invest and the Company. “Debt” means, with respect to any Person, the aggregate (as of the date of calculation) of all such Person’s obligations (whether actual or contingent) to pay or repay money, including: (i) all indebtedness for money borrowed or with respect to deposits or advances of any kind; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person upon which interest charges are customarily paid; (iv) the aggregate amount of all liabilities of any other Person guaranteed by such Person; (v) all liabilities of such Person (actual or contingent) under any conditional sale or a transfer with recourse or obligation to repurchase, including by way of discount or factoring of book debts or receivables; (vi) any credit to such Person from a supplier of goods or under any installment purchase or other similar arrangement in respect of goods or services (except trade accounts payable within ninety (90) days in the Ordinary Course of Business); (vii) all obligations of others secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligation secured thereby has been assumed; (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee; (ix) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (x) all obligations in respect of capitalized leases of such Person to the extent such obligations are required to be capitalized and accounted for as a financial obligation or capital lease (without duplication) on a balance sheet of such Person under Accounting Principles; and (xi) any guarantee of any such obligation of any other Person. “Default” means any event or condition that constitutes an Event of Default or any event or condition that, but for notice, lapse of time or the making of a determination, or any combination thereof, would constitute an Event of Default. “Dollars” and the sign $ mean the lawful currency of the United States of America. “Effective Date” has the meaning provided in the preamble hereto. “Environmental and Social Provisions Annex” means the annex included in each Specified Transaction Document, which sets forth the binding environmental and social obligations applicable to the Company in connection with the respective Specified Transaction. “Environmental and Social Requirements” has, with respect to each Specified Transaction, the meaning provided in the corresponding Environmental and Social Provisions Annex. “Event of Default” means any event specified in Section 6.1 (Events of Default). “Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individuals are the only donors. “Fee Letter” means each fee letter agreed between the Company and IDB Invest setting forth the fees payable in respect of the Specified Transaction(s) contemplated herein. “Financial Covenants” has the meaning provided in Section 5.1.9 (Financial Covenants).

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 6 “Financial Institution” or “FI” means, solely when used in, and for purposes Environmental and Social Provisions Annex, the Company. “Financial Institutions Law” means Argentine Law No. 21,526, as amended and supplemented (including interpretative letters issued by any Argentine governmental Authority) from time to time. “Financial Quarter” means each period commencing on the day after a Financial Quarter Date and ending on the immediately succeeding Financial Quarter Date. “Financial Quarter Date” means each March 31, June 30, September 30 and December 31. “Financial Statements” means, with respect to any Person, as of any relevant date and period, such Person’s balance sheet, income statement, cash flow statement, statement of sources and uses of funds, statement showing changes in equity and any exhibits and notes thereto, which shall be prepared in Local Currency on a Consolidated Basis, all prepared on a consistent basis in accordance with the Accounting Principles and, where applicable, the Banking Regulations. “Financial Year” means the accounting year of the Company commencing on each January 1 and ending on the following December 31 or such other period as the Company, with IDB Invest’s consent, designates as its accounting year. “Financing Documents” means, collectively: (i) this Agreement; (ii) each Specified Transaction Document; (iii) each Note; (iv) each Security Document; (v) each B Loan Supplement; (vi) any retainer or monitoring agreements with consultants; (vii) each Fee Letter; (viii) all documents relating to the Obligations that are entered into after the Effective Date and designated as a Financing Document by IDB Invest and the Company; and (ix) all other documents and certificates required to be delivered from time to time hereunder and thereunder. “Fixed Rate” means, for each Specified Transaction or Utilization made thereunder, a rate of interest to be agreed upon by IDB Invest and the Company and set forth in the Specified Transaction Document for such Specified Transaction, which shall have a fixed component and a spread component and shall be the Interest Rate for such Specified Transaction or Utilization made thereunder. “Fixed Rate Termination Amount” means an amount determined by IDB Invest, in relation to any Specified Transaction with an Interest Rate for which the Interest Rate is a Fixed Rate, that compensates IDB Invest for (i) cost of breakage of funds, (ii) termination costs and (iii) other unwinding costs, if positive, related to such Specified Transaction, taking into account the principal repayment schedule, the

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 7 first scheduled repayment date and the relevant final maturity date and any variations in the relevant swap curve (with any necessary determinations being made by IDB Invest). “Floor” means zero percent (0.00%) per annum. “Framework Receipt Account” means the bank account at JPMORGAN CHASE BANK in New York, New York, United States of America, Account No: 323 373844, ABA: 021000021, SWIFT: CHASUS33, Ref. PRJ# 15357-01. “IDB” means the Inter-American Development Bank, an international organization established by the Agreement Establishing the Inter-American Development Bank among its member countries. “IDB Group” means jointly the IDB, IDB Invest and the Multilateral Investment Fund. “IDB Group Fund” means, as the context may require for any Specified Transaction, any fund that is sub- implemented, implemented or administered by IDB or IDB Invest. “IDB Group List of Sanctioned Firms and Individuals” means the list of firms and individuals listed in, and accessible at: https://www.iadb.org/en/who-we-are/transparency/sanctions-system/sanctioned-firms- and-individuals or any successor website or location. “IDB Invest” has the meaning provided in the preamble hereto. “IDB Invest Members” means the member countries of IDB Invest listed in https://www.idbinvest.org/en/countries. “Increased Costs” means the amount certified in an Increased Costs Certificate to be the net incremental costs of, or reduction in return to, IDB Invest or, as the case may be, any IDB Group Fund, if applicable, or any Participant, if applicable, in connection with making or maintaining of a Specified Transaction or a Participation thereunder, as applicable, that results from: (i) any Change in Law; or (ii) any compliance with any request from, or requirement of, any central bank or other monetary or other Authority; or (iii) any Interest Rate being calculated in accordance with Section 2.10 (Market Disruption), where Increased Costs shall also include any difference between the Market Disruption Base Rate and the actual cost to IDB Invest, an IDB Group Fund, and a Participant, as applicable, of making, funding or maintaining any Specified Transaction and/or its Participation for the relevant Interest Period, including Increased Costs incurred if IDB Invest and/or such IDB Group Fund and/or such Participant incurs Costs in switching from the then-current Benchmark-based funding to the Market Disruption Base Rate; (iv) that in any such case, subsequent to the Effective Date, imposes or modifies any reserve, special deposit, condition, Tax, charge or similar requirements or otherwise imposes a cost on IDB Invest, such IDB Group Fund or such Participant in relation to the making or maintaining of any Utilization(s) or Participation(s), or reduces the rate of return on the overall capital of IDB Invest, such IDB Group Fund or such Participant that it would have been able to achieve had it not made or committed to make such Utilization(s) or Participation(s).

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 8 “Increased Costs Certificate” means a certificate furnished by IDB Invest to the Company, certifying: (i) that an Increased Cost has occurred and the circumstances giving rise to it; (ii) the amount of Increased Costs; and (iii) that IDB Invest or, as the case may be, such IDB Group Fund, if applicable, or such Participant, if applicable, has exercised reasonable efforts to minimize or eliminate the relevant increase or reduction; (iv) provided that IDB Invest or such IDB Group Fund, if applicable, or such Participant, if applicable, shall not be obliged to disclose any information that it considers to be confidential in providing such certificate. “Indemnified Liabilities” has the meaning provided in Section 8.3 (Indemnity; Waiver of Consequential Damages). “Indemnified Persons” has the meaning provided in Section 8.3 (Indemnity; Waiver of Consequential Damages). “Insolvency Event” means any of the following: (i) a court or Authority declares the Company bankrupt or insolvent; (ii) a petition seeking reorganization, intervention, surveillance, moratorium, liquidation, arrangement, adjustment, or composition of or in respect of the Company under any Applicable Law is properly filed; (iii) any court or Authority appoints a receiver, liquidator, trustee, sequestrator, administrator, assignee, síndico, interventor (or similar official) of the Company or of any substantial part of its Property or Debt or orders the winding-up, dissolution, re-organization or liquidation of its affairs; (iv) the Company itself takes any action to commence, consents to or fails to contest the commencement of any of the foregoing proceedings; (v) the Company makes a general assignment for the benefit of creditors; (vi) the Company admits in writing its inability or otherwise becomes unable to pay its debts generally as they become due; or (vii) any other event occurs that under any Applicable Law would have an effect similar to any of those events listed above, including any voluntary or involuntary insolvency proceeding, intervention, liquidation, inability to pay debts, bankruptcy or analogous event including without limitation if the Argentine Central Bank initiates a proceeding under Articles 34, 35 or 35 bis of the Financial Institutions Law including requesting the Company to submit a plan under such regulations, and/or revokes the Company’s licenses pursuant to Article 44 of the Financial Institutions Law, and/or appoints a judicial liquidator pursuant to Article 48 of the Financial Institutions Law and/or orders any temporary, total or partial suspension of the activities of the Company pursuant to Article 49 of the Financial Institutions Law. “Interest Payment Date” has the meaning provided in the relevant Specified Transaction Document. “Interest Period” means, for each Utilization made in connection with a Specified Transaction, the interest period(s) set forth in the relevant Specified Transaction Document for such Specified Transaction, which shall begin and end in accordance with the terms and conditions set forth in such Specified Transaction Document. “Interest Rate” means, for each Specified Transaction or Utilization made thereunder, the rate of interest, which may be a Variable Rate or a Fixed Rate, payable on the outstanding principal amount of the Obligations owed under such Specified Transaction from time to time, determined in accordance with the Specified Transaction Document for such Specified Transaction.

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 9 “Internationally Recognized Sanctions Lists” means sanctions lists maintained by the Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, the United Kingdom of Great Britain and Northern Ireland, and the United Nations and the European Union. “Lien” means any mortgage, pledge, charge, assignment, hypothecation, lien, security interest, title retention, preferential right (arising by operation of law or otherwise), trust arrangement, right of set-off, counterclaim or banker’s lien, privilege or priority of any kind having the effect of security, including any designation of loss payees or beneficiaries or any similar arrangement under any insurance policy. “List of Excluded Activities” means the list of activities not financed by IDB Invest set forth in Schedule 1 (List of Excluded Activities). “Loan Terms Agreement” means an agreement entered into from time to time between IDB Invest and the Company, which shall be in the form and substance satisfactory to IDB Invest, providing the terms and conditions for the Loan Transaction. “Loan Transactions” means one or more loan transactions that may from time to time be entered into by and among IDB Invest and/or one or more IDB Group Funds and/or one or more other third-party creditors and the Company. “Local Currency” means the legal currency of the Company’s Country (Pesos Argentinos), or any of its successors or replacements as the legal currency of the Company’s Country. “Market Disruption Base Rate” means, in respect of any Specified Transaction, or any Utilization(s) thereof, an interest rate per annum equal to (i) the cost of funds of IDB Invest, any IDB Group Funds, if applicable, and any Participants, if applicable, as provided to IDB Invest, determined in accordance with Section 2.10 (Market Disruption), or (ii) any other rate applicable pursuant to either Section 2.10.2(i) or 2.10.2(ii) (Market Disruption). “Market Disruption Event” has the meaning provided in Section 2.10 (Market Disruption). “Material Adverse Effect” means a material adverse effect on: (i) the business, Property, liabilities, operations or condition, financial or otherwise, of the Company; (ii) the ability of the Company to perform its obligations under any Financing Document to which it is a party; (iii) the rights or remedies of IDB Invest under the Financing Documents; or (iv) the validity or enforceability of any material provision of any Financing Document or (v) the perfection, priority, enforceability or value of the Security, if any. “MICI” means the Independent Consultation and Investigation Mechanism of the IDB Group that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes (https://mici.iadb.org/en). “Note” or “Notes” has the meaning provided in Section 2.12 (Notes). “Obligations” means all obligations and liabilities of the Company under all Financing Documents to IDB Invest, any IDB Group Fund, if applicable, and any Participant, if applicable. “OII” means the Office of Institutional Integrity of the IDB Group (https://www.iadb.org/en/who-we- are/transparency/sanctions-system/office-institutional-integrity). “Ordinary Course of Business” means, with respect to any activity or transaction, that such activity or transaction is permitted by the Company’s by-laws, complies with the Financial Institutions Law and all

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 10 applicable Banking Regulations and constitutes a usual and customary activity or transaction within the business of a financial institution. “Other Taxes” means any stamp, recording, documentary or similar taxes and all other charges or levies payable on or in connection with any Financing Document. “Participant” means any Person that acquires a Participation. “Participation” means a participation interest acquired in any Specified Transaction pursuant to a Participation Agreement. “Participation Agreement” means each participation agreement entered into between IDB Invest, in its own capacity, and a Participant, in IDB Invest’s customary form, pursuant to which a Participant acquires a Participation. “PCG Guarantee Agreement” means an agreement entered into, or to be entered into, between the Company and IDB Invest relating IDB Invest’s obligations as guarantor in a PCG Transaction. “PCG Terms Documents” means one or more documents or agreements entered into from time to time between IDB Invest and the Company, which shall be in the form and substance satisfactory to IDB Invest, providing for the terms and conditions for a PCG Transaction which, for the avoidance of doubt, may include one or more “Reimbursement Terms Agreements For Credit Guarantee Issuance” and one or more “PCG Guarantee Agreements”. “PCG Transaction” means one or more credit guarantee transactions that may from time to time be entered into by and among IDB Invest and/or one or more IDB Group Funds and the Company. “Permitted Liens” means, in respect of any Person: (i) Liens created under or pursuant to any Security Document; (ii) any tax or other Lien arising by operation of law while the obligation underlying that Lien is not yet due, or if due, is being contested in good faith by appropriate proceedings and for the payment of which reserves, bonds, insurance or other security has been provided in an amount sufficient to promptly pay in full any amounts that such Person may be ordered to pay on final determination of any such proceedings; (iii) Liens that such Person is required to constitute with or in favor of any Authority pursuant to the Banking Regulations and other statutory liens that are generally required of deposit-taking institutions; (iv) any Lien created under a repurchase agreement involving the sale and repurchase of securities entered in the Ordinary Course of Business and on the basis of arm’s length arrangements; (v) any Lien securing a Debt on any asset of such Person in existence on the date of this Agreement which Lien and Debt were disclosed to IDB Invest or any Lien securing an extension, renewal or refinancing of such Debt; provided that (x) such Lien is created over the assets that secured such Debt and (y) the principal amount of Debt secured by such Lien prior to such extension, renewal or refinancing is not increased, other than with respect to reasonable costs, fees and expenses incidental to such extension, renewal, or refinancing; and

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 11 (vi) Other Liens on any asset of such Person created after the Effective Date that secure Debt in a principal or nominal amount not exceeding, in the aggregate per creditor, five million Dollars ($5,000,000). “Permitted Liens Maximum Amount” means in respect of items (i), (v) and (vi) of the Permitted Liens an amount equal to ten percent (10%) of the aggregate value of the Company’s Total Assets as reflected in its annual audited Financial Statements most recently delivered to IDB Invest pursuant to Section 5.3.1 (Audited Annual Financial Statements). “Person” means any natural person or any corporate, trust or partnership entity or any Authority, including that Person’s successors and permitted assigns. “Process Agent” means the process agent to be designated, appointed, empowered and maintained by the Company as required pursuant to Section 5.1.13 (Process Agent Appointment Term) and Section 8.10.4. “Process Agent Appointment Term” has the meaning provided in Section 5.1.13 (Process Agent Appointment Term). “Prohibited Practice” means: (a) A corrupt practice is the offering, giving, receiving, or soliciting, directly or indirectly, anything of value to influence improperly the actions of another party; (b) A fraudulent practice is any act or omission, including a misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation; (c) A coercive practice is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the Property of the party to influence improperly the actions of a party; (d) A collusive practice is an arrangement between two or more parties designed to achieve an improper purpose, including influencing improperly the actions of another party; (e) An obstructive practice is (i) destroying, falsifying, altering or concealing of evidence material to an IDB Group investigation, or making false statements to investigators with the intent to impede an IDB Group investigation; (ii) threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to an IDB Group investigation or from pursuing the investigation; or (iii) acts intended to impede the exercise of IDB Group’s contractual rights of audit or inspection or access to information; and (f) A misappropriation is the use of IDB Group financing or resources for an improper or unauthorized purpose, committed either intentionally or through reckless disregard. “Property” means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 12 “Rate Setting Period” has the meaning provided in Section 2.10.2(ii)(a) (Market Disruption). “Receipt Account” means (a) with respect to any Obligation payable under this Agreement, the Framework Receipt Account, and (b) with respect to any Obligation owed under a Specified Transaction in the Specified Currency, the bank account provided in the relevant Specified Transaction Document. “Relevant Asset Class Financing Operations” has, in respect of each Specified Transaction, the meaning provided in the relevant Environmental and Social Provisions Annex. “Relevant Authorization” means each Authorization that is necessary under Applicable Law for: (i) the Company to enter into any Specified Transaction, request or receive any Utilization made thereunder, perform its obligations under any Financing Document or conduct its business as it is contemplated to be carried on; and (ii) the execution, delivery, validity and enforceability of the Financing Documents; and (iii) the enforcement by IDB Invest of its rights and remedies under the Financing Documents; and (iv) the remittance to IDB Invest in Dollars of any amounts payable under the Financing Documents. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Replaced Notes” has the meaning provided in Section 2.12. (Notes). “Required Participants” means, with respect to any Specified Transaction, Participants (if any), other than Affiliated Participants, whose aggregate Participations are equal to or exceed thirty percent (30%) of the total amount of (x) the Utilizations made under such Specified Transaction held by Participants and (y) the Specified Transaction Commitments held by Participants, in each case that are not Affiliated Participants. “Restricted Payment” means (a) any dividend or distribution (whether in cash, property or obligations) on, any other payment or deposit made on account of, any declaration of any dividend, distribution or similar payment in respect of, and the purchase, redemption, retirement or other acquisition of, any portion of the Company’s Share Capital or equity rights in respect of the Company, including any dividends, distributions or other payments made or to be made by the Company to its Shareholders, Affiliates, or other Persons for or on account of Share Capital reductions, repurchases or redemptions of outstanding stock, options or warrants, and investments in, and Share Capital contributions, loans and advances to, the Company, and other similar payments in respect of equity rights; (b) any payment, purchase, or retirement or other acquisition of any debt (whether or not subordinated), loan, account or other financial obligation owed to any shareholder or Affiliate thereof (including any deposit or similar payment made to secure any such debt, loan, account or financial obligation); and (c) any payment of development, management or operation fees to any shareholder or Affiliate thereof. “Security” means, if applicable, all Liens created, or purported to be created, under the Security Documents to secure all or a portion of the Obligations. “Security Documents” means each and all security documents entered into by the Company or any other Person with the purpose of creating and/or perfecting a security interest over collateral for the purpose of securing all or a portion of the Obligations under any Specified Transaction. “Share Capital” means, as to any corporate entity, its shares or other equity interests. “Shareholder” means any Person that owns Share Capital of the Company.

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 13 “Specified Currency” means the lawful currency agreed between IDB Invest and the Company in the relevant Specified Transaction Document or, if IDB Invest and the Company do not specifically agree to a lawful currency in the relevant Specified Transaction Document, Dollars. “Specified Transaction” means a Loan Transaction, DCM Transaction, PCG Transaction or Supply Chain Transaction entered into from time to time by and among IDB Invest and/or one or more IDB Group Funds and the Company. “Specified Transaction Commitments” means, for any Specified Transaction, the amount of any commitment(s) undertaken by IDB Invest and any IDB Group Fund(s), if applicable, to make one or more Utilizations to the Company, subject to the fulfillment in form and substance, and in a manner, satisfactory to IDB Invest of all conditions precedent for such Utilization(s) as may be set forth in the Specified Transaction Document for such Specified Transaction. “Specified Transaction Date” shall have the meaning assigned thereto in Section 2.2.1. “Specified Transaction Default” means, with respect to each Specified Transaction, any event specified as an event of default in the relevant Specified Transaction Document. “Specified Transaction Document” means (i) with respect to any Loan Transaction, the Loan Terms Agreement for such Loan Transaction, (ii) with respect to any DCM Transaction, the DCM Terms Agreement for such DCM Transaction, (iii) with respect to any PCG Transaction, the PCG Terms Documents for such PCG Transaction, and (iv) with respect to any Supply Chain Transaction, the Supply Chain Terms Agreements for such Supply Chain Transaction. “Subsidiary” means, with respect to any Person, any entity: (i) over fifty percent (50%) of whose Share Capital is owned, directly or indirectly, by that Person; (ii) for which that Person may nominate or appoint a majority of the members of the board of directors or such other similar body performing similar function; or (iii) that is otherwise Controlled by that Person. “Supplement Annex” means an agreement in the form of Exhibit 5 (Form of Supplement Annex) entered into from time to time between IDB Invest and the Company whereby the Financial Covenants and/or the corporate governance plan set forth in this Agreement may be updated in accordance with Sections 5.1.9 (Financial Covenants) and 5.1.11(Corporate Governance Plan), respectively. “Supply Chain Terms Agreements” means one or more documents or agreements providing for the terms and conditions for a Supply Chain Transaction which, for the avoidance of doubt, may include one or more “Receivables Purchase Agreements”, “Receivables Transfer Agreements”, “Eligible Buyer Policy Agreements” or other similar policy agreements, and one or more “Payment Undertaking Agreements”. “Supply Chain Transaction” means one or more supply chain transactions that may from time to time be entered into by and between IDB Invest and the Company. “Taxes” means all present and future taxes, charges, fees, duties, contributions, withholding obligations or other assessments of whatsoever nature levied by any Authority, together with any interest, penalties, additions to tax or other liabilities imposed thereon by any Authority. “Total Assets” means, as of any relevant determination date, the aggregate of all Company’s assets, as accounted as such on the Company’s Financial Statements most recently delivered as of such date in accordance with the Banking Regulations.

CONFIDENTIAL F&PA No. 15357-01 Annex 2 - 14 “Unauthorized Share Transaction” means any transaction affecting or changing the Share Capital held or to be acquired by any Person in the Company (whether directly or indirectly, through the ownership by such Person of Share Capital in any other Person) if (i) (a) such transaction or such Person violates, or would result in the Company violating, the Applicable Laws of the Company’s Country, or (b) such Person is included in the Internationally Recognized Sanctions Lists or in the IDB Group List of Sanctioned Firms and Individuals and, (ii) such Person holds or would as a result of such transaction hold in aggregate in excess of five percent (5%) of the total Share Capital of the Company. “Utilization” means the making available of funds by IDB Invest to the Company pursuant to a Specified Transaction and in accordance with and subject to the terms and conditions set forth therein, which may take the form of one or more disbursements in the case of Loan Transactions, one or more subscriptions of indebtedness in the case of DCM Transactions, one or more credit guarantees in case of PCG Transactions and one or more purchase undertakings in case of Supply Chain Transactions. “Utilization Request” means a request for a Utilization delivered by the Company to IDB Invest in accordance with Section 2.2 (Specified Transaction Utilizations) and in a form satisfactory to IDB Invest as set forth in the relevant Specified Transaction Document. “Variable Rate” means, for each Specified Transaction or Utilization made thereunder, a rate of interest to be agreed upon by IDB Invest and the Company and set forth in the Specified Transaction Document for such Specified Transaction, which shall be determined by the sum of (x) the Benchmark, and (y) an applicable spread or margin, and shall be the Interest Rate for such Specified Transaction or Utilization made thereunder.

CONFIDENTIAL F&PA No. 15357-01 Annex 3 - 1 ANNEX 3 FINANCIAL COVENANTS The Company shall comply at all times with the following ratios (provided, however, that, if any applicable Authority requires at any time a more stringent requirement than is set forth in this section, the Company shall satisfy such more stringent requirement): (i) a Loan Loss Reserves to Non-Performing Loans Ratio of one hundred percent 100% on a 12-month average basis; (ii) a Non-Performing Loans to Total Loans Ratio of not more than ten percent (10.0%) as of June 30, 2026; nine percent (9.0%) as of December 31, 2026; eight percent (8.0%) as of December 31, 2027; seven percent (7.0%) as of December 31, 2028; and six percent (6.0%) thereafter; (iii) a Tangible Equity to Tangible Assets Ratio of not less than ten percent (10%); and (iv) an Unhedged Exchange Rate Position Ratio of not less than minus ten percent (-10%) and no more than thirty percent (30%) of Available Capital as established by the Banking Regulations. For any determination date for which Financial Statements are not available, the Company shall calculate its compliance with this Section 5.1.9 on such date based on documentation available to it (including financial records, reports and any other documents acceptable to IDB Invest), which calculations and documenting basis shall be provided to IDB Invest upon its request. For the purposes herein: “Banking Regulations” means any regulations issued by the applicable supervisory authority of the Company’s Country for financial institutions, as amended or replaced from time to time. “Deferred Taxes” means the income tax liabilities or assets that arise due to temporary differences between the Company’s accounting treatment of income, expenses, assets or liabilities and their respective treatment under applicable Argentine tax laws, as appearing on the Company’s most recently delivered Financial Statements, including but not limited to differences in recognition, measurement, and timing. Deferred Taxes shall not include any taxes assessed or payable on a final basis, nor shall they encompass penalties, interest, or other non-temporary tax obligations. “Equity” means, as of any relevant determination date, the result obtained by subtracting Total Liabilities from Total Assets. “Financial Margin” means, as of any determination date, the difference between financial income (including interest income on loans, investments and deposits in banks, commissions gained on credit approvals, gains on valuation of the investment trading portfolio and realized gains on the remaining investment portfolio) and financial expenses (including interest expenses on deposits and borrowings, commissions paid on borrowings, losses on valuation of the investment trading portfolio and realized losses on the remaining investment portfolio) as accounted as such on the Company’s most recently delivered Financial Statements.

CONFIDENTIAL F&PA No. 15357-01 Annex 3 - 2 “Intangible Consolidated Assets” means, as of any determination date, the sum of intangible assets and goodwill, as appearing on the Company’s most recently delivered Financial Statements. “Loan Loss Reserves” means, as of any determination date, the aggregate of all loan loss reserves maintained by the Company, as appearing on the Company’s most recently delivered Financial Statements. “Loan Loss Reserves to Non-Performing Loans Ratio” means, as of any determination date, the result obtained by dividing (x) Loan Loss Reserves as of such date by (y) Non-Performing Loans as of such date. “Non-Performing Loans” means, as of any determination date, the aggregate of all loans made by the Company having a default in the payment of principal or any of the related charges for a period greater than ninety (90)days, as amended or replaced from time to time, and as appearing on the Company’s most recently delivered Financial Statements. “Non-Performing Loans to Total Loans Ratio” means, as of any determination date, the result obtained by dividing (x) Non-Performing Loans by (y) Total Loans. “Tangible Equity to Tangible Assets Ratio” means, as of any relevant determination date, the result obtained by dividing (x) Tangible Equity by (y) Tangible Assets. “Tangible Assets” means, as of any determination date, the result obtained by subtracting the Company’s Intangible Consolidated Assets (as they appear in the Company’s Financial Statements most recently delivered as of such date) and the Company’s Deferred Taxes from the Company’s Total Consolidated Assets. “Tangible Equity” means, as of any determination date, the result obtained by subtracting the Company’s Intangible Consolidated Assets (as they appear in the Company’s Financial Statements most recently delivered as of such date) and the Company’s Deferred Taxes from Equity. “Total Assets” means, as of any relevant determination date, the aggregate of all Company’s assets, accounted as such on the Company’s Financial Statements most recently as of such date in accordance with the Banking Regulations. “Total Liabilities” means, as of any relevant determination date, the aggregate of all Company’s liabilities, accounted as such on the Company’s Financial Statements most recently delivered as of such date in accordance with the Banking Regulations. “Total Loans” means, as of any determination date, the aggregate of all loans, financings, credits and borrowings of any kind granted by the Company to any Persons, including all Non-Performing Loans and as accounted by the Company as an asset on the Company’s most recently delivered Financial Statements. “Unhedged Exchange Rate Position” shall have the meaning set forth in the Consolidated Text of the Regulations on “Net Global Foreign Currency Position TEXTO ORDENADO DE LAS NORMAS SOBRE“POSICIÓN GLOBAL NETA DE MONEDA EXTRANJERA”. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the U.S. Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

CONFIDENTIAL F&PA No. 15357-01 Schedule 1 - 1 SCHEDULE 1 LIST OF EXCLUDED ACTIVITIES (See Section 5.1.1 (Use of Proceeds)) IDB Invest will not knowingly finance, directly or indirectly, projects or companies involved in the production, trade, or use of the products, substances or activities listed below. Additional exclusions may apply in the context of a specific operation. 1. Prohibited Activities a) Activities that are illegal under host country laws, regulations or ratified international conventions and agreements, or subject to international phase out or bans, such as: i. Polychlorinated biphenyl compounds (PCBs). ii. Pharmaceuticals, pesticides/herbicides and other hazardous substances subject to international phase- outs or bans.1 iii. Persistent Organic Pollutants (POPs).2 iv. Ozone-depleting substances subject to international phase-out.3 v. Wildlife or wildlife products regulated under Convention on International Trade in Endangered Species of Wild Fauna and Flora (CITES).4 vi. Transboundary trade in waste or waste products,5 except for non-hazardous waste destined for recycling. vii. Lead paint or coatings in the construction of structures and roads.6 b) Activities that are illegal under host country laws, regulations or ratified international conventions and agreements relating to the protection of biodiversity resources or cultural heritage. 2. Other Activities a) Activities that, although consistent with a country’s legal and/or regulatory framework, may generate particularly significant adverse impacts on people and/or the environment. i. Weapons, ammunition, and other military goods/technology. ii. Tobacco.7 iii. Gambling, casinos and equivalent enterprises.8 1 Reference documents are: Council Regulation (EEC) No 2455/92 of 23 July 1992 Concerning the Export and Import of Certain Dangerous Chemicals, as amended from time to time; United Nations Consolidated List of Products whose Consumption and/or Sale have been Banned, Withdrawn, Severely Restricted or not Approved by Governments; Convention on the Prior Informed Consent Procedures for Certain Hazardous Chemicals and Pesticides in International Trade (Rotterdam Convention); Stockholm Convention on Persistent Organic Pollutants; World Health Organization Recommended Classification of Pesticides by Hazard, World Health Organization Pharmaceuticals: Restrictions in Use and Availability. 2 Stockholm Convention on Persistent Organic Pollutants (POPs), as amended in 2009. 3 Ozone Depleting Substances (ODSs) are chemical compounds which react with and deplete stratospheric ozone, resulting in the widely publicized “ozone holes.” The Montreal Protocol lists ODSs and their target reduction and phase out dates. The chemical compounds regulated by the Montreal Protocol include aerosols, refrigerants, foam blowing agents, solvents, and fire protection agents. (www.unep.org/ozone/montreal.shtml). 4 www.cites.org 5 As defined by the Basel Convention (www.basel.int) 6 Paints or coatings with a total lead concentration great than 90 ppm or the concentration limit set by the host country, whichever is lower. 7 This does not apply to projects whose primary objective is not related to the production, trade, or use of tobacco. 8 This does not apply to projects whose primary objective is not related to the construction and operation of gambling, casinos and equivalent enterprises.

CONFIDENTIAL F&PA No. 15357-01 Schedule 1 - 2 iv. Radioactive materials.9 v. Unbonded asbestos fibers or asbestos-containing products. vi. Drift net fishing in the marine environment using nets in excess of 2.5 km. in length. b) Activities that are inconsistent with IDB Invest’s commitments to address the challenges of climate change and promote environmental and social sustainability i. Thermal coal mining or coal-fired power generation and associated facilities10. ii. Upstream oil exploration and development projects. iii. Upstream gas exploration and development projects. Under exceptional circumstances and on a case-by- case basis, consideration will be given to financing upstream gas infrastructure where there is a clear benefit in terms of energy access for the poor and where greenhouse gas (GHG) emissions are minimized, projects are consistent with national goals on climate change, and risks of stranded assets are properly analyzed. 9 This does not apply to the purchase of medical equipment, quality control (measurement) equipment and any equipment where it can be demonstrated that the radioactive source is to be trivial and/or adequately shielded. 10This applies only to associated facilities which primary objective is related to the production, trade or use of coal for power generation or to the transmission of energy generated by a coal-fired power plant (e.g., a dedicated transmission line).

CONFIDENTIAL F&PA No. 15357-01 Exhibit 1 - 1 EXHIBIT 1 FORM OF COMPANY’S SERVICE OF PROCESS LETTER (See Section 5.1.13 (Process Agent Appointment Term) [PROCESS AGENT’S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division, Investment Operations Department Agency for Service of Process [Specified Transaction type] No. [__] Ladies and Gentlemen: 1. Reference is made to (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), and (ii) the [Specified Transaction Document name] between the Company and IDB Invest1 dated as of [__], 20[__] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Specified Transaction Document”) 2. Capitalized terms used but not defined in this letter have the meanings assigned to them in the Framework and Policy Agreement or the Specified Transaction Document. 2. Pursuant to Section 8.10.4 of the Framework and Policy Agreement and Section [__] (Applicable Law and Jurisdiction) of the Specified Transaction Document, the Company has irrevocably designated and appointed the undersigned [__], whose offices are currently located at [__], New York, as its authorized agent solely to receive for and on the Company’s behalf service of summons or other legal process in any legal action, suit or proceeding in any court specified in Section 8.10 of the Framework and Policy Agreement and Section [__] (Applicable Law and Jurisdiction) of the Specified Transaction Document. 3. The undersigned informs you that it has irrevocably and unconditionally accepted that appointment as process agent as set forth in Section 8.10.4 of the Framework and Policy Agreement and Section [__] (Applicable Law and Jurisdiction) of the Specified Transaction Document from [date] 1 Add any other parties (including any IDB Group Funds) to the Specified Transaction Document to the extent applicable. 2 If there is more than one Specified Transaction in full force and effect at the time of providing this certificate, each Specified Transaction Document should be listed herein.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 1 - 2 until [date] and agrees with IDB Invest that the undersigned shall (i) maintain an office in New York, New York, at all times during the appointment period, (ii) inform IDB Invest promptly in writing of any change in the address of the undersigned in New York, (iii) perform its obligations as process agent in accordance with the relevant terms of Section 8.10.4 of the Framework and Policy Agreement and Section [__] (Applicable Law and Jurisdiction) of the Specified Transaction Document, and (iv) promptly forward to the Company any legal process received by the undersigned in its capacity as process agent. 4. As process agent, the undersigned and its successors shall discharge the above-mentioned obligations and shall not refuse fulfillment of such obligations as provided in Section 8.10.4 of the Framework and Policy Agreement and Section [__] (Applicable Law and Jurisdiction) of the Specified Transaction Document. Yours truly, [NAME OF PROCESS AGENT] By: Name: Title: cc: BANCO DE GALICIA Y BUENOS AIRES S.A.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 2 - 1 EXHIBIT 2 FORM OF COMPANY’S CERTIFICATE OF INCUMBENCY AND AUTHORITY [BANCO DE GALICIA Y BUENOS AIRES S.A. LETTERHEAD] [Date]1 Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division Certificate of Incumbency and Authority Ladies and Gentlemen: Reference is made to (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), and (ii) one or more Specified Transaction Documents (as defined in the Framework and Policy Agreement) as may be entered by and between IDB Invest and the Company from time to time. Capitalized terms used but not defined in this request have the meanings assigned to them in the Framework and Policy Agreement. [I, the undersigned [Chairman/Director] of the Company, duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons each of whom are, and will continue to be, authorized: (1) to sign on the Company’s behalf, any Utilization Requests provided for in connection with any Specified Transaction as set forth in the relevant Specified Transaction Document; and (2) to take any other action required or permitted to be taken, done, signed or executed on the Company’s behalf, under the Financing Documents or any other agreement to which the Company and IDB Invest may be parties.] Name Office Specimen Signature IDB Invest may assume that any such person continues to be so authorized until IDB Invest receives authorized notice from the Company that they, or any one of them, is no longer authorized. 1 Please include the same date as the Disbursement Request.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 2 - 2 [Also, please find enclosed herewith: (i) Documents evidencing the appointment of the current members of the board of directors of the Company, its officers and its attorneys-in-fact (if applicable), in each case recorded in the relevant books and duly registered with the commercial registry or any other competent Authority in the Company’s Country; and (ii) Statements recorded in the appropriate corporate books of Company, evidencing that the members of its board of directors and officers have taken office.]2 Yours truly, BANCO DE GALICIA Y BUENOS AIRES S.A. By: [Chairman/Director] Email address: 2 This paragraph should be deleted when the Certificate of Incumbency is delivered by the Company as a CP for the first Disbursement and this paragraph is included in the Company's Certificate Regarding Organizational Documents/[Board of Directors'] [and Shareholders'] Resolution (Exhibit 3) delivered pursuant to Section 4.1.1 of the Loan Terms Agreement.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 3 - 1 EXHIBIT 3 FORM OF COMPANY’S ANNUAL CERTIFICATE (See clause (ii) of Section 5.3.1 (Audited Annual Financial Statements)) [BANCO DE GALICIA Y BUENOS AIRES S.A. COMPANY’S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division, Investment Operations Department Annual Certification of the Company [Specified Transaction type] No. [__] Ladies and Gentlemen: 1. Reference is made to (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), and (ii) the [Specified Transaction Document name] between the Company and IDB Invest1 dated as of [__], 20[__] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Specified Transaction Document”)2. Capitalized terms used but not defined in this letter have the meanings assigned to them in the Framework and Policy Agreement or the Specified Transaction Document. 2. Pursuant to Section 5.3.1 (Audited Annual Financial Statements) of the Framework and Policy Agreement, we hereby certify that, as at the date hereof: 2.1 the most recent annual audited Financial Statements delivered to IDB Invest were prepared from, and are in accordance with, the Company’s books and records and give a true and fair view of the financial position of the Company as of the date thereof and the results of its operations and cash flow for the relevant Financial Year, all in conformity with Accounting Principles; 2.2 during the applicable period and as of the end of the relevant Financial Year, the Company was in compliance with all the terms and conditions of the Financing Documents and no Default has occurred; 1 Add any other parties (including any IDB Group Funds) to the Specified Transaction Document to the extent applicable. 2 If there is more than one Specified Transaction in full force and effect at the time of providing this certificate, each Specified Transaction Document should be listed herein.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 3 - 2 2.3 each of the representations and warranties set forth in Section 3.1 (Representations and Warranties) of the Framework and Policy Agreement and Section [__] (Representations and Warranties) of the Specified Transaction Document is true, correct and accurate; and 2.4 the Company is in compliance with Section 5.1.9 (Financial Covenants), Section 5.2.8(Limitation on Guarantees), Section 5.2.9(Transfer of Assets) and Section 5.2.10(No Liens) of the Framework and Policy Agreement [and Section [__] ([__]) of the Specified Transaction Document]3 and attached hereto as Schedule A are the calculations and all information necessary to calculate compliance thereunder during the applicable period and as at the last day of the period covered, as relevant, by the Financial Statements.4 Yours truly, BANCO DE GALICIA Y BUENOS AIRES S.A. By: Authorized Representative 3 If a Specified Transaction Document provides for additional Financial Covenants, these should be included. Otherwise, this can be deleted. 4 The Company should annex the calculations to demonstrate compliance with all of these Sections.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 3 - 3 SCHEDULE A TO COMPANY’S ANNUAL CERTIFICATE COMPLIANCE CALCULATIONS

CONFIDENTIAL F&PA No. 15357-01 Exhibit 4 - 1 EXHIBIT 4 FORM OF AUDITOR’S ANNUAL CERTIFICATE (See clause (iii) of Section 5.3.1 (Audited Annual Financial Statements)) [AUDITOR'S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division Annual Certification [Specified Transaction type] No. [__] Ladies and Gentlemen: 1. Reference is made to (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), and (ii) the [Specified Transaction Document name] between the Company and IDB Invest1 dated as of [__], 20[__] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Specified Transaction Document”)2. Capitalized terms used but not defined in this letter have the meanings assigned to them in the Framework and Policy Agreement or the Specified Transaction Document. 2. We have audited the [Consolidated] balance sheet of Company [and its Subsidiaries] as of [______], [___] and the related [Consolidated] statements of income, changes in stockholders equity and cash flows for the year then ended (together, the “Financial Statements”) (the “Audit”), and have issued our independent auditor's report dated [______], [___] for the financial year of 20[__] (the “Financial Year”). 3. We hereby submit one (1) copy of the Company’s audited Financial Statements, including the auditor's report for the Financial Year, in order to enable the Company to satisfy its obligation under Section 5.3.1 (Audited Annual Financial Statements) of the Framework and Policy Agreement. We also attach one (1) copy of the management letter [and any other communication from Auditor to the Company’s management commenting, with respect to the relevant Financial Year, on, among other things, the adequacy of the Company’s financial control procedures and accounting and 1 Add any other parties (including any IDB Group Funds) to the Specified Transaction Document to the extent applicable. 2 If there is more than one Specified Transaction in full force and effect at the time of providing this certificate, each Specified Transaction Document should be listed herein.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 4 - 2 management information systems], to satisfy the Company’s obligation under Section 5.3.1 of the Framework and Policy Agreement. 4. Pursuant to Section 5.3.1 (Audited Annual Financial Statements) of the Framework and Policy Agreement, we hereby certify that, as at the date hereof: 4.1 the most recent annual audited Financial Statements delivered to IDB Invest were prepared from, and are in accordance with, the Company’s books and records and give a true and fair view of the financial position of the Company as of the date thereof and the results of its operations and cash flow for the relevant Financial Year, all in conformity with Accounting Principles; 4.2 the Company is in compliance with Section 5.1.9 (Financial Covenants), Section 5.2.8 (Limitation on Guarantees), Section 5.2.9 (Transfer of Assets) and Section 5.2.10 (No Liens) of the Framework and Policy Agreement [and Section [__] ([__]) of the Specified Transaction Document]3, and below are the calculations and all information necessary to calculate compliance thereunder during the applicable period and as at the last day of the period covered, as relevant, by the Financial Statements: [___].4 Yours truly, [NAME OF AUDITOR] By: Authorized Representative 3 If a Specified Transaction Document provides for additional Financial Covenants, these should be included. Otherwise, this can be deleted. 4 The Company should annex the calculations to demonstrate compliance with all of these Sections.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 5 - 1 EXHIBIT 5 FORM OF COMPANY’S QUARTERLY CERTIFICATE (See Section 5.3.2 (Audited Quarterly Financial Statements)) [BANCO DE GALICIA Y BUENOS AIRES S.A. COMPANY’S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division Quarterly Certification for the Quarter Ending [_______]1 [Specified Transaction type] No. [__] Ladies and Gentlemen: 1. Reference is made to (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), and (ii) the [Specified Transaction Document name] between the Company and IDB Invest2 dated as of [__], 20[__] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Specified Transaction Document”)3. Capitalized terms used but not defined in this letter have the meanings assigned to them in the Framework and Policy Agreement or the Specified Transaction Document. 2. Pursuant to Section 5.3.2 (Audited Quarterly Financial Statements) of the Framework and Policy Agreement, the Company hereby certifies that, as at the date hereof: 2.1 the Financial Statements delivered pursuant to Section 5.3.2 were prepared from and are in accordance with the Company’s books and records and give a true and fair view of the financial position of the Company as of the date thereof and the results of its operations and cash flow for the relevant Financial Quarter, all in conformity with the Accounting Principles; 1 Include the corresponding month and year. 2 Add any other parties (including any IDB Group Funds) to the Specified Transaction Document to the extent applicable. 3 If there is more than one Specified Transaction in full force and effect at the time of providing this certificate, each Specified Transaction Document should be listed herein.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 5 - 2 2.2 during the applicable period and as of the relevant Financial Quarter Date the Company was in compliance with all the terms and conditions of the Financing Documents and no Default has occurred; 2.3 each of the representations and warranties set forth in Section 3.1 is true, correct and accurate; and 2.4 the Company is in compliance with Section 5.1.9 (Financial Covenants), Section 5.2.8 (Limitation on Guarantees), Section 5.2.9 (Transfer of Assets) and Section 5.2.10 (No Liens) of the Framework and Policy Agreement [and Section [__] ([__]) of the Specified Transaction Document]4 and attached hereto as Schedule A are the calculations and all information necessary to calculate compliance thereunder during the applicable period and as at the last day of the period covered, as relevant, by the Financial Statements.5 Yours truly, BANCO DE GALICIA Y BUENOS AIRES S.A. By: Authorized Representative 4 If a Specified Transaction Document provides for additional financial covenants, these should be included. Otherwise, this can be deleted. 5 The Company should annex the calculations to demonstrate compliance with all of these Sections.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 5 - 3 SCHEDULE A TO QUARTERLY COMPANY’S CERTIFICATE COMPLIANCE CALCULATIONS

CONFIDENTIAL F&PA No. 15357-01 Exhibit 6 - 1 EXHIBIT 6 FORM OF SUPPLEMENT ANNEX Reference is made to the Framework and Policy Agreement (the “Framework and Policy Agreement”) between Banco de Galicia y Buenos Aires S.A. (the “Company”) and the Inter-American Investment Corporation (“IDB Invest”) dated [●], 2025. Capitalized terms used but not defined in this certificate have the meanings assigned to them in the Framework and Policy Agreement. The parties hereby agree to modify Annex [__] ([__])1 of the Framework and Policy Agreement by deleting it and replacing it in its entirety with the below: [Insert replacement Annex language] IN WITNESS WHEREOF, the parties, acting through their duly Authorized Representatives, have caused this Supplement Annex to be signed in their respective names, on the date first above written. BANCO DE GALICIA Y BUENOS AIRES S.A., as Company By: Name: Title: 1 Depending on Annex to be replaced, insert “Annex 2 (Environmental and Social Provisions)”, “Annex 3 (Corporate Governance Plan)” or “Annex 4 (Financial Covenants)”.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 7 - 1 EXHIBIT 7 FORM OF ACCESSION AGREEMENT [LETTERHEAD OF CO-OBLIGOR] [insert date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division Re: Accession Agreement to Framework and Policy Agreement Ladies and Gentlemen: Reference is made to the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”). Capitalized terms used but not defined in this letter have the meanings assigned to them in the Framework and Policy Agreement. 1. As from the date hereof and for the benefit of all parties to the Framework and Policy Agreement: (a) ____________ (the “Acceding Party”) confirms that it intends to be a party to the Framework and Policy Agreement; and (b) the Acceding Party agrees to become a “co-obligor” jointly and severally with the Company for all purposes under the Framework and Policy Agreement (and the applicable Financing Documents) and undertakes to comply with all the obligations which are obligations of the Company thereunder (including obligations which arose on or prior to the date hereof), and agrees to be bound by all the provisions of the Framework and Policy Agreement as if it had been an original party to the Framework and Policy Agreement. 2. [On or around the date hereof, _________ the Acceding Party, jointly with the Company, will enter into a [relevant Specified Transaction Document(s)] with IDB Invest for [describe Specified Transaction] (the “Specified Transaction”)]1. 3. The Acceding Party hereby makes the representations and warranties contained in Article 3 (Representations and Warranties) of the Agreement, as to itself, on the date hereof. [The Acceding Party also represents and warrants that the Specified Transaction complies with the terms of the Framework and Policy Agreement and all other Financing Documents]2. 1 Include bracketed language in case the accession jointly with a Specified Transaction. 2 Include bracketed language in case the accession jointly with a Specified Transaction.

CONFIDENTIAL F&PA No. 15357-01 Exhibit 7 - 2 4. For purposes of Section 8.1 (Notices) of the Framework and Policy Agreement, the Acceding Party’s address is as follows: Address: Attention: Facsimile: 5. The Acceding Party hereby confirms that it has irrevocably agreed to designate, appoint and empower [______], with offices at [______], as its authorized agent solely to receive for and on its behalf service of summons or other legal process in any legal action, suit or proceeding in any court specified in Section 8.10 (Applicable Law and Jurisdiction) of the Framework and Policy Agreement. 6. This Accession Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. 7. This Accession Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America. Yours truly, [Insert name of Acceding Party] By: _____________________________ Name: Title: Acknowledged and agreed on [date]: Inter-American Investment Corporation By: _______________________________ Name: Title: By: _______________________________ Name: Title: Acknowledged and agreed on [date]: Banco de Galicia y Buenos Aires S.A., as the Company By: _______________________________ Name: Title:

CONFIDENTIAL F&PA No. 15357-01 Exhibit 7 - 3 By: _______________________________ Name: Title:

Execution Version CONFIDENTIAL F&PA Number 15357-01 December 4, 2025 INTER-AMERICAN INVESTMENT CORPORATION 1350 New York Avenue, N.W. Washington, D.C. 20577 U.S.A. Attention: Portfolio Management Division, Investment Operations Department ________________________________ Re: Offer Letter TLA-1/2025 Ladies and Gentlemen: The undersigned Banco de Galicia y Buenos Aires S.A., a sociedad anónima organized and existing under the laws of the Republic of Argentina (the “Company”) is pleased to submit this irrevocable offer (the “Offer TLA-1/2025”) to enter into a term loan agreement with Inter-American Investment Corporation, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries (“IDB Invest” and, together with the Company, the “Parties”), as lender of the IDB Invest A Loan, subject to the terms and conditions set forth in Exhibit A attached hereto (the “Offer” and once accepted pursuant to the terms hereof, the “Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Exhibit A. This Offer shall be open for an acceptance in writing by IDB Invest until 11:59 p.m. New York time on December 4, 2025, unless extended in writing for an additional period of time by the Company (“Expiration Date”), forthwith after the Expiration Date, this Offer shall automatically lose all force and effect. Upon delivery of a written letter of acceptance of the Offer by IDB Invest (the “Acceptance Letter”), on or before the Expiration Date, the Agreement shall become in full force and effect subject to the terms and conditions set forth in Exhibit A as if the Parties had executed and delivered the same and shall be legally binding upon, and enforceable against, each and all of the Parties and their respective successors and permitted assigns, and each and all of them shall become parties to the Agreement. The Agreement shall be deemed entered into as of the date of the Acceptance Letter delivered by IDB Invest and shall supersede any and all previous agreements and understandings, oral or written, relating to the subject matter thereof. This Offer shall be governed by, and construed in accordance with, the law of the State of New York of the U.S.A. without regard to any conflict of laws principles thereof that would result in the application of the law of any other jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any Action arising out of or relating to this Offer TLA-1/2025, subject to, and in accordance with, the provisions of Section 8.1 (Applicable Law and Jurisdiction) of Exhibit A hereto. This Offer letter and the Acceptance Letter may be executed in several counterparts, each of which is an original, and all of which together shall constitute one and the same agreement.

We hereby agree that the delivery of the acceptance notice and service of all notices, writs, process and summons in any suit, action or proceeding brought in connection with this Offer may be made upon us by service to the address, and in the manner, set forth in Section 8.1.1 (Notices) of the Framework and Policy Agreement (as such term is defined in Exhibit A hereto). [Remainder of the page intentionally left blank]

- iv - EXHIBIT A TERMS AND CONDITIONS OF THE OFFER TABLE OF CONTENTS Page Contents ARTICLE 1 Definitions; Interpretation; Incorporation by Reference ......................................................... 1 Section 1.1 Loan Terms Agreement Definitions ..................................................................... 1 Section 1.2 Loan Terms Agreement Interpretation .................................................................. 2 Section 1.3 Application and/or Incorporation by Reference and Mutatis Mutandi Application. .......................................................................................................... 2 ARTICLE 2 Part 1: The Loans .................................................................................................................... 2 Section 2.1 The IDB Invest A Loan ........................................................................................ 2 Section 2.2 Disbursement Procedure. ...................................................................................... 4 Section 2.3 Repayment. ........................................................................................................... 4 Section 2.4 Voluntary and Mandatory Prepayments. .............................................................. 5 Section 2.5 Application of Prepayments .................................................................................. 5 Section 2.6 Currency and Place of Payment ............................................................................ 6 Section 2.7 Payment of Fees. ................................................................................................... 6 PART 2: INTEREST RATE TERMS AND CONDITIONS ................................................................................. 7 Section 2.8 Interest. ................................................................................................................. 7 Part 3: Other Provisions ............................................................................................................................... 8 ARTICLE 3 Loan Terms Agreement Representations and Warranties ....................................................... 8 Section 3.1 Representations and Warranties ............................................................................ 8 Section 3.2 Representations and Warranties Acknowledgment .............................................. 8 ARTICLE 4 Loan Terms Agreement Conditions Precedent to Disbursement ............................................ 9 Section 4.1 Conditions Precedent to First Disbursement ......................................................... 9 Section 4.2 Conditions Precedent to All Disbursements ......................................................... 9 ARTICLE 5 Loan Terms Agreement Covenants ....................................................................................... 11 Section 5.1 Affirmative Covenants ........................................................................................ 11 Section 5.2 Negative Covenants ............................................................................................ 11 Section 5.3 Information ......................................................................................................... 11 Section 5.4 Environmental and Social ................................................................................... 11

- v - ARTICLE 6 Enforcement. Remedies. ....................................................................................................... 12 Section 6.1 Specified Transaction Defaults. .......................................................................... 12 Section 6.2 Events of Default and Remedies ......................................................................... 12 Section 6.3 Bankruptcy .......................................................................................................... 12 ARTICLE 7 B Loans ................................................................................................................................. 12 Section 7.1 B Loans. .............................................................................................................. 12 Section 7.2 B Loan Disbursement Procedure. ....................................................................... 13 Section 7.3 B Loan Repayment. ............................................................................................ 13 Section 7.4 B Loan Prepayment ............................................................................................ 13 Section 7.5 B Loan Interest.................................................................................................... 13 Section 7.6 Conditions Precedent to First Disbursement of Each B Loan ............................ 13 ARTICLE 8 Miscellaneous ........................................................................................................................ 14 Section 8.1 Applicable Law and Jurisdiction. ....................................................................... 14 Section 8.2 Independent Parties ............................................................................................. 15 Section 8.3 Entire Agreement ................................................................................................ 15 Section 8.4 Survival ............................................................................................................... 15 Section 8.5 Term of Agreement ............................................................................................. 15

- vi - ANNEXES: ANNEX 1: LOAN TERMS AGREEMENT DEFINITIONS ANNEX 2: OTHER PROVISIONS ANNEX 3: DEVELOPMENT INDICATORS ANNEX 4: ENVIRONMENTAL AND SOCIAL PROVISIONS ANNEX 5: NON-CUMULATIVE COMPOUNDED RATE FORMULA ANNEX 6 SUSTAINABLE FINANCE TAXONOMY EXHIBITS: EXHIBIT 1: FORM OF DISBURSEMENT REQUEST EXHIBIT 2: FORM OF OPINION OF LOCAL COUNSEL EXHIBIT 3: FORM OF PROMISSORY NOTE EXHIBIT 4: FORM OF B LOAN SUPPLEMENT EXHIBIT 5: FORM OF RECEIPT OF DISBURSEMENT EXHIBIT 6: FORM OF TRANCHE II COMMITMENT APPROVAL REQUEST EXHIBIT 7: FORM OF TRANCHE II COMMITMENT NOTICE

LOAN TERMS AGREEMENT LOAN TERMS AGREEMENT (this “Loan Terms Agreement”), dated December 4, 2025 (the “Terms Effective Date”), between: (1) Banco de Galicia y Buenos Aires S.A., a financial institution organized and existing under the laws of the Republic of Argentina (the “Company”); and (2) INTER-AMERICAN INVESTMENT CORPORATION, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries, as lender of the IDB Invest A Loan (“IDB Invest” and, together with the Company, the “Parties”). RECITALS (A) WHEREAS, on December 4, 2025, IDB Invest and the Company entered into a Framework and Policy Agreement establishing the framework pursuant to which IDB Invest may, from time to time, extend credit to, subscribe indebtedness of, provide credit guarantees to, make purchase undertakings with respect of, or otherwise make available funds to, the Company through one or more Specified Transactions (as defined therein) and describing the policy requirements and provisions that IDB Invest requires the Company to adhere to as a condition for IDB Invest to enter into any Specified Transaction with the Company (the “Framework and Policy Agreement”). (B) WHEREAS, the Company desires that IDB Invest extend credit to the Company, and IDB Invest may do so subject to the terms and conditions set forth herein (this “Specified Transaction”). (C) NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and promises set forth in this Loan Terms Agreement, the Framework and Policy Agreement and in any other Financing Documents, and in reliance upon the representations and warranties set forth herein and therein, the Parties hereby agree as follows: ARTICLE 1 DEFINITIONS; INTERPRETATION; INCORPORATION BY REFERENCE Section 1.1 Loan Terms Agreement Definitions. 1.1.1 Defined Terms. Capitalized terms used herein have the meanings provided in Annex 1 (Loan Terms Agreement Definitions). 1.1.2 Other Terms. Capitalized terms used but not defined herein shall have the meanings provided for in the Framework and Policy Agreement. 1.1.3 Modification of Terms. This Loan Terms Agreement may modify or amend one or more terms defined in the Framework and Policy Agreement for the Specified Transaction being contemplated hereunder; provided that any such modifications or amendments shall not modify or amend the Framework and Policy Agreement or any other Financing Document with respect to any Specified Transaction or Specified Transaction Document different than this Loan Terms Agreement and the Specified Transaction being contemplated herein. Any modification, amendment or deviation from the Framework and Policy Agreement with respect to the Specified Transaction contemplated herein shall be set forth in Annex 2 (Other Provisions).

- 2 - 1.1.4 Interpretation in case of Conflict. In the event of any conflict between any provision of this Loan Terms Agreement and any provision of the Framework and Policy Agreement, the provision contained in this Loan Terms Agreement, solely and exclusively for the Specified Transaction being contemplated herein, shall govern and prevail. Section 1.2 Loan Terms Agreement Interpretation. In this Loan Terms Agreement, unless the context otherwise requires, this Loan Terms Agreement shall be governed, mutatis mutandis, by the principles of interpretation provided in Section 1.2 (Interpretation) of the Framework and Policy Agreement. Section 1.3 Application and/or Incorporation by Reference and Mutatis Mutandi Application. Unless expressly modified or amended pursuant to Section 1.1.3 and to the extent applicable, the terms and provisions of the Framework and Policy Agreement are hereby incorporated by reference and shall apply to this Loan Terms Agreement mutatis mutandi as if fully set forth hereunder, provided, however, that: 1.3.1 to the extent that, and so long as, (x) IDB Invest is the sole Lender hereunder, and (y) no Participant holds a Participation in the Loans, any amendment, supplement or other modification to any such provision of Framework and Policy Agreement made in accordance with the terms thereof shall automatically be updated and apply to this Loan Terms Agreement as most recently amended, supplemented or modified thereunder for purposes of its application and/or incorporation by reference and application mutatis mutandis hereunder (unless such provisions have been already modified under Annex 2 (Other Provisions)); and 1.3.2 to the extent that, at any time, and so long as, (x) IDB Invest is not the sole Lender hereunder, or (y) any Participants have a Participation in the Loans (any of the events described in (x) or (y), a “Crystallization Event”), then no amendment, supplement or other modification to any such provision of the Framework and Policy Agreement made in accordance with the terms thereof after the date of such Crystallization Event (any such date, a “Crystallization Date”) shall update such provision hereunder for purposes of its application and/or its incorporation by reference and application mutatis mutandis, unless (1) in case the Crystallization Event occurs as a result of a Participant acquiring a Participation in the Loans, such amendment, supplement or modification (a) does not require the consent of the Participant, or (b) if such consent is required, it has been duly obtained; in each case of (a) and (b), all in accordance to the relevant Participation Agreement, and (2) in case the Crystallization Event occurs as a result of any Person other than IDB Invest becoming a Lender hereunder, such amendment, supplement or modification is consented to by such Person. ARTICLE 2 PART 1: THE LOANS Section 2.1 The IDB Invest A Loan. 2.1.1 Subject to the terms and conditions of this Loan Terms Agreement, IDB Invest agrees to lend to the Company, and the Company agrees to borrow from IDB Invest, the IDB Invest A Loan in an aggregate principal amount of up to one hundred and fifty million Dollars ($150,000,000) (the “IDB Invest A Loan Commitment”) consisting of: (a) a committed Loan in an aggregate principal amount of up to one hundred million Dollars ($100,000,000) (such commitment, “Tranche I”); and

- 3 - (b) an uncommitted Loan in an aggregate principal amount of up to fifty million Dollars ($50,000,000) (“Tranche II”). 2.1.2 The Company hereby agrees and acknowledges that the IDB Invest A Loan Commitment will not include Tranche II until such time as the Tranche II Commitment Date has occurred in accordance with the terms and conditions set forth herein. 2.1.3 Approval of Tranche II. (i) THE COMPANY HEREBY AGREES AND ACKNOWLEDGES THAT NEITHER THIS SECTION 2.1.3 NOR ANY OTHER SECTION OF THIS AGREEMENT CONSTITUTES A COMMITMENT OR OBLIGATION OF IDB INVEST TO FUND TRANCHE II AND/OR DELIVER THE TRANCHE II COMMITMENT NOTICE. (ii) The Company may, at any time up to thirty six (36) months after the Terms Effective Date, request the commitment of Tranche II, by delivering to IDB Invest a commitment approval request (the “Tranche II Commitment Approval Request”) substantially in the form of Exhibit 6 (Form of Company’s Tranche II Commitment Approval Request) of this Loan Terms Agreement. Upon receiving any such Tranche II Commitment Approval Request, IDB Invest may, in its sole discretion, approve the commitment of such Tranche II by issuing an approval and commitment notice (the “Tranche II Commitment Notice”) substantially in the form of Exhibit 7 (Form of Tranche II Commitment Notice) of this Loan Terms Agreement with respect thereto. The Company may accept or reject the Tranche II Commitment Notice in accordance with Section 2.1.2(iii) (Approval of Tranche II). (iii) If IDB Invest does not respond within thirty (30) days following the date of receipt by IDB Invest of a Tranche II Commitment Approval Request pursuant to Section 2.1.2(i) (The Loans Approval of Tranche II), such Tranche II Commitment Approval Request shall be deemed to have been denied. (iv) Upon delivery by IDB Invest to the Company of a Tranche II Commitment Notice, the Company shall have five (5) days, or such other time as IDB Invest may require in its sole discretion (as specified in such Tranche II Commitment Notice), to either accept or reject the Tranche II Commitment Notice. Subject to Company’s acceptance, the Tranche II Commitment Notice shall be effective as of the Tranche II Commitment Date. If the Company does not respond within the time periods provided for in this Section 2.1.2(iii), the Tranche II Commitment Approval Request and the related Tranche II Commitment Notice shall be deemed to be canceled and of no further effect. (v) The Company may request a Disbursement of Tranche II at any time on or after the Tranche II Commitment Date and until the date that is ten (10) Business Days prior to the Commitment Termination Date for Tranche II in accordance with Section 2.2 (Disbursement Procedure). For the avoidance of doubt, nothing herein shall be construed to give the Company the right to request a Disbursement under Tranche II if such Tranche has not been approved and committed in accordance to the provisions set forth in this Section 2.1.2 (The IDB Invest A Loan). 2.1.4 IDB Invest’s undertaking to provide any B Loans to the Company shall be as set forth in Article 7 (B Loans).

- 4 - Section 2.2 Disbursement Procedure. 2.2.1 The Company may request Disbursements of each of (i) Tranche I and (ii) subject to and after the occurrence of the Tranche II Commitment Date, Tranche II, by delivering to IDB Invest at least ten (10) Business Days prior to each proposed Disbursement Date: (a) an irrevocable Disbursement Request, executed by an Authorized Representative of the Company, and (b) all documents required to be delivered as a condition precedent to such Disbursement pursuant to Article 4 (Loan Terms Agreement Conditions Precedent to Disbursement) (other than any document that is required to be delivered only as of the proposed Disbursement Date). No Tranche I Disbursements shall be made on or after the Commitment Termination Date for Tranche I and no Tranche II Disbursements shall be made on or after the Commitment Termination Date for Tranche II. The Company shall not be entitled to request Disbursements of Tranche II until the occurrence of the Tranche II Commitment Date. 2.2.2 With respect to each Tranche, the Company shall not request more than two (2) Disbursements per calendar month and not more than an aggregate of four (4) Disbursements. If the Company requests that the Disbursement bear interest at the Variable Rate, each Disbursement shall be made in an amount such that shall be disbursed in a whole Dollars amount of at least five million Dollars ($5,000,000) and, except for the last Disbursement, in whole multiples of one million Dollars ($1,000,000) in excess of such amount. 2.2.3 All Disbursements shall be made to the Disbursement Account (in a location acceptable to IDB Invest). 2.2.4 Notwithstanding any other provision of this Loan Terms Agreement, no Disbursement shall be made where a related transfer of funds would violate any Applicable Law or the AML/CFT policies, procedures or controls of IDB Invest or any financial institution that is involved in the transfer of funds. Section 2.3 Repayment. 2.3.1 The Company shall repay the IDB Invest A Loan in Dollars in equal semi-annual installments of principal on each Interest Payment Date commencing on the First Repayment Date and ending on the A Loan Final Maturity Date, on which date the entire remaining outstanding principal amount of the Loans shall be due and payable in full. 2.3.2 Following the Disbursement of Tranche II, the Company shall repay Tranche II in accordance to the relevant Tranche II Commitment Notice. 2.3.3 The Company shall repay each B Loan in Dollars as set forth in the relevant B Loan Supplement. 2.3.4 All repayments shall be applied pro rata across all Loans, provided that no repayment shall be processed if, after giving effect to such repayment, the outstanding principal balance of the IDB Invest A Loan is not at least ten percent (10%) of the aggregate outstanding principal balance of the total amount of the IDB Invest A Loan and the IDB Invest B Loan. 2.3.5 Principal amounts repaid or prepaid may not be re-borrowed. 2.3.6 The B Loan Final Maturity Date shall not exceed the A Loan Final Maturity Date.

- 5 - Section 2.4 Voluntary and Mandatory Prepayments. 2.4.1 Voluntary Prepayments. (i) The Company may prepay all or any portion of the Loans on any Interest Payment Date, by giving at least ten (10) days’ prior irrevocable written notice to IDB Invest, provided that any necessary Authorizations for such prepayment have been obtained. (ii) Each partial prepayment of any Tranche of the IDB Invest A Loan shall be in a minimum amount so that such Loan is prepaid in a minimum amount equal to five million Dollars ($5,000,000) and, except for the last Disbursement, in whole multiples of one million Dollars ($1,000,000) in excess of such amount or, if less, the remaining principal balance of the Loans. 2.4.2 Mandatory Prepayments. (i) Upon the occurrence of (a) a Change of Control without IDB Invest’s prior written consent or (b) an Unauthorized Share Transaction (each, a “Mandatory Prepayment Event”), (I) the Company shall prepay in full all Obligations under this Loan Terms Agreement, (II) the Loans Commitment and the Company’s right to request any Disbursements shall be terminated, and (III) IDB Invest may exercise any remedies that may be available under any Financing Document or Applicable Law. Any such prepayment shall be due and payable no later than five (5) Business Days following the occurrence of the relevant Mandatory Prepayment Event. (ii) The Company shall mandatorily prepay the Loans in such amount as IDB Invest requires to be prepaid upon the occurrence of the circumstances described in Section 2.8 (Illegality) of the Framework and Policy Agreement. 2.4.3 Prepayment Fees and Costs. On the date of each prepayment of the Loans pursuant to Section 2.4 (Voluntary and Mandatory Prepayments) or otherwise hereunder, the Company shall concurrently pay to IDB Invest a prepayment fee equal to the following percentage of the amount prepaid calculated as follows: Up to 1 year from the Terms Effective Date (inclusive) 2% > 1 year and up to 2 years from the Terms Effective Date (inclusive) 1.5% > 2 years from the Terms Effective Date (inclusive) 0% (i) (a) all accrued and unpaid interest on, and any Increased Costs incurred in connection with, the Loans; (b) any Costs then due pursuant to Section 2.9.4 (Other Costs) of the Framework and Policy Agreement; and (c) any other Obligations then due and payable under this Loan Terms Agreement and any other relevant Financing Document. Section 2.5 Application of Prepayments. Amounts of principal prepaid under Section 2.4 (Prepayments) shall: (i) first, be allocated pro rata among the Loans in proportion to their respective principal amounts outstanding, and (ii) then, with respect to each Loan, be applied by IDB Invest to the

- 6 - outstanding installments of principal of the Loans in inverse order of maturity unless IDB Invest determines otherwise. Section 2.6 Currency and Place of Payment. 2.6.1 Payments of all Obligations shall be made in Dollars, in immediately available funds, to the Inter-American Investment Corporation at the Receipt Account by no later than 11:00 a.m. New York City time. IDB Invest may deem any payment received after that time to have been made on the next Business Day. 2.6.2 The payment obligations of the Company under this Loan Terms Agreement shall be discharged only to the extent that (and as of the date when) Dollars is received in the Receipt Account, notwithstanding the tender or payment (including by way of recovery under a judgment) of any amount in any currency other than Dollars. Accordingly, the Company shall pay such additional amount as is necessary to enable IDB Invest to receive, after conversion into Dollars, and transfer to the Receipt Account, the full amount due to IDB Invest under this Loan Terms Agreement. Notwithstanding the foregoing and Section 2.6.1, IDB Invest may require the Company to pay (or to reimburse IDB Invest) in any currency other than Dollars for (i) any Taxes or other amounts payable under Section 2.6 (Taxes) of the Framework and Policy Agreement and (ii) any fees or Costs payable under Section 2.9 (Payment of Fees, Costs and Expenses) of the Framework and Policy Agreement, in each case to the extent such amounts are payable in such other currency. 2.6.3 The Company acknowledges that (a) the Loans to be provided hereunder are cross-border transactions, (b) disbursements of the Loans will be made in Dollars, and (c) any and all payments to be made by the Company under the Loans and any Financing Document shall be made exclusively in Dollars in accordance with Section 765 of the Argentine Civil and Commercial Code (as amended by the Argentine Decree of Necessity and Urgency No. 70/2023). The Company expressly ratifies the terms and conditions including covenants and waivers granted under Section 2.3. (Currency and Place of Payment) of the Framework and Policy Agreement. Section 2.7 Payment of Fees. 2.7.1 Commitment Fees. The Company shall pay to IDB Invest a commitment fee (the “Commitment Fee”) equal to thirty percent (30%) of the Applicable Spread per annum calculated over the undisbursed and uncancelled portion of the Loan Commitment, which shall: (a) begin to accrue daily, in respect of (i) the IDB Invest A Loan, (x) for Tranche I, thirty (30) days after the Terms Effective Date, and, (y) for Tranche II, thirty (30) days after the Tranche II Commitment Date and (ii) in respect of each B Loan, thirty (30) days after the effective date of the Participation Agreement for such B Loan; (b) be calculated on the basis of a three hundred and sixty (360) day year for the actual number of days elapsed; and (c) be payable in arrears on the Interest Payment Dates in each year, the first such payment to be due on the first Interest Payment Date occurring after the date on which the Commitment Fee begins to accrue, provided that, if any Disbursement is made fewer than ten (10) Business Days before an Interest Payment Date, then such Disbursement shall be disregarded for purposes of

- 7 - calculating the Commitment Fee due on such Interest Payment Date and any excess Commitment Fee paid by the Company on such Interest Payment Date shall be credited to the Company on the next Interest Payment Date; and 2.7.2 Other Fees. The Company shall pay to IDB Invest all other fees set forth in the Fee Letters. PART 2: INTEREST RATE TERMS AND CONDITIONS Section 2.8 Interest. 2.8.1 The Company shall pay interest on the outstanding principal amount of each Tranche of the IDB Invest A Loan in accordance with this Section 2.8. 2.8.2 Tranche I. (i) The Tranche I shall bear interest at a fixed rate, and each Disbursement of Tranche I shall bear interest at a fixed interest equal to the sum of the A Loan Disbursement Fixed Rate for such Disbursement plus the A Loan Applicable Spread (the “Fixed Rate”). (ii) If all or any portion of Tranche I of the IDB Invest A Loan bears interest at a fixed interest rate as set forth above, on the date of any prepayment, the Company shall concurrently pay to IDB Invest the Fixed Rate Termination Amount. (iii) If all or any portion of Tranche I of the IDB Invest A Loan bears interest at the Fixed Rate, then IDB Invest shall determine the A Loan Disbursement Fixed Rate for each Disbursement of such Loans. 2.8.3 Tranche II. (i) The Company may request in the Disbursement Request that Tranche II of the IDB Invest A Loan bear interest at either the Variable Rate or the Fixed Rate, in each case pursuant to the procedure set forth in Section 2.2 (Disbursement Procedure) of this Loan Terms Agreement. (ii) If the Company requests that the first Disbursement of Tranche II bear interest at the Variable Rate, that Disbursement and any subsequent Disbursements of such Tranche made on the IDB Invest A Loan shall bear interest at the Variable Rate; and, if the Company requests that the first Disbursement of Tranche II bear interest at the Fixed Rate, then that Disbursement and any subsequent Disbursement of such Tranche of the IDB Invest A Loan shall bear interest at the Fixed Rate pursuant to the procedure set forth in Section 2.8.2 above. (ii) If all or any portion of Tranche II of the IDB Invest A Loan bears interest at a variable rate, the variable rate per annum shall be equal to the sum of (x) Applicable Term SOFR on the Interest Rate Determination Date for that Interest Period plus (y) the A Loan Applicable Spread (the “Variable Rate”). (iii) On each Interest Rate Determination Date, IDB Invest shall determine the Variable Rate applicable to the corresponding Interest Period and shall promptly notify the Company of

- 8 - such rate; provided that the failure of IDB Invest to notify the Company of such rate shall not affect the Company’s obligation to make any payment of the Loans. 2.8.4 Interest on the Loans shall accrue daily for each Interest Period from the first day of such Interest Period to the last day of such Interest Period, computed on the basis of the actual number of days elapsed in such Interest Period in a year of three hundred and sixty (360) days and shall be payable in arrears on the Interest Payment Date falling on such last day; provided that if any Disbursement is made fewer than ten (10) Business Days before an Interest Payment Date, interest on such Disbursement shall be paid on the second Interest Payment Date following the date of that Disbursement. 2.8.5 If the Company prepays any amount of the Loans on a date other than an Interest Payment Date, then the Company shall pay to IDB Invest and the relevant Participants in addition to any the amounts payable by the Company under Section 2.9.4(i) (Other Costs) of the Framework and Policy Agreement, the amount determined by IDB Invest or such Participants as the difference, if any, between (i) the amount of interest that would have accrued on the principal amount of the Loan had such repayment not occurred, at the Variable Rate or B Loan Interest Rate then applicable to such Loan for the remainder of the Interest Period during which the relevant repayment is made, and (ii) the amount of interest that IDB Invest and the relevant Participants would earn on such repaid principal amount for the remainder of such Interest Period if such principal amount were invested for such remaining period at the interest rate that would be bid to IDB Invest and the relevant Participants from prime banks in the New York interbank market at the time such repayment occurs. PART 3: OTHER PROVISIONS Section 2.9 Other Provisions. The provisions set forth in Annex 2 (Other Provisions) shall supplement, amend, replace or delete (as indicated therein) the provisions of the Framework and Policy Agreement solely for the purposes of the Specified Transaction being contemplated herein. ARTICLE 3 LOAN TERMS AGREEMENT REPRESENTATIONS AND WARRANTIES Section 3.1 Representations and Warranties. In addition to any representations and warranties made by the Company in the Framework and Policy Agreement and any other Financing Documents (including, for the avoidance of doubt, any additional representations and warranties made in Annex 2 (Other Provisions)), the Company represents and warrants: 3.1.1 Ranking of Obligations. The payment obligations of the Company under this Loan Terms Agreement and any other Financing Documents will at all times rank at least pari passu in right of priority of payment and in all other respects (except for such exceptions as are provided by Applicable Law) with all other unsecured and unsubordinated obligations of the Company outstanding at any time. Section 3.2 Representations and Warranties Acknowledgment. The Company acknowledges that it makes the representations and warranties contained in this Article 3 (Loan Terms Agreement Representations and Warranties) (including, for the avoidance of doubt, the representations and warranties of the Framework and Policy Agreement) with the intention of inducing IDB Invest to enter into this Loan Terms Agreement and the other Financing Documents (and, if applicable, each Participant to enter into a Participation Agreement) and that IDB Invest has entered into this Loan Terms Agreement and the other

- 9 - Financing Documents (and, if applicable, each Participant has entered or will enter, as the case may be, into a Participation Agreement) on the basis of, and in full reliance upon, each such representation and warranty. ARTICLE 4 LOAN TERMS AGREEMENT CONDITIONS PRECEDENT TO DISBURSEMENT Section 4.1 Conditions Precedent to First Disbursement. The first Disbursement is subject to the fulfillment in form and substance, and in a manner, satisfactory to IDB Invest, not later than three (3) Business Days, or five (5) Business Days if there is a Disbursement of any B Loan, prior to the applicable Disbursement Date, of the following conditions (provided that any condition that is specified to be required to be met on the Disbursement Date shall instead be satisfied on or before the Disbursement Date): 4.1.1 Organizational Documents; Resolutions. IDB Invest has received: (i) copies of the organizational documents of the Company; (ii) copies of the resolutions of the Board of Directors of the Company recorded in the relevant corporate book evidencing unanimous approval of the Board of Directors of the Company, authorizing the execution and performance of the Financing Documents to which the Company is a party; and (iii) evidence of the duly registered appointment of the current members of the Board of Directors of the Company and its officers; in each case certified by the Company as true and correct in the Disbursement Request; 4.1.2 Certificate of Incumbency and Authority. IDB Invest has received a Certificate of Incumbency and Authority of the Company; 4.1.3 Environmental and Social. The conditions set forth in Section 2 (E&S Conditions Precedent to All Disbursements) of Annex 4 (Environmental and Social Provisions) have been satisfied. 4.1.4 Legal Opinions. On or before the Disbursement Date, IDB Invest has received a legal opinion addressed to IDB Invest from each of: (i) counsel to the Company in the Company’s Country in the form of opinion set forth in Exhibit 2 (Form of Opinion of Local Counsel) or in another form acceptable to IDB Invest; and (ii) counsel to IDB Invest in the Company’s Country in a form satisfactory to IDB Invest. 4.1.5 Financial Statements. IDB Invest has received the Financial Statements referred to in Section 3.1.8 (Financial Statements) of the Framework and Policy Agreement. 4.1.6 Process Agent. IDB Invest has received a letter substantially in the form of Exhibit 1 (Form of Company’s Service of Process Letter) to the Framework and Policy Agreement relating to the appointment by the Company of an agent for service of process acceptable to IDB Invest, together with evidence of such Process Agent’s unconditional acceptance of such appointment to act as such until the date that is six (6) months after the latest A Loan Final Maturity Date. Section 4.2 Conditions Precedent to All Disbursements. All Disbursements (including the first Disbursement and any Disbursement under any B Loan) are subject to the fulfillment in form and substance, and in a manner, satisfactory to IDB Invest, not later than three (3) Business Days, or five (5) Business Days if there is a Disbursement of any B Loan, prior to the applicable Disbursement Date, of the following conditions (provided that any condition that is specified to be required to be met on the Disbursement Date shall be instead satisfied on or before the Disbursement Date):

- 10 - 4.2.1 Disbursement Request. IDB Invest has received a Disbursement Request with respect to such Disbursement in accordance with Section 2.2 (Disbursement Procedure) certifying as to the intended use of proceeds, which shall comply with Section 5.1.1 (Use of Proceeds), and the satisfaction of all applicable conditions to Disbursement. 4.2.2 No Default. No Default exists or will occur as a result of the making of such Disbursement. 4.2.3 Representations and Warranties. All representations and warranties made by the Company in Article 3 (Representations and Warranties) of the Framework and Policy Agreement and in Article 3 (Loan Terms Agreement Representations and Warranties) of this Loan Terms Agreement are true and correct with reference to the facts and circumstances existing on the date of the applicable Disbursement Request and on the applicable Disbursement Date after giving effect to the proposed Disbursement; provided that references to Financial Statements shall refer to the most recent Financial Statements delivered to IDB Invest. 4.2.4 Fees and Expenses. The Company has paid, or has made arrangements to pay, all fees and Costs (including fees and expenses) then due under the Framework and Policy Agreement, this Loan Terms Agreement or any mandate letter, or otherwise due prior to or as of the relevant Disbursement Date pursuant to any Financing Document, or reimbursed IDB Invest for any such amounts. 4.2.5 Subsequent Legal Opinions. If IDB Invest requests, IDB Invest has received in form and substance acceptable to IDB Invest a legal opinion or opinions from counsel acceptable to IDB Invest covering such matters as IDB Invest may reasonably require. 4.2.6 Material Adverse Effect. Since the Terms Effective Date, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect. 4.2.7 Environmental and Social. The conditions set forth in Section 2 (E&S Conditions Precedent to All Disbursements) of Annex 4 (Environmental and Social Provisions) have been satisfied. 4.2.8 Financing Documents. Each Financing Document has been duly authorized and executed and delivered by all parties thereto and is in full force and effect in accordance with its terms. 4.2.9 Financial Covenants. The Company shall be in compliance with Section 5.1.9 (Financial Covenants) of the Framework and Policy Agreement after taking into account the amount of the Disbursement to be made and any other Debt incurred by the Company and any capital contribution made after the date of the latest Financial Statements provided pursuant to Section 5.3.1 (Audited Annual Financial Statements) of the Framework and Policy Agreement or Section 5.3.2 (Audited Quarterly Financial Statements) of the Framework and Policy Agreement. 4.2.10 Notes. On or before the applicable Disbursement Date, the Company shall have duly executed and delivered to IDB Invest a Note as set forth in Section 2.12 (Notes) of the Framework and Policy Agreement, in the amount of the requested Disbursement, substantially in the form of Exhibit 3 (Form of Promissory Note), each dated as of such Disbursement Date. 4.2.11 Tranche II Commitment Notice. With respect to any Disbursement of Tranche II, the Tranche II Commitment Date shall have occurred and Tranche I shall have been fully disbursed to the Company.

- 11 - 4.2.12 Process Agent Extension Letter. With respect to any Disbursement of Tranche II, IDB Invest shall have received a letter from the Process Agent, in form and substance satisfactory to IDB Invest, unconditionally accepting the extension of the Company’s appointment of the Process Agent as such, until the date that is six (6) months after the Tranche II Loan Final Maturity Date. ARTICLE 5 LOAN TERMS AGREEMENT COVENANTS Section 5.1 Affirmative Covenants. In addition to any affirmative covenants undertaken by the Company in the Framework and Policy Agreement and any other Financing Documents (including, for the avoidance of doubt, any additional covenants provided in Annex 2 (Other Provisions)), the Company shall: 5.1.1 Use of Proceeds. Cause the proceeds of the Loans to be applied exclusively to pay for the Company’s origination of Sub-Loans to Sub-Borrowers in the Company’s Country. 5.1.2 Ranking of Obligations. Ensure that all payment obligations of the Company under this Loan Terms Agreement and any other Financing Documents rank at least pari passu in all other respects with all other unsecured and unsubordinated obligations of the Company (other than those mandatorily preferred by the Applicable Laws in the Company’s Country relating to bankruptcy, insolvency, liquidation or other similar laws of general application). 5.1.3 Disbursement Receipt. The Company shall deliver to IDB Invest a receipt, substantially in the form of Exhibit 5 (Form of Receipt of Disbursement) within five (5) Business Days after each Disbursement. Section 5.2 Negative Covenants. In addition to any negative covenants undertaken by the Company in the Framework and Policy Agreement and any other Financing Documents (including, for the avoidance of doubt, any additional covenant provided in Annex 2 (Other Provisions)), the Company shall not: 5.2.1 [Reserved] Section 5.3 Information. In addition to any information covenants undertaken by the Company in the Framework and Policy Agreement and any other Financing Documents (including, for the avoidance of doubts, any additional information covenant provided in Annex 2 (Other Provisions)), the Company shall deliver to IDB Invest: 5.3.1 Development Indicators. Deliver (i) a report in the form of, and with the information topics listed in, Section 1 of Annex 3 (Development Indicators); and (ii) no later than the date of the full prepayment or repayment of the Loans, an updated report in the form of, and with the information listed in, Section 2 of Annex 3 (Development Indicators), provided that such forms and the means of delivery may be revised by IDB Invest from time to time. 5.3.2 Information on Sub-Borrowers. Information on any changes to the criteria established by the Company related to its Sub-Borrowers within thirty (30) days of any such change. Section 5.4 Environmental and Social. In addition to any environmental and social covenants undertaken by the Company in the Framework and Policy Agreement and any other Financing Documents (including, for the avoidance of doubt, in Annex 2 (Other Provisions)), the Company shall: 5.4.1 [Reserved].

- 12 - ARTICLE 6 ENFORCEMENT. REMEDIES. Section 6.1 Specified Transaction Defaults. It shall be a Specified Transaction Default if: 6.1.1 The Company fails to perform or observe any term, covenant or agreement contained in Section 5.1.1 (Use of Proceeds), Section 5.1.2 (Ranking of Obligations), Section 5.2 (Negative Covenants), Section 5.3 (Information) and Section 5.4 (Environmental and Social). 6.1.2 The Company fails to comply with any of its Obligations contained in this Loan Terms Agreement (other than an Obligation referred to elsewhere in Section 6.1 (Specified Transaction Defaults)); provided that if capable of being cured, such failure has continued for thirty (30) days after the earlier of (a) notice of such failure to comply being provided by IDB Invest or (b) the date on which the Company becomes, or should have become, aware of such failure; provided further that, for the avoidance of doubt, no cure period shall apply if in the determination of IDB Invest, such failure has had or could reasonably be expected to have a Material Adverse Effect. Section 6.2 Events of Default and Remedies. The occurrence of any Event of Default (including, for the avoidance of doubt, the occurrence of any Specified Transaction Default described in Section 6.1 (Specified Transaction Defaults)) shall give IDB Invest the right to take any or all of the following actions: (a) by written notice to the Company: (i) suspend or terminate the Loan Commitments, and (ii) declare the Loans, or such part of the Loans as is specified in the notice (with accrued interest thereon), which, for the avoidance of doubt, may include, at IDB Invest’s sole discretion, any and all Obligations entered into in furtherance of this Loan Terms Agreement and any relevant Financing Documents, to be immediately due and payable; and (b) exercise any other remedies that may be available to IDB Invest under any Financing Document or Applicable Law. Section 6.3 Bankruptcy. If any Insolvency Event occurs with respect to the Company, then (i) the Loan Commitments shall be automatically terminated, and (all Obligations arising under this Loan Terms Agreement and all other relevant Financing Documents shall be automatically and immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives. ARTICLE 7 B LOANS Section 7.1 B Loans. 7.1.1 The IDB Invest A Loan may, upon consultation with the Company, be supplemented with one or more B Loans. The proposed terms of such B Loans shall be agreed to in one or more B Loan Supplements. The Company acknowledges and agrees that, upon its execution of a B Loan Supplement, IDB Invest shall be authorized to make B Loans, and to issue one or more Participations in such B Loans, on the terms provided in such B Loan Supplement and the related Participation Agreement(s). 7.1.2 Other than as set forth in this Article 7 (B Loans) and/or in any B Loan Supplement, all provisions set forth in this Loan Terms Agreement with respect to any Loans shall apply mutatis mutandis to the B Loans.

- 13 - 7.1.3 No Disbursement shall be made pursuant to any Disbursement Request if, after giving effect to such Disbursement Request, the outstanding principal balance of the IDB Invest A Loan is not at least ten percent (10%) of the aggregate outstanding principal balance of the total amount of the IDB Invest A Loan and the B Loans. Section 7.2 B Loan Disbursement Procedure. 7.2.1 The Disbursement of any B Loan shall be subject to the disbursement procedures set forth in Section 2.2 (Disbursement Procedure). 7.2.2 IDB Invest shall not be obligated to make any Disbursement unless and until the applicable Participant(s) in the B Loan(s) shall have made available, in immediately available funds, their proportionate share of such Disbursement. 7.2.3 Disbursements of B Loans need not be made pro rata with Disbursements of the IDB Invest A Loan, as long as the retention ration set forth in Section 7.1.3 (B Loans) is satisfied after giving effect to each Disbursement of the B Loans. Section 7.3 B Loan Repayment. 7.3.1 The Company shall repay the B Loans in Dollars at the times and in the amounts provided in the relevant B Loan Supplement (to be applied pro rata across the B Loans); provided that the entire outstanding principal amount of each B Loan shall be due and payable on its respective B Loan Final Maturity Date. 7.3.2 The B Loan Final Maturity Date shall not exceed the A Loan Final Maturity Date. Section 7.4 B Loan Prepayment. Each partial prepayment of the B Loans shall be in the minimum amount set forth in the relevant B Loan Supplement. Section 7.5 B Loan Interest. 7.5.1 During each Interest Period, each B Loan shall bear interest at the B Loan Interest Rate provided in the applicable B Loan Supplement. 7.5.2 Interest on each B Loan shall accrue daily for each Interest Period from the first day of such Interest Period to the last day of such Interest Period computed on the basis of the actual number of days elapsed in such Interest Period and a year of three hundred and sixty (360) days and be payable in arrears on the Interest Payment Date falling on such last day; provided that, interest on any Disbursement made fewer than ten (10) Business Days before an Interest Payment Date shall be paid on the second Interest Payment Date following the date of that Disbursement. Section 7.6 Conditions Precedent to First Disbursement of Each B Loan. The first Disbursement of each B Loan is subject to the fulfillment in form and substance, and in a manner, satisfactory to IDB Invest, not later than five (5) Business Days prior to the applicable Disbursement Date of the following conditions: 7.6.1 Participant Commitment. IDB Invest has received formal commitments from one or more Participants to acquire one (1) or more Participations in an aggregate amount equal to the full amount of the B Loan Commitment as of the related Disbursement Date, evidenced by the

- 14 - execution and delivery by each such Participant, together with IDB Invest, of one or more Participation Agreements. 7.6.2 B Loan Supplement and Fee Letter. In connection with each Participation, the Company has executed and delivered, together with IDB Invest, a B Loan Supplement substantially in the form attached hereto as Exhibit 4 (Form of B Loan Supplement) together with a Fee Letter executed between the Company and IDB Invest in respect of such Participation. ARTICLE 8 MISCELLANEOUS Section 8.1 Applicable Law and Jurisdiction. 8.1.1 This Loan Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York of the United States of America without regard to any conflict of laws principles thereof. 8.1.2 The Company hereby irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States of America District Court for the Southern District of New York, and any appellate court from any thereof, in any Action arising out of or relating to any Financing Document (other than any Notes subject to local law) to which the Company is a party. Final judgment against the Company in any such Action shall be conclusive and may be enforced in any other jurisdiction including the Company’s Country by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by Applicable Law. 8.1.3 Nothing in this Loan Terms Agreement or any other Financing Document shall affect IDB Invest’s right to commence legal proceedings or otherwise sue the Company in the Company’s Country or elsewhere. 8.1.4 The Company agrees irrevocably to designate, appoint, empower and maintain for so long as this Loan Terms Agreement is in effect Devonshire Services, with offices at 14 Wall Street 20th Floor, New York, NY 10005, or such other Person that IDB Invest approves is acceptable to it, as the Company’s authorized agent (the “Process Agent”) to receive on its behalf service of legal process in any Action that IDB Invest may bring in respect of this Loan Terms Agreement or any other Financing Document to which the Company is a party in any court specified in Section 8.2.2 above. If for any reason the Company has no such authorized agent, then such service of process may be made by mailing copies thereof to the Company at its address specified in Section 8.1.1 (Notices) of the Framework and Policy Agreement or in any manner authorized by the laws of any such jurisdiction. Service of process in the manner provided in this Section 8.2.4 in any Action shall be deemed personal service and shall be valid and binding upon the Company for all purposes. 8.1.5 The Company irrevocably waives, to the fullest extent permitted by Applicable Law: (i) any objection that it may now or hereafter have to the laying of venue of any Action brought in any court referred to in this Section 8.1; (ii) any claim that any such Action brought in any such court has been brought in an inconvenient forum; and (iii) its right of removal of any matter commenced by IDB Invest in the courts of the State of New York to any court of the United States of America. 8.1.6 To the extent that the Company may in any Action be entitled to require IDB Invest to post security or a bond for the costs of the Company, the Company hereby irrevocably waives such

- 15 - benefit to the fullest extent now or hereafter permitted under the Applicable Law of the applicable jurisdiction. 8.1.7 To the extent that the Company may be entitled in any jurisdiction to claim immunity for itself or its Property from any suit, execution, attachment or other legal process or to the extent that in any jurisdiction that immunity may be attributed to it or its Property, the Company irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction. 8.1.8 The Company hereby acknowledges that IDB Invest shall be entitled under Applicable Law, including the International Organizations Immunities Act of 1945 (22 U.S.C. §288), to immunity from a trial by jury in any proceeding arising out of or relating to this Loan Terms Agreement or any other Financing Document to which the Company is a party or the transactions contemplated hereby or thereby, brought against IDB Invest in any court of the United States of America. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS LOAN TERMS AGREEMENT OR ANY OTHER FINANCING DOCUMENT TO WHICH THE COMPANY IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND FOR ANY COUNTERCLAIM THEREON, BROUGHT BY OR AGAINST IDB INVEST IN ANY FORUM IN WHICH IDB INVEST IS NOT ENTITLED TO IMMUNITY FROM TRIAL BY JURY. The Company agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America (28 U.S.C. §§1602-1611) and are intended to be irrevocable for purposes of such Act. Section 8.2 Independent Parties. The Parties acknowledge that (i) they have participated jointly in the negotiation and drafting of this Loan Terms Agreement and the other Financing Documents; and (ii) the Company had the opportunity to retain and consult with New York counsel of its choice and has elected not to retain counsel. Any ambiguity or question of interpretation in this Loan Terms Agreement and any other Financing Documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise by virtue of the authorship thereof, the relative bargaining power of the Parties or the Company’s failure to retain New York counsel. Section 8.3 Entire Agreement. This Loan Terms Agreement, the Framework and Policy Agreement and the other relevant Financing Documents represent the final and complete agreement of the Parties with respect to the Loans, and supersede all prior negotiations, representations, understandings or writings of any nature with respect thereto. Section 8.4 Survival. All representations and warranties made in this Loan Terms Agreement, in any other Financing Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith and Section 2.6 (Currency and Place of Payment), Section 2.7 (Payment of Fees) and Section 8.1 (Applicable Law and Jurisdiction), together with any related provisions in Article 1 (Definitions; Interpretation; Incorporation by Reference), shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment in full of the Loans or expiration or termination of this Loan Terms Agreement. Section 8.5 Term of Agreement. This Loan Terms Agreement shall continue in force until the date on which IDB Invest is satisfied that (i) all amounts outstanding under this Loan Terms Agreement have been indefeasibly paid and discharged in full and (ii) IDB Invest is under no obligation to make any further Disbursement under this Loan Terms Agreement or any other Financing Document.

Annex 1 - 1 ANNEX 1 LOAN TERMS AGREEMENT DEFINITIONS “A Loan Applicable Spread” means (a) with respect to Tranche I, three point six percent (3.6%) per annum , and (b) with respect to Tranche II, as determined and notified by IDB Invest to the Company in the Tranche II Commitment Notice. “A Loan Disbursement Fixed Rate” means, in respect of a Disbursement of a IDB Invest A Loan, the swapped fixed rate payable in respect of interest at SOFR or the applicable Benchmark for the amount of such Disbursement on the applicable Fixed Rate Determination Date, such rate as determined by IDB Invest taking into consideration (i) one (1) or more quote(s) in the Dollar swap market on such date and (ii) the repayment schedule set forth in Section 2.3 (Repayment) of this Loan Terms Agreement and the A Loan Final Maturity Date (with any necessary determinations being made by IDB Invest. “A Loan Final Maturity Date” means, with respect to each Tranche, the date that occurs on the seventh anniversary of the first Disbursement Date of the relevant Tranche. “Applicable Term SOFR” means Term SOFR published by the Term SOFR Administrator on the relevant Interest Rate Determination Date and corresponding to the prevailing: (i) one (1)-month Term SOFR, if the period from the relevant Interest Payment Date to the next Interest Payment Date is between one (1) and sixty (60) days; (ii) three (3)-month Term SOFR, if the period from the relevant Interest Payment Date to the next Interest Payment Date is between sixty-one (61) and one hundred thirty-five (135) days; or (iii) six (6)-month Term SOFR, if the period from the relevant Interest Payment Date to the next Interest Payment Date is more than one hundred thirty-five (135) days; provided that: (a) when determining Applicable Term SOFR for (i) the first Interest Period of each Disbursement, the reference period for Applicable Term SOFR shall correspond to the duration of such Interest Period and (ii) the last Interest Period of the Loans, the reference period for Applicable Term SOFR shall be the same as the reference period for the preceding Interest Period; (b) if as of 5:00 p.m. (New York City time) on any Interest Rate Determination Date, Term SOFR for the relevant tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Applicable Term SOFR has not occurred, then Applicable Term SOFR will be the Term SOFR for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR was so published, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Interest Rate Determination Date; and (c) if Applicable Term SOFR determined as provided above is in any event ever less than the Floor, then Applicable Term SOFR shall be deemed to be the Floor. “B Loan” means, individually and, as the context requires, collectively, one or more loans made in connection with an IDB Invest A Loan if and when funded by one or more Participants pursuant to a Participation Agreement and a B Loan Supplement. “B Loan Applicable Spread” means, for each B Loan, the applicable spread provided as such in the applicable B Loan Supplement.

Annex 1 - 2 “B Loan Commitments” means the sum of all B Loan funding commitments set forth in the B Loan Supplements. “B Loan Final Maturity Date” means, for each B Loan, the date provided as such in the applicable B Loan Supplement. “B Loan Interest Rate” means for each B Loan the rate of interest payable from time to time on the outstanding principal amount of such B Loan, determined in accordance with Section 2.8 (Interest) and the applicable B Loan Supplement. “B Loan Supplement” means an agreement entered into from time to time between IDB Invest and the Company substantially in the form of Exhibit 4 (Form of B Loan Supplement) providing certain terms for such B Loans in which IDB Invest has issued, or may issue, Participations. “Commitment Fee” has the meaning provided in Section 2.7.1 (Payment of Fees). “Commitment Termination Date” means the earliest of: (i) in respect of (x) Tranche I, six (6) months from the Effective Date and (y) Tranche II, six (6) months from the Tranche II Commitment Date; (ii) the date the Loan Commitments are cancelled in full in accordance with the terms of Section 2.7 (Suspension of Utilizations; Cancellation of Specified Transaction Commitments) of the Framework and Policy Agreement; (iii) the date of any prepayment of any part of the Loans; and (vi) any other date on which the Loan Commitments and the Company’s right to request further Disbursements are terminated in accordance with the terms of this Loan Terms Agreement; provided that, in the case of any B Loan Commitments and subject to Section 7.3 (B Loan Repayment), the Commitment Termination Date shall be the relevant date(s) set forth in the relevant B Loan Supplement. “Company” has the meaning provided in the preamble hereto. “Crystallization Date” has the meaning provided in Section 1.3.2 (Application and/or Incorporation by Reference and Mutatis Mutandi Application). “Crystallization Event” has the meaning provided in Section 1.3.2 (Application and/or Incorporation by Reference and Mutatis Mutandi Application). “Daily Compounded SOFR” has the meaning provided in Annex 5 (Non-Cumulative Compounded Rate Formula). “Daily Simple SOFR” means, for any day, a rate per annum equal to the greater of (a) SOFR for the first U.S. Government Securities Business Days of the Lookback Period that would end on such day (or, if such day is not a U.S. Government Securities Business Day, then the immediately preceding U.S. Government Securities Business Day), and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day, the SOFR in respect of such day has not been published on the SOFR Administrator’s website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then the SOFR for such day will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s website; provided that any SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the Terms Effective Date of such change in SOFR without notice to the Company. “Disbursement” means any disbursement of any Loan.

Annex 1 - 3 “Disbursement Account” means the following bank account in the United States of America: Beneficiary Bank Name: JPMORGAN CHASE BANK Beneficiary Bank ABA Code: 021000021 Beneficiary Account Name: BANCO GALICIA Y BUENOS AIRES SAU Beneficiary Account Number: 0011013760 or any other bank account notified by the Company to IDB Invest on or prior to the delivery of any Disbursement Request. “Disbursement Date” means the date on which the proceeds of a Disbursement are released by IDB Invest or any Lender to the Company, which shall be, with respect to Tranche I, a Business Day prior to the Tranche I Commitment Termination Date on which IDB Invest is open for business and, with respect to Tranche II, a Business Day prior to the Tranche II Commitment Termination Date on which IDB Invest is open for business. “Disbursement Request” means a request for a Disbursement delivered by the Company to IDB Invest substantially in the form of Exhibit 1 (Form of Disbursement Request). “First Repayment Date” means (a) with respect to Tranche I, the first (1st) Interest Payment Date immediately before the twenty-fourth (24th) month anniversary of the first Disbursement Date. “Framework and Policy Agreement” has the meaning provided in the recitals hereto. “Fixed Rate” has the meaning provided in Section 2.8.2 (Tranche I). “Fixed Rate Determination Date” means, with respect to a Disbursement of a IDB Invest A Loan, the date falling two (2) U.S. Government Securities Business Days prior to the requested Disbursement Date for such Disbursement. “Fixed Rate Termination Amount” means an amount in Dollars determined by IDB Invest in relation to the IDB Invest A Loan that compensates IDB Invest for (i) cost of breakage of funds, (ii) termination costs and (iii) other unwinding costs, if positive, related to such IDB Invest A Loan, taking into account the principal repayment schedule, the first scheduled IDB Invest A IDB Invest A Loan repayment date and the Loan Final Maturity Date and any variations in the relevant swap curve (with any necessary determinations being made by IDB Invest). “IDB Invest” has the meaning provided in the preamble hereto. “IDB Invest A Loan” means a loan in an aggregate amount of up to the IDB Invest A Loan Commitments to be funded by IDB Invest or, as the context may require, the outstanding principal amount thereof. “IDB Invest A Loan Commitments” has the meaning provided in Section 2.1.1(i) (The Loans). “Interest Payment Date” means May 15th and November 15th of each year and the A Loan Final Maturity Date. “Interest Period” means (i) each six (6)-month period beginning on an Interest Payment Date and ending on the day immediately before the next Interest Payment Date, except for the first period following each

Annex 1 - 4 Disbursement for which it shall mean the period beginning on such Disbursement Date and ending on the day immediately before the next Interest Payment Date, or (ii) the last interest period of a Loan that begins on the Interest Payment Date immediately preceding the applicable Loan Final Maturity Date and ends on the applicable Loan Final Maturity Date. “Interest Rate Determination Date” means the second U.S. Government Securities Business Day prior to the commencement of each Interest Period; provided that the Interest Rate Determination Date for the first Interest Period following each Disbursement shall be the second U.S. Government Securities Business Day prior to the relevant Disbursement Date. “Lender” means IDB Invest and its successors and assigns. “Loan Commitments” means the IDB Invest A Loan Commitments and any B Loan Commitments. “Loan Final Maturity Date” means the A Loan Final Maturity Date or the applicable B Loan Final Maturity Date, as the context requires. “Loan Terms Agreement” has the meaning provided in the preamble hereto. “Loans” means the IDB Invest A Loan, and the B Loan(s). “Lookback Period” means a period that is fifteen (15) U.S. Government Securities Business Days in duration or less; provided that the Lookback Period shall initially be fifteen (15) U.S. Government Securities Business Days until such time as IDB Invest delivers a notice to the Company indicating a shorter duration. “Mandatory Prepayment Event” has the meaning provided in Section 2.4.2 (Mandatory Prepayments). “Parties” has the meaning provided in the preamble hereto. “Process Agent” has the meaning set forth in Section 8.2.4 (Applicable Law and Jurisdiction). “Receipt Account” means the bank account at JPMORGAN CHASE BANK in New York, New York, United States of America, Account No: 323 373844, ABA: 021000021, SWIFT: CHASUS33, Ref. PRJ# 15357-01. “Specified Transaction” has the meaning provided in the recitals hereto. “Specified Transaction Default” means any event specified in Section 6.1 (Specified Transaction Defaults). “Sub-Borrower” means a Person that meets the criteria established by the Company for its on-lending operations to small and medium sized enterprises and to companies complying with the Sustainable Finance Taxonomy, and to whom the Company makes a Sub-Loan. For renewable energy generation, eligible projects shall meet the following conditions: (i) wind power with an installed capacity up to 20 MW; (ii) hydroelectric power plants with an installed capacity up to 5 MW; and (iii) solar power with an installed capacity up to 20 MW, only after compliance with item 6 of the E&S Action Plan set forth in Exhibit B of Annex 4. In any event, no Sub-Loan shall be made to finance mining activities.. In any event, no Sub-Loan shall be made to finance mining activities. “Sub-Loan” means any loan funded by Loan proceeds that is made by the Company to a Sub-Borrower to finance small and medium sized enterprises and/or to companies complying with the Sustainable Finance

Annex 1 - 5 Taxonomy, and that is evidenced by an agreement containing such provisions as would enable the Company to comply with the requirements set out in this Loan Terms Agreement. “Sustainable Finance Taxonomy” means the Company’s sustainable finance taxonomy, which is used by the Company to classify economic activities that make significant contributions to social and environmental objectives and establishes a common framework for what the Company considers social, green (or environmental) and sustainable, attached as Annex 6 hereto. “Terms Business Day” means any day that is (i) not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York and the City of Buenos Aires or is a day on which banking institutions in such state are authorized or required by Applicable Law to close and (ii) for purposes of making any payment of interest, principal, fees or other amount, a U.S. Government Securities Business Day. “Terms Effective Date” has the meaning provided in the preamble hereto. “Term SOFR” means the forward-looking term rate based on SOFR administered by the Term SOFR Administrator. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (or any successor administrator of a forward-looking term rate based on SOFR rate approved by IDB Invest in its sole discretion). “Tranche” means any of Tranche I and Tranche II, in each case as the context requires. “Tranche I” has the meaning assigned to that term in Section 2.1.1 (The IDB Invest A Loan). “Tranche II” means the IDB Invest uncommitted loan(s) as may be requested by the Company pursuant to Section 2.1.2 (The IDB Invest A Loan), or as the context may require, the principal amount thereof from time to time outstanding. “Tranche II Commitment” means the commitment to provide Tranche II upon the effectiveness of the Tranche II Commitment Notice on the Tranche II Commitment Date. “Tranche II Commitment Approval Request” has the meaning provided in Section 2.1.2(i) (The IDB Invest A Loan). “Tranche II Commitment Date” means the date specified as such in the Tranche II Commitment Notice that has been accepted by the Company in accordance with Section 2.1.2 (The IDB Invest A Loan ). “Tranche II Commitment Notice” has the meaning assigned to that term in Section 2.1.2(i) (The IDB Invest A Loan). “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the U.S. Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Variable Rate” has the meaning provided in Section 2.8.3 (Tranche I).

Annex 2 - 1 ANNEX 2 OTHER PROVISIONS [Reserved]

Annex 3 - 1 ANNEX 3 DEVELOPMENT INDICATORS (See Section 5.3.1 (Development Indicators)) The Company shall: Section 1 – Annual Report: As soon as possible, but in any event within ninety (90) days after the end of each Financial Year, complete and deliver the table below (Table 1) with the development indicators in the form of an Excel file. Indicators shall be measured annually for the corresponding year, unless otherwise noted. The table may include both quantitative and qualitative information. Table 1: Development Indicators Indicator Definition Unit of measure Baseline [2024] 2025 2026 […] Value of Loans Outstanding - Total Portfolio Value of outstanding loans in the eligible financial intermediary institution's portfolio at the end of the reporting period. - Total Portfolio ARS $ 12,715,731,601,600 Non Performing Loans (Portfolio at Risk)- 90 Days Share of the outstanding loans in the eligible financial intermediary institution’s portfolio that have one or more installments of principal past due for more than 90 days at the end of the reporting period. % 1.26% Value of Loans Outstanding – MSMEs – Disaggregated by currency Value of outstanding loans in the eligible financial intermediary institution's portfolio at the end of the reporting ARS $ 969,468,579,879 % Dollar = 2,04%

Annex 3 - 2 Indicator Definition Unit of measure Baseline [2024] 2025 2026 […] period. – MSMEs. Disaggregated by currency Number of Loans Outstanding - MSMEs Number of outstanding loans in the eligible financial intermediary institution's portfolio at the end of the reporting period. - MSMEs # 292,581 Non Performing Loans (Portfolio at Risk)- 90 Days - MSMEs Share of the outstanding loans in the eligible financial intermediary institution’s portfolio that have one or more installments of principal past due for more than 90 days at the end of the reporting period. - MSMEs % 1.46% Number of Active Borrowers/Clients - MSMEs Number of unique clients that form part of the number of loans in the eligible financial intermediary institutions portfolio at the end of the reporting period - MSMEs # 112,303 Average Tenor of Loans Outstanding - MSMEs Average (simple mean) initial tenor of all outstanding loans in the eligible portfolio at the time of Months 20

Annex 3 - 3 Indicator Definition Unit of measure Baseline [2024] 2025 2026 […] measurement. This indicator provides specificity around length and nature of portfolio. - MSMEs Average Interest Rate of Outstanding - MSMEs Average interest rate of outstanding loans in the eligible financial intermediary institution’s portfolio at the end of the reporting period. - MSMEs % 48% Value of Loans Disbursed - MSMEs Value of loans in the eligible financial intermediary institution’s portfolio disbursed during the reporting period. - MSMEs ARS $ 3,997,611,186,805 Number of Loans Disbursed - MSMEs Number of loans in the eligible financial intermediary institution’s portfolio disbursed during the reporting period. - MSMEs # 608,821 Number of SME clients who received a new loan during the reporting period Number of MSMEs clients who received a new loan during the reporting period. # 69,835 Number of MSME clients who received a new Number of MSMEs clients who received a # 21,100

Annex 3 - 4 Indicator Definition Unit of measure Baseline [2024] 2025 2026 […] loan during the reporting period - CRF reporting - New clients new loan during the reporting period. - New clients Value of Loans Outstanding - Green Lending. Disaggregated by currency Value of outstanding loans in the eligible financial intermediary institution's portfolio at the end of the reporting period. - Green Lending. Disaggregated by currency ARS $ 95,955,203,417 % Dollar = 53% Value of Loans Outstanding - Green Lending. Disaggregated by product Value of outstanding loans in the eligible financial intermediary institution's portfolio at the end of the reporting period. - Green Lending. Disaggregated by product ARS $ Agricultura sustentable = 41,616,670,154 Eficiencia en agua = 8,497,774 Eficiencia energética = 5,511,866,481 Energía renovable = 48,818,092,918 Practicas sostenibles = 76,089 Number of Loans Outstanding - Green Lending Number of outstanding loans in the eligible financial intermediary institution's portfolio at the end of the reporting period. - Green Lending # 537 Non Performing Loans (Portfolio at Risk)- 90 Days - Green Lending Share of the outstanding loans in the eligible financial intermediary institution’s portfolio that have one or more installments of % 0.01%

Annex 3 - 5 Indicator Definition Unit of measure Baseline [2024] 2025 2026 […] principal past due for more than 90 days at the end of the reporting period. - Green Lending Number of Active Borrowers/Clients - Green Lending Number of unique clients that form part of the number of loans in the eligible financial intermediary institutions portfolio at the end of the reporting period - Green Lending # 537 Average Tenor of Loans Outstanding - Green Lending Average (simple mean) initial tenor of all outstanding loans in the eligible portfolio at the time of measurement. This indicator provides specificity around length and nature of portfolio. - Green Lending Months 40 Average Interest Rate of Outstanding - Green Lending. Disaggregated by currency Average interest rate of outstanding loans in the eligible financial intermediary institution’s portfolio at the end of the reporting period. - Green Lending. Disaggregated by currency % Pesos = 37% Dollar = 5%

Annex 3 - 6 Indicator Definition Unit of measure Baseline [2024] 2025 2026 […] Value of Loans Disbursed - Green Lending Value of loans in the eligible financial intermediary institution’s portfolio disbursed during the reporting period. - Green Lending ARS $ 27,767,027,792 Number of Loans Disbursed - Green Lending Number of loans in the eligible financial intermediary institution’s portfolio disbursed during the reporting period. - Green Lending # 172 Installed Power Capacity - Newly Added- Renewable Sources Total amount of MW of energy capacity from a renewable source newly added/having become ready to operate during the reporting period. MW 352 Each year, if any indicator increased/decreased substantially relative to past performance, or failed to show improvement, please include a few lines explaining why. Note: Banco Galicia’s MSME portfolio is composed of clients engaged in formal economic activities within the productive and service sectors, whose annual turnover falls within the ranges defined by SEPYME for micro, small, and medium-sized enterprises (https://www.argentina.gob.ar/produccion/registrar-una-pyme/que-es-una-pyme), and who hold a certificate that verifies this status. Galicia’s sustainable portfolio follows the definition established by the bank in its Sustainable Finance Taxonomy: (https://idbg.sharepoint.com/teams/IIC-AR/15357-01/Project%20Structuring/Taxonomia%20Banco%20Galicia%20v2024.pd). Section 2 – Prepayment/Repayment Report: Upon the full prepayment or repayment of the Loan[s], no later than the date of the relevant prepayment or repayment, update Table 1. If the prepayment or repayment is made prior to June 30, the updated data shall be measured as of the prior year ended December 31. If the prepayment or repayment is made after June 30, the updated data shall include measurements for the prior year ended December 31 and the period between January 1 and the date such prepayment or repayment occurs.

Annex 3 - 7 Section 3 – Additional Information Report: As soon as possible, but in any event within thirty (30) days following IDB Invest's request, provide a report with clarifying and/or supplementary information addressing issues related to missing data, data quality problems, changes in how indicators are measured and/or significant deviations of indicators in Table 1. In the event these issues cannot be resolved through the report, a short meeting shall be scheduled to address them.

Annex 4 - 1 ANNEX 4 ENVIRONMENTAL AND SOCIAL PROVISIONS Capitalized terms used but not defined in this Annex 4 (Environmental and Social Provisions) shall have the meanings provided in Annex 1 (Loan Terms Agreement Definitions) and other capitalized terms used but not defined in Annex 1 (Loan Terms Agreement Definitions) shall have the meanings provided in Annex 1 (Definitions) to the Framework and Policy Agreement. Section 1. E&S Representations and Warranties. 1.1 Except for any non-compliance disclosed to IDB Invest in writing and explained to IDB Invest’s satisfaction, the Company is in compliance with all Environmental and Social Requirements. 1.2 Except for any environmental, social, labor or health and safety claims, or unmitigated environmental social, labor or health and safety impacts or risks disclosed to IDB Invest in writing and explained to IDB Invest’s satisfaction, there are no environmental social, labor or health and safety claims or material unmitigated impacts or risks related to the Company, or to the best of the Company’s knowledge, in respect of the Relevant Asset Class Financing Operations. 1.3 The Company has made available to IDB Invest all material information and documentation in its possession with respect to the Environmental and Social Requirements. Section 2. E&S Conditions Precedent to First Disbursement. 2.1 [Reserved] Section 3. E&S Conditions Precedent to All Disbursements. 3.1 IDB Invest has received a written certification issued by the Company to IDB Invest in the form of Exhibit A (Form of Company’s Certificate Regarding Environmental and Social Compliance) to this Annex 4; and 3.2 IDB Invest has received, in form and substance satisfactory to IDB Invest, any deliverable set forth in the Environmental and Social Action Plan in Exhibit B required on or prior to the relevant date of the making of a Disbursement. Section 4. E&S Affirmative Covenants. 4.1 Environmental and Social Compliance and Corrective Action. The Company shall comply with the following: (a) send at least one (1) of its employees to attend the next scheduled Environmental Training workshop offered by IDB Invest, or similar course approved by IDB Invest. The Company shall be responsible for all costs associated with attending the Environmental Training workshop; (b) ensure that the Environmental and Social Management System remains in effect;

Annex 4 - 2 (c) designate at least one (1) of its employees who has the relevant capacity to implement and oversee the Environmental and Social Management System and/or serve as an environmental and labor coordinator to conduct reviews of the environmental and social performance of the Relevant Asset Class Financing Operations in compliance with the Environmental and Social Requirements, or to recruit consultants to carry out these reviews; (d) notify IDB Invest within fifteen (15) Business Days if the aforementioned individuals are no longer performing these responsibilities; in this case, the Company shall appoint others to replace these individuals and ensure that these new individuals attend the next scheduled Environmental Training workshop sponsored or approved by IDB Invest; (e) implement the Environmental and Social Action Plan, if applicable; (f) upon the request of IDB Invest: (i) permit IDB Invest or the Environmental and Social Consultant, at the expense of the Company, (A) to perform visits and independent audits of the Company and the Relevant Asset Class Financing Operations (including accessing, subject to applicable confidentiality restrictions, documentation related to the personnel and facilities of the Company and the Relevant Asset Class Financing Operations and visiting the sites of the Company and the Asset Class Sub-Borrowers and inspecting their respective operations, activities and projects) to assess the performance and compliance thereof with the Environmental and Social Provisions and the Environmental and Social Requirements and (B) to identify any adverse impacts, risks or liabilities that have not been adequately mitigated or compensated, all out-of-pocket expenses for which shall be reimbursed in accordance with Section 2.9.2 (Expenses) of the Framework and Policy Agreement; and (ii) within thirty (30) calendar days of such request prepare a Corrective Action Plan, in form and substance satisfactory to IDB Invest, to correct any identified non-compliance or deficiency, and, upon approval by IDB Invest (which will not be unreasonably denied), implement such Corrective Action Plan; and (g) require that the Relevant Asset Class Financing Operations comply with the Environmental and Social Requirements. 4.2 Non-Compliance. If the Company becomes aware that any Asset Class Sub-Borrower has undertaken any operations, activities or projects in connection with any Relevant Asset Class Financing Operations in a manner that is not in accordance with the Environmental and Social Requirements, the Company shall promptly: (a) agree with the relevant Asset Class Sub-Borrower, or require the relevant Asset Class Sub-Borrower to undertake, as appropriate or necessary in the Company’s reasonable judgment, corrective measures to remedy such inconsistency or breach; and

Annex 4 - 3 (b) implement corrective measures as provided in sub-clause (a), within the timeframe agreed upon between the Company and IDB Invest. Section 5. E&S Negative Covenants. 5.1 Environmental and Social. Unless IDB Invest otherwise agrees in writing, the Company shall not and, as applicable, shall cause its Subsidiaries not to make any substantial change or modification to the Environmental and Social Action Plan, if applicable once approved by IDB Invest. 5.2 Changes. Not make any material change or modification to the Environmental and Social Management System, once approved by IDB Invest or implemented, unless IDB Invest otherwise agrees in writing; provided that upon the Company’s written request, IDB Invest shall communicate its acceptance or rejection within fifteen (15) Business Days following the Company’s submission to IDB Invest of a written request therefore, and provision of all information necessary for IDB Invest to reach its decision; it being understood that IDB Invest shall be deemed to have consented to such request of the Company if IDB Invest does not respond within such fifteen (15) Business Day period. 5.3 Indigenous peoples. The Company shall not use the proceeds of the Disbursements to finance Sub-Loans that support activities that adversely affect lands, territories or intellectual property of indigenous communities. 5.4 Category A. Not on-lend to Category A Projects with proceeds from the Disbursements. Section 6. E&S Information Covenants. The Company shall deliver to IDB Invest: (a) prompt notice of (i) any material non-compliance by the Company or, to the best of the Company’s knowledge by the Relevant Asset Class Financing Operations, with any Environmental and Social Requirement; (ii) any environmental, social, health and safety or labor claim (including administrative, regulatory or judicial action, suit, judgment or demand) or material complaint relating to environmental, social, health and safety or labor aspects relating to the Company, or to the best of the Company’s knowledge, the Relevant Asset Class Financing Operations; and (iii) any final report issued by the Company regarding compliance with any of its obligations with respect to the Environmental and Social Requirements. Such notice shall include a description of the event, detailing the extent, magnitude, impact and cause of such event, together with, if applicable, corrective or remedial actions taken or proposed to be taken; and (b) within sixty (60) days from the end of each Financial Year, an Annual Environmental and Social Monitoring Report substantially in the form of Exhibit C to this Annex 4. Section 7. E&S Definitions. The following terms are used in this Annex 4 and throughout the Financing Documents and all exhibits, schedules, plans, reports, and certifications presented and approved thereunder with the following meanings:

Annex 4 - 4 “Annual Environmental and Social Monitoring Report” or “ESMR” means a written report in the form of Exhibit D to this Annex 4 that the Company shall prepare describing how the procedures of the Environmental and Social Management System have been integrated into its transaction approval process and compliance of eligible projects with national and local requirements and the standards and guidelines established under the Sustainability Policy. “Asset Class Sub-Borrower” means a Person that meets the criteria established by the Company and to whom the Company makes any loan or credit investment falling within the same asset class as the Sub- Loans, and regardless of whether or not such loan or credit investment is financed by the Disbursements. “Category A Projects” means any project that could result in potentially significant and diverse, irreversible, or unprecedented environmental and/or social risks and impacts that often extend beyond the boundaries of the actual project site or facilities. In principle, Category A includes projects which have significant impacts on protected or sensitive areas and/or vulnerable peoples. For an indicative list of Category A activities see Exhibit D (Indicative List of Category A Activities). “Corrective Action Plan” means a corrective or mitigation plan, in form and substance acceptable to IDB Invest, which shall include (a) a brief description of the non-compliance, including the extent, magnitude, impact and cause thereof; (b) the proposed actions to correct, and to remedy all damage and adverse consequences caused by, the non-compliance; (c) the assignment of responsibility for implementing such proposed actions; (d) a time schedule for implementing such proposed actions, including the start date, the end date and key milestones; (e) an estimated cost of implementing such proposed actions; (f) the expected results and related indicators; and (g) the actions proposed to prevent similar or related non-compliance from occurring in the future, which, once initiated, will enable the Company to ensure that each Asset Class Sub-Borrower corrects and remediates any damage and adverse impacts resulting from any failure to comply with the Environmental and Social Requirements and meet compliance with any standard or guideline required under the Sustainability Policy, if applicable. “Environmental and Social Action Plan” means an action plan in form and substance satisfactory to IDB Invest substantially in the form of Exhibit B to this Annex 4. “Environmental and Social Consultant” means any Person or Persons appointed from time to time by IDB Invest to act as the environmental, social and health and safety advisor to IDB Invest for purposes hereof. “Environmental and Social Management System” means the Company’s environmental and social management system acceptable to IDB Invest that includes: (a) policies; (b) internal procedures for compliance with the Environmental and Social Requirements by the Company and the Relevant Asset Class Financing Operations; (c) procedures for identifying, evaluating and managing the potential environmental, social, occupational health and safety and labor risks and impacts associated with the Relevant Asset Class Financing Operations in compliance with the Environmental and Social Requirements; (d) organization and assignment of responsibilities for implementation of the Environmental and Social Management System; (e) training; and (f) periodic audits and inspections with respect to the Environmental and Social Requirements as specified in Exhibit C to this Annex 4, as amended or modified from time to time, in compliance with the requirements of this Annex 4 and the terms of the Financing Documents. “Environmental and Social Provisions” means, collectively, all of the provisions of this Annex 4 and any other provision of the Financing Documents relating to the Environmental and Social Requirements and, individually, means any of them.

Annex 4 - 5 “Environmental and Social Requirements” means (a) with respect to the Company, all requirements, conditions, standards, protections, obligations or performance with respect to (i) the Company’s environmental, social, labor, and health and safety policies and procedures; (ii) all environmental and social, labor, and health and safety aspects of Applicable Law in the Company’s Country and any Authorization issued thereunder; (iii) IFC Performance Standard 1 (risk management) and 2 (labor); (iv) the List of Excluded Activities, and (v) the Sustainability Policy; and (b) with respect to the Relevant Asset Class Financing Operations, (i) all environmental and social, labor, and health and safety aspects of Applicable Law in the Company’s Country and any Authorization issued thereunder; (ii) the List of Excluded Activities; and (iii) in the case of High Risk Transactions, the IFC Performance Standards including the avoidance of potential impacts on, and undesired contact with, Indigenous Peoples “in voluntary isolation” or “in initial contact” and the accompanying industry-specific environmental, health, and safety standards. “Environmental Training” means any environmental management training course for financial institutions acceptable to IDB Invest, such as those provided by IDB Invest, or the United Nations Environment Programme for Financial Institutions (UNEP FI). “High Risk Transaction” means a project or long-term (over thirty-six (36) months) corporate finance loan to an Asset Class Sub-Borrower or investee to support a business activity and for which the IFC Performance Standards shall be applied. Such projects may or may not include (a) involuntary resettlement, (b) risk of adverse impacts on Indigenous Peoples or Afro-descendants, (c) significant risks to or impacts on the environment, community health and safety, biodiversity, cultural heritage or (d) significant occupational health and safety risks. “IFC Performance Standards” means the environmental and social policies, safeguards, standards and guidelines of the International Finance Corporation that became effective in January 2012, as amended and in effect as of the date of execution of this Loan Terms Agreement (excluding any amendments and modifications thereto after the date of execution of this Loan Terms Agreement), and which are set forth at http://www.ifc.org/wps/wcm/connect/topics_ext_content/ifc_external_corporate_site/ifc+sustainability/ou r+approach/risk+management/performance+standards/environmental+and+social+performance+standard s+and+guidance+notes. “Relevant Asset Class Financing Operations” means all on-lending operations of any loan or credit investment falling within the same asset class as the Sub-Loans, and regardless of whether or not such loan or credit investment is financed by the Disbursements. “Sustainability Policy” means the IDB Invest Environmental and Social Sustainability Policy available at: https://idbinvest.org/sites/default/files/2020- 05/idb_invest_sustainability_policy_2020_EN.pdf?_ga=2.156033979.160412849.1610385983- 665699792.1593027079

Annex 4 - 6 EXHIBIT A FORM OF COMPANY’S CERTIFICATE REGARDING ENVIRONMENTAL AND SOCIAL COMPLIANCE (See Section [2.1] [3.1] of Annex 2) [Date] Mr./Ms. ______________________ Inter-American Investment Corporation 1350 New York Avenue, NW Washington D.C. 20577 Dear Sirs: Reference is made to the Agreement between the Inter-American Investment Corporation, as lender of the IDB Invest A Loan (IDB Invest), acting on behalf of the Inter-American Development Bank (IDB) and Banco de Galicia y Buenos Aires S.A. (hereinafter the Company), dated [___]. Capitalized terms used but not defined in this certificate have the meanings assigned to them in the Agreement. With respect to the Environmental and Social Requirements of such Agreement: The Company is in compliance with all applicable laws relating to Environmental and Social Requirements having taken all reasonable measures in good faith to achieve such compliance. The Company is in compliance the Environmental and Social Action Plan, if applicable. If not in compliance, the Company is diligently implementing a Corrective Action Plan. Except as specifically set forth herein, to the best of the Company’s knowledge after due inquiry, the Relevant Asset Class Financing Operations are in compliance with all Environmental and Social Requirements, or if not so in compliance, the relevant Asset Class Sub-Borrower is diligently implementing a Corrective Action Plan agreed with the Company. There are no pending or, to the best of the Company’s knowledge, threatened claims with respect to Environmental and Social Requirements related to the Company or, to the best of the Company’s knowledge, the Relevant Asset Class Financing Operations. Unless specifically disclosed herein, there are no existing adverse risks or impacts with respect to Environmental and Social Requirements that have not been disclosed to IDB Invest and adequately mitigated that are known, or should reasonably have been known, to the Company as of the date of issue of this certificate. Sincerely, [Authorized Representative]* * As named in the Companys’s Certificate of Incumbency and Authority. See Exhibit 11 (Form of Company’s Certificate of Incumbency and Authority).

EXHIBIT B

ENVIRONMENTAL AND SOCIAL ACTION PLAN

Item #	Aspect	Actions	Deliverable	Delivery Date
PS 1: Assessment and Management of Environmental and Social Risks and Impacts				
1	Update of the ESMS	Strengthen the initial E&S risk assessment process by incorporating documented guidelines and forms that define the possible outcomes and subsequent actions, including the need for site visits by the E&S team or external consultants.	a) ESMS updated b) Standard Terms of References	Within 6 months after disbursement
2	Climate Risk Management	Develop and implement a procedure for the management of physical climate risks and incorporate it into the ESMS	Approved procedure	Within 12 months after disbursement
3	Natural habitat conversion risk management	Document and implement a procedure for identifying and managing natural habitat conversion risks in agricultural subprojects within the eligible portfolio, using satellite monitoring tools, and integrate it into SARAS	a) Approved procedure b) Evidence of implementation	a) Within 6 months after disbursement b) As part of the ESMR, information on implementation shall be reported starting from the disbursement date
4	Capacity Building	The Company's E&S risk management team shall complete the online course on E&S risk management[1] offered by IDB Invest.	Final course certifications	(i) Within 12 months after disbursement (ii) whenever new staff member is incorporated into the E&S team
5	Review of the first three transactions applying to the IFC Performance Standards	Submit the Environmental and Social Due Diligence ("ESDD") reports and the action plans of the first three eligible financed projects applying the IFC Performance Standards, in order to verify the E&S categorization and the associated E&S action plans.	ESDD reports and Action plans	At the time of the issuance of each ESDD report.

[1] Available at: https://cursos.iadb.org/es/temas/gestion-riesgo-ambiental-y-social/gestion-riesgos-ambientales-sociales-saras-accion

Annex 4 - 7

Annex 4 - 8 Item # Aspect Actions Deliverable Delivery Date 6 Supply Chain Risk Management Applicable only if the Company notifies to IDB Invest its intention to on-lend to Sub-Borrowers involved in solar power projects: Develop and implement a procedure to assess labor risks in the supply chain of solar panels in the eligible portfolio’s solar energy sub-projects Approved procedure One month prior to on-lend to Solar power projects with proceeds from the Disbursements

Annex 4 - 1 EXHIBIT C FORM OF ANNUAL ENVIRONMENTAL AND SOCIAL MONITORING REPORT FINANCIAL INTERMEDIARY CLIENT, FI-2 (MEDIUM RISK) (See Section [7.1] of Annex 4) The ESMR is intended to provide the necessary information required to: (a) assess compliance with the Environmental and Social Action Plan, if applicable; (b) verify the satisfactory implementation and operation of the ESMS by the Company; (c) assess how the ESMS has been applied to the environmental and social performance of the Relevant Asset Class Financing Operations with respect to compliance with the Environmental and Social Requirements, (d) propose any corrective actions, if and to the extent necessary; and (e) facilitate monitoring by IDB Invest and serve as evidence of compliance with the Environmental and Social Requirements. Section 1: Overview General Information Name of Company: Total Assets and Net: Income: Total number of employees: Total number of branches: Reporting Period: From:______________ To: ________________ Other DFI involvement (please list):

Annex 4 - 2

Annex 4 - 1 Section 2: Company Business Segments and sub-loans within the Asset Class Financed Table 2.1 Company's SME and Corporate Segments – Please provide portfolio information Product Line Description Total Exposure outstanding for FY year end (in US$) Number of transactions/ loans Average loan or transaction size (in US$) Long Term: Transactions with tenor greater than thirty six (36) months Corporate on-lending or Project Finance Any lending, leasing or other financial assistance to any corporate or project finance entity SME on-lending Any lending, leasing or other financial assistance to any SME Short Term: Transactions with tenor less than thirty six (36) months Corporate on-lending or Project Finance Any lending, leasing or other financial assistance to any corporate or project finance entity SME on-lending Any lending, leasing or other financial assistance to any SME Table 2.2 Information on Sub-Loans within the Asset Class Financed N° Sub-category per Sustainable Finance Taxonomy Sub-loans information Number of Sub-loans that are complying with the E&S Requirements Total Number Average Size (USD) Average Tenor (Months) In Compliance Non-Compliance 1 2 3 4

Annex 4 - 2 Table 2.3 Asset Class Sub-Loans: (i) E&S Risk Category and (ii) E&S Action Plan E&S risk Category: please refer to list of high, medium, and low risk projects according to the ESMS Sub-Loan by E&S risk Category: please indicate the percentage of sub-loans by E&S risk category E&S Action Plan (“ESAP”): please indicate the number of projects1 with an ESAP and how many are in compliance with it, according to their E&S risk category Percent (%) of Sub- loans Number of sub-loans Number of projects with an ESAP Number of projects complying with ESAP High Risk Projects (Category A) Medium Risk Projects (Category B) Low Risk Projects (Category C) Table 2.4 Please provide the following information regarding the top 10 Corporate/Project Finance exposures associated with the Asset Class financed Company/ Project Name Industry Sector Brief project/operation description Loan Amount (US$) Tenor of Financing (months) E&S Risk Category (A, B or C) E&S action plan (Y/N) Comments on current compliance status and E&S Issues (e.g., claims, non-compliance, action plan, etc.) 1 "Projects" refers to the eligible projects financed through Sub-Loans.

Annex 4 - 1 Section 3: Training and ESMS: Table 3.1 Staff Training Number Number of employees trained on E&S Management in reporting period Total number of employees trained on E&S Management Type of training given (describe): Table 3.2 ESMS Comment Describe progress in the enhancement of your ESMS (either in accordance with the Environmental and Social Action Plan or independently) Comment on any hurdles or delays encountered in delivery of specific Environmental and Social Action Plan items (if applicable) Has senior management/Board signed off on the updated policy/procedures? Please provide the names of the current staff involved in environmental and social analysis/ESMS implementation Please attach a copy of your ESMS and evidence of incorporating IDB Invest’s Exclusion List Table 3.3 Action Plan Update (as applicable) Item # Description Deadline Comment Table 3.4 Environmental and Social Compliance Confirm compliance with all requirements, conditions, standards, protections, obligations or performance with respect to environmental and social matters required by any Applicable Law in the Borrower’s Country, including applicable Authorizations. If no, please provide details. Yes/No

Annex 4 - 2 Confirm compliance with Performance Standard 2: Labor and Working Conditions. If no, please provide details. Yes/No With respect to the FI’s operations, facilities and staff, confirm that there are no existing adverse risks or impacts that have not been adequately mitigated relating to environmental, social, health and safety, or labor aspects; and that there are no pending or threatened claims (including administrative, regulatory or judicial action, suit, judgment or demand) or complaints relating to environmental, social, health and safety or labor aspects. If no, please provide details. Yes/No Confirm that there are no material financial environmental, social, labor or health or safety liabilities in the institution’s trade finance portfolio, or any environmental, social, labor and/or health and safety material claims or complaints associated with your institution’s operations and/or facilities. If no, please provide details. Yes/No Confirm that the Relevant Asset Class Financing Operations comply with all environmental and social, labor, and health and safety aspects of Applicable Law in the Borrower’s Country and any Authorization issued thereunder. If no, please provide details. Yes/No Confirm that none of the proceeds of the Loan have been on-lent to finance any Category A Project. If no, please provide details. Yes/No Confirm that the Relevant Asset Class Financing Operations comply with the Exclusion List. If no, please provide details. Yes/No Confirm that any High Risk Transactions in the Relevant Asset Class Financing Operations comply with the IFC Performance Standards including the avoidance of potential impacts on, and undesired contact with, Indigenous Peoples “in voluntary isolation” or “in initial contact” and the accompanying industry-specific environmental, health, and safety standards. If no, please provide details. Yes/No Section 4: Sign off: Sign off (Environmental Manager, and Senior Management) Environmental Manager (Name and E-mail) Signed and Dated: Senior Manager (Name and E-mail) Approved by : Date:

Annex 4 - 3

Annex 4 - 4 EXHIBIT D INDICATIVE LIST OF CATEGORY A ACTIVITIES (See Section [7.3] of Annex 4) • Large infrastructure (e.g., ports, harbor developments, highways, dams, reservoirs, thermal or hydropower developments, etc.) • Large-scale agro-industries • Large-scale industrial plants • Development of major new industrial estates • Extractive industries: mining, quarrying, major oil and gas developments, pipelines • Large ferrous and non-ferrous metal operations • Developments requiring involuntary resettlement of local communities • Projects to which indigenous or tribal populations have objected due to their negative impacts on such populations • Projects that include the manufacture, transportation, use or disposal of hazardous and/or toxic materials, significant quantities of pesticides and herbicides, or domestic and hazardous waste disposal operations • Industrial-scale activities involving significant conversion or degradation or natural and/or critical habitats and/or activities in legally protected areas • Industrial-scale activities involving illegal production, harvesting, or trade in wood or other forestry products from plantation and natural forests • Industrial-scale activities involving the illegal harvesting of wild fish populations or other aquatic species Notwithstanding the foregoing, activities relating to the manufacturing of technology-related products and services (e.g., computer hardware) are not Category A Activities.

ANNEX 5
NON-CUMULATIVE COMPOUNDED RATE FORMULA

"**Daily Compounded SOFR**" means, for any U.S. Government Securities Business Day "*m*" during an Interest Period, the rate per annum calculated as follows:

$$(CER_m - CER_{m-1}) \times \frac{N}{n_m}$$

For purposes of calculating the rate in the above formula:

"$\mathbf{CER_m}$" is the Compounded Effective Rate for that U.S. Government Securities Business Day "*m*";

"$\mathbf{CER_{m-1}}$" is, in relation to that U.S. Government Securities Business Day "*m*", the Compounded Effective Rate for the immediately preceding U.S. Government Securities Business Day (if any) during such Interest Period;

"$\mathbf{n_m}$" is, the number of calendar days from, and including, that U.S. Government Securities Business Day "*m*" up to, but excluding, the following U.S. Government Securities Business Day;

"**N**" is 360; and

"**Compounded Effective Rate**" is, for any U.S. Government Securities Business Day during an Interest Period (the "**Calculation Business Day**"), the percentage rate per annum calculated as set out below:

$$\left[\prod_{i=1}^{d_o}\left(1 + \frac{n_i \times FlooredSOFR_{i-\,Lookback\,Period}}{N}\right)\right] - 1$$

For purposes of calculating the Compounded Effective Rate:

"**Calculation Period**" means the period from the first U.S. Government Securities Business Day of that Interest Period to, and including, such Calculation Business Day;

"$\mathbf{d_o}$" is the number of U.S. Government Securities Business Days in the Calculation Period;

"**i**" is a series of whole numbers from one (1) to d_o, each representing the relevant U.S. Government Securities Business Day in chronological order in the Calculation Period;

"$\mathbf{Floored\ SOFR_{i\,-\,Lookback\,Period}}$" is, for any U.S. Government Securities Business Day "*i*" during the Calculation Period, the greater of: (a) SOFR for the U.S. Government Securities Business Day (such day, the "**SOFR Determination Day**") which is the number of U.S. Government Securities Business Days in the Lookback Period prior to that U.S. Government Securities Business Day "*i*" as such SOFR is published by the Term SOFR Administrator on the Term SOFR Administrator's website and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, the SOFR in respect of such SOFR Determination Day has not been published on the Term SOFR Administrator's website and a Benchmark Replacement Date with respect to the Daily Compounded SOFR has not occurred, then the SOFR for such SOFR Determination Day will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator's Website; ***provided*** that any SOFR

Annex 5 - 1

Annex 5 - 2 determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Compounded SOFR for no more than three (3) consecutive U.S. Government Securities Business Days "i"; "ni" is, the number of calendar days from, and including, that U.S. Government Securities Business Day "i" up to, but excluding, the following U.S. Government Securities Business Day; and "N" has the same meaning as the term above.

Annex 6 - 1 ANNEX 6 SUSTAINABLE FINANCE TAXONOMY [Attached]

Exhibit 1 - 1 EXHIBIT 1 FORM OF DISBURSEMENT REQUEST (See Section 2.2 (Disbursement Procedure)) [COMPANY’S LETTERHEAD] DISBURSEMENT REQUEST [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division, Investment Operations Department Request for Loan Disbursement No. [__] Loan Terms Agreement No. [__] Ladies and Gentlemen: 1. Reference is made to (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●] , 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), and (ii) the loan terms agreement, dated as of [●], 2025 the (“Loan Terms Agreement”), between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Terms Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Terms Agreement shall apply to this request. 2. The Company irrevocably requests disbursement on [__] (or as soon as practicable thereafter) of the amount of [__] Dollars ($[__]) of the Loan (the “Disbursement”) consisting of a Disbursement of the IDB Invest A Loan in the amount of [__] Dollars ($[__]), [and a Disbursement of the B Loan in the amount of [__] Dollars ($[__])], in accordance with Section 2.2 (Disbursement Procedure) of the Loan Terms Agreement. We hereby authorize IDB Invest to deduct the amount of [__] Dollars ($[__]) from the Disbursement of the IDB Invest A Loan, corresponding to the front end fee as per Section 2.7 (Payment of Fees) of the Loan Terms Agreement and clause (i) of the Fee Letter. The Lenders are requested to pay such amount to the account of the Company indicated below (the “Disbursement Account”):

Exhibit 1 - 2 Intermediary Bank Name (located in [the U.S.] [__]): [__] Intermediary Bank Address: [__] Intermediary Bank ABA Code: [__] Beneficiary Bank Name: [__] Beneficiary Bank SWIFT: [__] Beneficiary Bank's account with the Intermediary Bank (if available): [__] Beneficiary Account Name: [__] Beneficiary Account Number or IBAN: [__] Special Instructions: [i.e. Loan # or for further credit (FFC) ___]] [___ fee in the amount of [__] Dollars ($___) to be withheld by IDB Invest as payment due to IDB Invest under Section [__] of the Loan Terms Agreement.] 3. [The Company requests that Tranche II of the IDB Invest A Loan: (i) bear interest at the [Fixed Rate][Variable Rate] / Reserved.]3 4 The Company certifies that all conditions set forth in Section 4.1 (Conditions Precedent to First Disbursement), [Section 7.7 (Conditions Precedent to First Disbursement of Each B Loan)] and Section 4.2 (Conditions Precedent to All Disbursements) of the Loan Terms Agreement have been or will be satisfied on or before the Disbursement Date, each as specified in Section 4.1, and Section 7.7 and Section 4.2 of the Loan Terms Agreement. 5. The Company certifies that it is in compliance with the Environmental and Social Requirements, or, if not in compliance, that it is diligently implementing a Corrective Action Plan and that, to the best of the Company’s knowledge, each Sub-Borrower and Sub-Loan is in compliance with the Environmental and Social Requirements. Furthermore, the Company certifies that there are no pending or, to the best of the Company’s knowledge, threatened claims with respect to Environmental and Social Requirements related to the Company or, to the best of the Company’s knowledge, any Sub-Borrower or Sub-Loan, and no adverse risks or impacts with respect to Environmental and Social Requirements that are known, or should reasonably have been known, to the Company exist as of the date hereof except as have been disclosed to IDB Invest and adequately mitigated. 6. Without limiting paragraph 3 or 4, the Company certifies that after taking into account the amount of the Disbursement requested hereunder and any other Debt incurred by the Company and any capital contribution made after the date of the latest Financial Statements provided pursuant to Sections 5.3.1 (Audited Annual Financial Statements) and 5.3.2 (Unaudited Quarterly Financial Statements) of the Framework and Policy Agreement, the Company is in compliance with Section 5.1.9 (Financial Covenants) of the Framework and Policy Agreement. Set forth as Annex A hereto are the calculations of the Company substantiating the compliance by the Company with each of the covenants set forth in Section 5.1.9 (Financial Covenants), Section 5.2.8 (Limitation on Guarantees), Section 5.2.9 (Transfer of Assets) and Section 5.2.10 (No Liens) of the Framework and Policy Agreement. 7. Copies of the by-laws (estatutos sociales) of the Company, registered with the Argentine Register of Commerce (Inspección General de Justicia) on June 13, 2025, under number 9843, book 122, 3 Note to Draft: To be included only for Tranche II.

Exhibit 1 - 3 of Corporations (sociedades por acciones)are attached, which constitute all of the organizational documents of the Company and are in full force and effect. 8. The undersigned certifies that the attached copies of the organizational documents are true, correct and complete copies of the respective originals and shall continue to be true, correct and complete as of the date hereof and as of the relevant Disbursement Date. 9. Attached is a copy of the resolutions of the Board of Directors of the Company approving the Specified Transaction, dated [__], the Certificate of the Secretary of the Company certifying that such resolutions were duly adopted on that date, and a copy of the power of attorney granted to Authorized signatories of the Company. 10. The undersigned certifies that above-mentioned resolution and power of attorney are in full force and effect as of the date hereof and the relevant Disbursement Date and that such documents expressly authorize: (a) the execution, delivery and performance of the Financing Documents to which the Company is a party; and (b) a specified Person or Persons to execute such Financing Documents. 11. The Company certifies that the attached copies of the Company’s Board of Directors' resolutions are complete and true copies of the respective originals and that none of such resolutions have been amended nor have their contents been revoked, nor have any proceedings been commenced to amend or revoke such resolutions or their contents. 12. Attached are copies of the documents evidencing the appointment of the current members of the Board of Directors of the Company, its officers and its attorneys-in-fact (if applicable), in each case recorded in the relevant books and duly registered with the commercial registry or any other competent Authority in the Republic of Argentina. 13. The undersigned certifies that above-mentioned documents evidencing such appointments and powers are in full force and effect as of the date hereof and the relevant Disbursement Date. 14. The Company further certifies that the proceeds of the Disbursement will be applied only for the purposes set forth in Section 5.1.1 (Use of Proceeds) of the Loan Terms Agreement, as further specified in Annex B hereto. 15. The above certifications are effective as of the date hereof and shall continue to be effective as of the Disbursement Date for this Disbursement. If any certification is no longer valid as of or prior to such Disbursement Date, the Company will notify IDB Invest immediately and, on demand, repay the Disbursement (or any portion thereof) if the Disbursement is made prior to IDB Invest's receipt of such notice. Yours truly, BANCO DE GALICIA Y BUENOS AIRES S.A.

Exhibit 1 - 4 By: ___________________________________ Authorized Representative4 4 As named in the Company’s Certificate of Incumbency and Authority.

Annex A - 1 ANNEX A TO DISBURSEMENT REQUEST DATED [____] CALCULATION OF RATIOS AS OF [APPLICABLE DATE] [COMPANY TO PROVIDE]

CONFIDENTIAL Loan Terms Agreement No. 15357-01 Annex B - 1 ANNEX B TO DISBURSEMENT REQUEST DATED [____] USE OF PROCEEDS The proceeds of the Disbursement will be used in connection with the Company’s origination of Sub-Loans to Sub-Borrowers, in the Company’s Country, in accordance with Applicable Law and the terms of this Agreement in the Company’s Country. None of the proceeds shall be used for any activity set forth in the List of Excluded Activities.

Exhibit 2 - 1 EXHIBIT 2 FORM OF OPINION OF LOCAL COUNSEL (See Section 4.1.4 (Legal Opinions)) [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Re: Banco de Galicia y Buenos Aires S.A. Ladies and Gentlemen: In connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated in the following documents (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), [ and] (ii) the loan terms agreement, dated as of [●] the (“Loan Terms Agreement”), between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”), (iii) the Fee Letters (as defined in the Loan Terms Agreement), and (iv) the Notes (as defined in the Loan Terms Agreement), we have acted as Argentine legal counsel to the Company. This opinion is delivered to you pursuant to [Section 4.1.4 (Legal Opinions)][Section 4.2.5 (Subsequent Legal Opinions)] of the Loan Terms Agreement. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in Annex 1 (Loan Terms Agreement Definitions) of the Loan Terms Agreement. The documents referred to in numbers (i), (ii) and (iii) below are referred to herein as the “New York Opinion Documents”. The documents referred to in number (iv) below is referred to herein as the "Argentine Opinion Document". I. Documents Reviewed In connection with this opinion, we have examined the following (collectively, the “Opinion Documents”): (i) the Framework and Policy Agreement; (ii) the Loan Terms Agreement; (iii) the Fee Letters; and (iv) the Notes. As to any fact material to our opinion, we have made no independent investigation of any such facts and have relied upon and assume the accuracy of statements of public officials and officers, or other representatives of the Company. In rendering the opinions expressed herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. We express no opinion as to any laws other than the laws of the Republic of Argentina as in effect on the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York, United States of America, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Exhibit 2 - 2 II. Assumptions In giving this opinion, we have made the following assumptions: (i) the due authorization, execution and delivery by IDB Invest of each of the Opinion Documents to which it is a party, and that the performance thereof is within its capacity and power; and (ii) that each of the Opinion Documents to which IDB Invest is a party constitutes the legal, valid, binding and enforceable obligations of IDB Invest, in accordance with its terms under the laws of the State of New York of the United States of America and all other relevant laws, other than the laws of the Republic of Argentina. III. Opinions Rendered Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that: 1. The Company is duly incorporated, organized, validly existing as a corporation (sociedad anónima) and in good standing under the laws of the Republic of Argentina, and has all requisite corporate or other power necessary to own its assets and carry on its business as now being conducted. 2. The Company is a financial institution duly authorized by the Central Bank of the Republic of Argentina as a entidad financiera in accordance with Argentine Law N°21,526 (as amended) to act as such pursuant to the laws of the Republic of Argentina. 3. The chart attached as Schedule A hereto is a true representation of the current corporate structure of the Company, including its Subsidiaries and all other Persons that Control the Company (and its Subsidiaries) as of the date of this opinion. 4. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Opinion Documents to which it is a party, and the execution, delivery and performance by the Company of each of the Opinion Documents have been duly authorized by all necessary corporate action on its part. 5. The Company is subject to civil and commercial law with respect to its obligations under each of the Opinion Documents, and the execution, delivery and performance of each of the Opinion Documents by the Company constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic of Argentina, the Company is not entitled to any immunity on the grounds of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or the service of process in connection therewith, arising under each of the Opinion Documents. 6. The Company is in compliance in all material respects with Applicable Law. 7. We are not aware of any legal or arbitral proceedings, or any proceedings by or before any Authority, now pending or threatened against or affecting the Company or any of its properties that, if adversely determined, could have a material adverse effect on: (a) the financial condition, operations, or business of the Company; (b) the ability of the Company to perform its obligations under each of the Opinion Documents; or (c) the validity or enforceability of each of the Opinion Documents.

Exhibit 2 - 3 8. All Authorizations of or with, any Authority in the Republic of Argentina necessary in connection with the execution, delivery and performance by the Company of each of the Opinion Documents have been obtained and are in full force and effect on the date hereof. No additional Authorizations or formalities are required in order: (a) to enable the Company to duly carry out its obligations under each of the Opinion Documents; and/or (b) to ensure that the obligations of the Company under each of the Opinion Documents are legally binding and enforceable. (c) to make each of the Opinion Documents admissible in evidence in the courts of the Republic of Argentina provided that a translation by a sworn public translator into the Spanish language certified by the Colegio Público de Traductores of any New York Opinion Document in any language other than Spanish is required to bring an action thereon in the courts of the Republic of Argentina and any public document granted in any country other than the Republic of Argentina must be duly legalized before the competent Argentine Consulate and before the Ministry of Foreign Relations of the Republic of Argentina, or if such country is part of the Convention Abolishing the Requirement of Legalization for Foreign Public Documents adopted at The Hague on October 5, 1961, must bear the “Apostille” provided in such Convention7. Each of the Opinion Documents has been duly executed and delivered by the Company and each of the Opinion Documents (other than the New York Opinion Documents) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. 9. The Notes are in a proper legal form under the laws of the Republic of Argentina and Argentine courts have jurisdiction to adjudicate any action relating to the Notes brought against the Company in such courts by IDB Invest. The Notes will entitle the holder thereof to institute a procedure for juicio ejecutivo, as this is regulated by the Argentine Civil Procedure Code for the enforcement thereof subject to limited defenses provided under Applicable Argentine Law. 10. The execution and delivery of each of the Opinion Documents, the consummation of the transactions therein contemplated and the compliance with the terms and provisions thereof do not and will not (a) contravene any Applicable Law, or any Authorization; (b) violate the provisions of the Company's organizational documents, or (c) conflict with, or result in a breach or violation of, or constitute a default under any agreement, instrument, franchise, license or permit to which the Company is a party or (d) result in the creation of (or impose any obligation on the Company to create) any Lien, encumbrance or security interest upon any of the properties or assets of the Company, or (e) conflict with principles of public order of the Republic of Argentina. 11. There are no applicable registration fees, required to be paid in the Republic of Argentina in connection with the execution, delivery or performance of each of the Opinion Documents or otherwise in connection therewith. 12. The Opinion Documents, and the obligations evidenced thereby, constitute and will at all times constitute senior, direct and unconditional unsubordinated obligations of the Company and will at all times rank at least equal in right of payment with all other present and future unsubordinated indebtedness and other obligations of the Company. 13. Argentine Foreign Exchange Regulations are currently in place in Argentina since September 1, 2019. For that reason, all the payments of interest and principal due under the Opinion Documents, as the case may be, may be paid by the Company through the Argentine Foreign Exchange Market; provided that,

Exhibit 2 - 4 the Company complies with (i) the specific conditions and requirements set forth in the Argentine Foreign Exchange Regulations applicable to any foreign financial indebtedness under the Loans –qualifying as such under said regulations–; (ii) the foreign assets and liability informative regimes set forth by Communication “A” 6401 of the Argentine Central Bank, as amended from time to time, and (iii) all the general requirements to access the Argentine Foreign Exchange Market, including, inter alia, the requirements set forth in Section 3.16 of the consolidated text of Foreign Exchange Regulations issued by the Argentine Central Bank, as amended from time to time. 14. The choice of New York law in the New York Opinion Documents which is stated to be governed by such law is legal, valid and binding on the Company. Such choice by the Company will be upheld in each case as a valid choice of governing law in any action before Argentine courts in any action, suit, proceeding or dispute in connection with each of the Opinion Documents. However, if the New York Opinion Documents were stated to be governed by and construed in accordance with the laws of the Republic of Argentina, or if an Argentine court were to apply the laws of the Republic of Argentina to the New York Opinion Documents, the New York Opinion Documents would nevertheless constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. 15. Each of the Opinion Documents is in proper legal form under the laws of the Republic of Argentina for the enforcement thereof against the Company under such law; provided, however, that, in the event any legal proceedings are brought in the courts of the Republic of Argentina, an official Spanish translation of the documents required in such proceedings must be provided and any Opinion Document executed outside of the Republic of Argentina must be authenticated by an Argentine Consul or pursuant to the 1961 Hague Convention on the Legalization of Documents. 16. Service of process effected in the manner set forth in the New York Opinion Documents, assuming its validity under New York law, shall be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over the Company 17. Devonshire Services has been duly appointed as process agent of the Company to receive for and on its behalf service of legal process with respect to any Action arising out of the Opinion Documents under which it has been appointed to act in such capacity, and there are no formalities required by the laws of the Republic of Argentina in connection therewith. However, service of any writs, processes or summaries in connection with actions in the courts of the Republic of Argentina will have to be in compliance with the civil procedure rules of the Republic of Argentina. The opinions set forth above are, however, subject to certain reservations, namely: (a) in case of bankruptcy, concurso de acreedores, intervention, reorganization, moratorium, liquidation or insolvency of the Company, the Opinion Documents' enforceability may be limited, and certain statutorily preferred credits will have preference over any other credits, including secured ones (subject to the provisions of Argentine Law N°21,526, as amended); and (b) in the event that any suit is brought against the Company in the Republic of Argentina, certain court costs and deposits to guarantee judgment may be due. This legal opinion is addressed to you solely for your benefit and the benefit of the Participants, if applicable, (to each of whom a copy of this opinion may be delivered) and it is not to be transferred to anyone else nor is it to be relied upon by anyone else or for any other purpose without our express consent, except that it may be disclosed without such consent to (i) the employees, auditors and professional advisors of the addressee and (ii) any person to whom disclosure is required to be made by law or regulation, or

Exhibit 2 - 5 under the direction of any competent judicial, governmental, supervisory or regulatory body or in connection with any judicial proceedings relating to the Loan Terms Agreement or any other Financing Document; provided that no such person may rely on this opinion for any purpose. Notwithstanding the foregoing, at your request, we hereby consent to reliance hereon by any future assignee of your interest in the Loans under the Loan Terms Agreement and the other Financing Documents pursuant to an assignment that is made in accordance with the express provisions of Section 8.4 (Successors and Assigns) of the Framework and Policy Agreement, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time. Very truly yours,

Exhibit 3 - 1 EXHIBIT 3 FORM OF PROMISSORY NOTE [PAGARÉ] Ciudad Autónoma de Buenos Aires, [_] de [_] de [_] Por US$ [_]1 POR IGUAL VALOR RECIBIDO en efectivo a nuestra entera satisfacción, [_] (el Librador), con domicilio [_], República Argentina, pagaré incondicionalmente, A LA VISTA Y SIN PROTESTO (artículo 50 del decreto-ley 5.965/63), a [INSERT BANK’S DENOMINATION], en sus oficinas situadas en [INSERT BANK’S ADDRESS] a la orden, la suma de US$[INSERT AMOUNT IN NUMBERS] (dólares estadounidenses billete [INSERT AMOUNT IN LETTERS]), el día en que el presente Pagaré fuere presentado para su cobro (la Fecha de Pago). Dicho pago se realizará indefectiblemente en dólares estadounidenses (cláusula de pago efectivo en moneda extranjera, artículo 44, tercer párrafo del decreto- ley 5.965/63 de la República Argentina) a favor de [_] en la cuenta abierta en [_] en [_], Nro. [_] (ABA: [_], SWIFT: [_], Ref. [_]. Se deja ampliado el plazo de presentación de este Pagaré para su pago hasta el día [_] en los términos del artículo 36 del decreto-ley 5.965/63. El capital adeudado bajo el presente Pagaré devengará intereses compensatorios que serán calculados desde la fecha de su libramiento y hasta la fecha de su efectivo pago a una tasa nominal anual igual a [_]2%. En caso de incumplimiento en el pago de los montos adeudados bajo el presente Pagaré en la Fecha de Pago, se incurrirá en mora de pleno derecho, sin necesidad de interpelación previa alguna. A partir de la mora, aquellos montos por concepto de capital e interés vencidos y no pagados devengarán en forma adicional al interés compensatorio, un interés punitorio del [_]% nominal anual hasta la fecha del efectivo pago. Todos los montos adeudados en virtud del presente Pagaré serán pagados libres de, y sin deducciones por, impuestos, contribuciones, tasas, gastos, derechos y/o retenciones, presentes o futuros, de cualquier naturaleza o tipo, sean estos de jurisdicción nacional o provincial de la República Argentina, o tributos cobrados por cualquier autoridad impositiva de la República Argentina o por cualquier otro país o jurisdicción a través de la cual se efectuaren pagos bajo el presente. En caso de ser aplicable algún impuesto, contribución, tasa, cargo, gasto, derecho y/o retención de la índole mencionada, este será pagado exclusivamente por el Librador. Para todos los efectos legales derivados de este Pagaré, el Librador constituye domicilio especial en el lugar indicado en el encabezamiento de este Pagaré, donde serán válidas todas las notificaciones que en el mismo se practiquen y tendrá el carácter de domicilio constituido para todos los efectos judiciales. Toda controversia que se suscite con motivo de este Pagaré, su validez, interpretación, cumplimiento y/o incumplimiento será sometida a los Tribunales Ordinarios de Primera Instancia con competencia en materia comercial de la Ciudad Autónoma de Buenos Aires, con expresa renuncia a cualquier otro fuero o jurisdicción. 1 Amount to be disbursed under the relevant Loan. 2 Fixed rate shall be inserted equivalent to the applicable Variable Rate plus the A Loan Applicable Spread.

Exhibit 3 - 2 Este Pagaré se regirá por, y deberá ser interpretado de acuerdo con, el derecho argentino, especialmente el decreto-ley 5.965/63 de la República Argentina. “Financiamiento IDB Invest-Banco de Galicia y Buenos Aires N°[_], [__]” Librador: BANCO DE GALICIA Y BUENOS AIRES S.A. _______________________________ Nombre: Cargo: [IDENTITY AND CAPACITY OF THE SIGNATORIES SHALL BE CERTIFIED BY AN ARGENTINE NOTARY PUBLIC]

Exhibit 4- 1 EXHIBIT 4 FORM OF B LOAN SUPPLEMENT1 (See Loan Terms Agreement, Section 7.7 (Conditions Precedent to First Disbursement of Each B Loan;)) [IDB INVEST LETTERHEAD] Banco de Galicia y Buenos Aires S.A. [address of Company] B LOAN SUPPLEMENT Ladies and Gentlemen: Reference is made to (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), and (ii) the loan terms agreement, dated as of [__], 2025 the (“Loan Terms Agreement”), between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation, as lender of the IDB Invest A Loan (“IDB Invest”). Capitalized terms used but not defined herein have the meanings provided in the Loan Terms Agreement. The rules of interpretation set forth in Section 1.2 of the Loan Terms Agreement shall apply to this letter agreement (the “B Loan Supplement”). 1. The Participant[s] [has][have] indicated to IDB Invest that [it is][they are] prepared to acquire a [100]% Participation in a B Loan with a principal amount of up to [____] Dollars ($[_____]) if made by IDB Invest to the Company on the following terms: (a) The repayment schedule of this B Loan will be as is provided in the attached Schedule 1, including: (i) First Repayment Date: [______ __, 20__]; and (ii) B Loan Final Maturity Date: [______ __, 20__];2 and (b) The applicable interest rate will be a variable interest rate, for each Interest Period to each Disbursement of this B Loan, determined by IDB Invest as the percentage rate per annum equal to the sum of (x) the Applicable Term SOFR on the Interest Rate Determination Date for that Interest Period or, when applicable, the Market Disruption Base Rate, plus (y) the A Loan Applicable Spread. (c) Each Disbursement of this B Loan shall be made in a whole Dollar amount of at least five million Dollars ($5,000,000) and in whole multiples of one million Dollars ($1,000,000) in excess thereof. 1 Incorporate changes from relevant attachments (e.g., Attachment 4A) as necessary. 2 This should be an Interest Payment Date.

Exhibit 4- 2 (d) Each partial prepayment of this B Loan shall be in a minimum amount equal to five million Dollars ($5,000,000) and, if in excess of such amount, in whole multiples of one million Dollars ($1,000,000) in excess thereof. (e) The Commitment Termination Date of the B Loan shall be three months from the Terms Effective Date or the most recent Renewal Effective Date, as applicable (the “B Loan Commitment Termination Date”). (f) [Insert any other agreed terms.] 2. Except as provided herein, the B Loan shall be subject to all the terms and conditions applicable to the IDB Invest A Loan. For the avoidance of doubt, references to the Loan shall be deem to include, as the context may require, the B Loan. 3. By its signature below, the Company (i) acknowledges and accepts the terms set forth above for purposes of a B Loan to be made by IDB Invest to the Company pursuant to the Loan Terms Agreement, and (ii) agrees to borrow the B Loan on such terms, subject to the terms of the Loan Terms Agreement. 4. [The Company and IDB Invest hereby agree that the B Loan Commitment shall be increased to an aggregate of [____] Dollars ($[___]) to accommodate the principal amount of the B Loan contemplated in this B Loan Supplement.]3 5. The Company and the IDB Invest hereby agree that this B Loan Supplement shall constitute an amendment of the Loan Terms Agreement, modifying the terms thereof as provided herein. Very truly yours, Inter-American Investment Corporation By: Name: Title: Accepted and agreed: Banco de Galicia y Buenos Aires S.A. By:______________________________________ Name:____________________________________ Title:_____________________________________ 3 Delete this section if the B Loan Commitment in the Loan Terms Agreement does not need to be amended.

Schedule 1 - 1 SCHEDULE 1 TO B LOAN SUPPLEMENT REPAYMENT SCHEDULE

Exhibit 5 - 1 EXHIBIT 5 FORM OF FORM OF DISBURSEMENT RECEIPT [COMPANY’S LETTERHEAD] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attention: Portfolio Management Division, Investment Operations Department Ladies and Gentlemen: Loan No. [_____] Disbursement Receipt We, Banco Banco de Galicia y Buenos Aires S.A., hereby acknowledge receipt on the date hereof, of the sum of [___________] disbursed to us under the IDB Invest [A/B Loan] by the Inter-American Investment Corporation (“IDB Invest”) under the loan agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”), and the Inter-American Investment Corporation, as lender of the IDB Invest [A/B] Loans, pursuant to certain offer, dated as of [___], entitled Offer TLA-1/2025, delivered by the Company and accepted by IDB Invest. Yours truly, Banco de Galicia y Buenos Aires S.A.

Exhibit 6 - 1 EXHIBIT 6 FORM OF TRANCHE II COMMITMENT APPROVAL REQUEST (See Section 2.1.3(ii) (Approval of Tranche II)) [COMPANY’S LETTERHEAD] [Date] Inter-American Investment Corporation 1350 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Portfolio Management Division, Investment Operations Department Ladies and Gentlemen: Loan No. [___] Tranche II Commitment Approval Request 1. Reference is made to (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), and (ii) the loan terms agreement, dated as of [●], 2025 the (“Loan Terms Agreement”), between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Terms Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Terms Agreement shall apply to this request. 2. The Company irrevocably requests commitment of Tranche II in an amount of up to [__] Dollars ($[__]), in accordance with Section 2.1.3(ii) (Approval of Tranche II) of the Loan Terms Agreement. The Company accepts and acknowledges that IDB Invest has no obligation to authorize the commitment of Tranche II nor to deliver the Tranche II Commitment Notice nor in any way make Tranche II available to the Company. 3. The Company certifies that after taking into account the amount of the commitment requested hereunder, the Company is in compliance with 5.1.9 (Financial Covenants) of the Framework and Policy Agreement. Set forth as Annex A hereto are the calculations of the Company substantiating the compliance by the Company with each of the covenants set forth in 5.1.9 (Financial Covenants) of the Framework and Policy Agreement. Yours truly, BANCO DE GALICIA Y BUENOS AIRES S.A. By:_______________________ Authorized Representative1 1 As named in the Certificate of Incumbency and Authority of the Company.

Exhibit 6 - 2 ANNEX A TO COMMITMENT REQUEST DATED [____] CALCULATION OF RATIOS [COMPANY TO PROVIDE]

Exhibit 7 - 1 EXHIBIT 7 FORM OF TRANCHE II COMMITMENT NOTICE (See Section 2.1.3(ii) (Approval of Tranche II)) [IDB INVEST’S LETTERHEAD] [Date] [Name of Company] [Address of Company] Attention: [●] Ladies and Gentlemen: Loan No. [__] Tranche II Commitment Notice 1. Reference is made to (i) the framework and policy agreement between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”) dated as of [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Framework and Policy Agreement”), and (ii) the loan terms agreement, dated as of [●], 2025 the (“Loan Terms Agreement”), between Banco de Galicia y Buenos Aires S.A. (the “Company”) and Inter-American Investment Corporation (“IDB Invest”). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Terms Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Terms Agreement shall apply to this request. 2. In accordance with 2.1.3(ii) (Approval of Tranche II) of Loan Terms Agreement, IDB Invest, as Lender hereby notifies the Company that: (i) Tranche II in an aggregate principal amount of up to [__] Dollars ($[__]) has been approved by the IDB Invest; (ii) the Applicable Spread for Tranche II is [__] percent ([__]%) per annum and (iii) upon Company’s acceptance of this Tranche II Commitment Notice, Tranche II will be available for Disbursement on [__] (the “Tranche II Commitment Date”). 3. Attached hereto as Annex A is the repayment schedule for Tranche II. 4. Set forth as Annex B hereto are the fees payable by the Company to IDB Invest with respect to Tranche II. The commitment fee shall begin to accrue [__] ([__]) days after the Tranche II Commitment Date. 5. Following the Disbursement of Tranche II, the Company shall repay Tranche II in Dollars in equal [quarterly/semi-annual] installments of principal on each Interest Payment Date commencing on the First Repayment Date and ending on the A Loan Final Maturity Date, on which date the entire outstanding principal amount of Tranche II shall be due and payable in full]1. 6. All Disbursements of Tranche II shall bear interest at [the Variable Rate (as set forth in Section [•] Variable Rate)) / the Fixed Rate (as set forth in Section 2.8.3 (Tranche II))], pursuant to the procedure set forth in Section 2.2 (Disbursement Procedure). 7. If the Company approves and accepts the terms contained herein, the Company shall indicate its approval and acceptance by signing on the space provided below and delivering this notice fully executed 1 Note to Draft: To be adjusted as needed pursuant to agreed repayment conditions for Tranche II.

Exhibit 7 - 2 to IDB Invest within five (5) days of its receipt of this notice. Subject to the Company’s acceptance, this Tranche II Commitment Notice shall be effective as of the Tranche II Commitment Date written above. Yours truly, INTER-AMERICAN INVESTMENT CORPORATION By: ______________________________ Name: Title: CONSENTED, ACKNOWLEDGED AND AGREED TO BY: BANCO DE GALICIA Y BUENOS AIRES S.A. By: ______________________________ Authorized Representative

Exhibit 7 - 3 ANNEX A TO TRANCHE II COMMITMENT NOTICE [The “First Repayment Date” applicable to Tranche II is [].]

Exhibit 7 - 4 ANNEX B TO TRANCHE II COMMITMENT NOTICE FEES [_______]